                                              Filed Pursuant to Rule 424(b)(5)
                                          Registration Statement No. 033-98822




PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED APRIL 18, 1996)
--------------------------------------------------------------------------------

                                  $63,381,510
                   FIRST SIERRA EQUIPMENT LEASE TRUST 1996-2
               6.29% EQUIPMENT LEASE BACKED CERTIFICATES, CLASS A

                       FIRST SIERRA RECEIVABLES II, INC.
                                   DEPOSITOR

                          FIRST SIERRA FINANCIAL, INC.
                                     SELLER

                          FIRST SIERRA FINANCIAL, INC.
                                    SERVICER
--------------------------------------------------------------------------------

     The Class A Equipment Lease Backed Certificates (the "Class A Certificates") hereby offered by First Sierra Receivables II, Inc. represent the right to receive repayment of the Initial Class A Certificate Principal Balance ($63,381,510) of the Class A Certificates and monthly interest at a rate of 6.29% per annum on the unpaid portion of such principal amount. The rights to receive such payments are based solely upon the interests represented by the Class A Certificates in the First Sierra Equipment Lease Trust 1996-2 (the "Trust" or the "Issuer") formed pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of November 1, 1996, among First Sierra Financial, Inc., as servicer of the receivables (the "Servicer"), First Sierra Receivables II, Inc. (the "Depositor") and Bankers Trust Company, as trustee (the "Trustee" or "Bankers Trust"). The assets of the Trust will consist of certain operating and finance leases received after the close of business on November 1, 1996 (the "Cut-Off Date") (such leases, the "Contracts"), the underlying equipment or other property leased thereby (the "Equipment," together with the Contracts, the "Receivables") and certain other property.

     Principal and interest will be paid to the holders of the Class A Certificates (the "Class A Certificateholders") monthly on the 10th day (or the next succeeding business day thereafter) of each month, commencing on December 10, 1996 (each, a "Payment Date"), as further described herein. Interest will accrue on the Class A Certificates from Payment Date to Payment Date, or with respect to the initial Payment Date, from November 10, 1996. The final payment of principal and interest on the Class A Certificates is expected to be made on the June 10, 2002 Payment Date (the "Expected Final Payment Date") but, in any event, shall be made no later than the November 10, 2004 Payment Date.

     The Class A Certificates will be unconditionally and irrevocably guaranteed as to the payment of scheduled interest and ultimate principal thereon on each payment date pursuant to the terms of a certificate insurance policy (the "Certificate Insurance Policy") to be issued by
                                 [MBIA LOGO]        (cover page continued)

THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, THE SERVICER, ANY SUCCESSOR SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE SECURITIES NOR THE UNDERLYING RECEIVABLES WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR OR THE SERVICER. SEE ALSO "RISK FACTORS" HEREIN AND IN THE PROSPECTUS.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
             PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                              CRIMINAL OFFENSE.

     PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" ON PAGE S-20 HEREOF AND PAGE 16 IN THE PROSPECTUS.


-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
                                                       INITIAL PUBLIC         UNDERWRITING          PROCEEDS TO
                                                     OFFERING PRICE(1)          DISCOUNT             SELLER(2)
-------------------------------------------------------------------------------------------------------------------
Per Class A Equipment Lease Backed Certificate...         99.9825%               0.30%                99.6825%
-------------------------------------------------------------------------------------------------------------------
Total............................................      $63,370,418.24         $190,144.53          $63,180,273.71
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

(1) Plus accrued interest from November 10, 1996.
(2) Before deducting expenses, estimated to be $200,000.
                            ------------------------

     The Class A Certificates are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel, or modify any order without notice. It is expected that delivery of the Class A Certificates will be made in book-entry form through the facilities of The Depository Trust Company on or about November 15, 1996.

                       FIRST UNION CAPITAL MARKETS CORP.
                                November 8, 1996

(cover page continued)

     First Sierra Financial, Inc., a financial services and asset management company (the "Seller" or "First Sierra"), will agree in the Sale and Contribution Agreement, dated as of November 1, 1996, between the Seller and the Depositor (the "Sale and Contribution Agreement"), to use its best efforts to cause the transfer to the Depositor, of additional, qualifying Contracts and a security interest in the related Equipment during the period from and including the Closing Date to but excluding the November 10, 1997 Payment Date, or, if a Required Amortization Event (as defined herein) occurs with respect to a Payment Date prior to the November 10, 1997 Payment Date, such earlier Payment Date (the November 10, 1997 or such earlier Payment Date being the "Initial Amortization Date") (such period being the "Interest-Only Period" and the period following the Initial Amortization Date, the "Amortization Period"). The Pooling and Servicing Agreement will provide that, to the extent such additional qualifying Contracts (the "New Contracts") and security interests in the related Equipment (the "New Equipment") (the New Equipment, New Contracts and other property appurtenant thereto is the "New Transferred Property") are available from First Sierra during the Interest-Only Period, an amount generally equal to all Base Principal Amounts (as defined herein) will be disbursed by the Trust in consideration of the transfer to the Trust of New Transferred Property. Beginning with the Initial Amortization Date, an amount equal to the Base Principal Amount (as defined herein) shall be distributed to the holders of the Certificates as described herein.

     On and after the Initial Amortization Date, the Depositor will have the option on each Payment Date to transfer New Transferred Property to the Trust. Such New Transferred Property shall relate to New Contracts having an Aggregate Discounted Contract Principal Balance (as defined herein) not in excess of the aggregate amount of Prepayments (as defined herein) deposited to the Collection Account (as defined herein) with respect to the prior Collection Period (as defined herein). The Trust shall disburse upon the order of the Depositor, as stated in the Pooling and Servicing Agreement, an amount equal to the Aggregate Discounted Contract Principal Balances (as defined herein) of such New Contracts.

                             ---------------------

     THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE CLASS A CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CLASS A CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

                             ---------------------

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE CLASS A CERTIFICATES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                             ---------------------

                             AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Class A Certificates offered pursuant to this Prospectus Supplement. This Prospectus Supplement and the related Prospectus, which form a part of the Registration Statement, omit certain information contained in such Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement can be inspected and copied at the Public Reference Room at the Commission at 450 Fifth Street, N.W., Washington, D.C. and the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York, 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

                             ---------------------

                         REPORTS TO CERTIFICATEHOLDERS

     Unless and until Definitive Certificates are issued, periodic and annual unaudited reports containing information concerning the Receivables will be prepared by the Servicer and sent on behalf of the Trust only to Cede & Company ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holders of the Certificates (as defined herein). See "Description of the Securities -- Reports to Securityholders" in the accompanying Prospectus (the "Prospectus"). Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Depositor will cause to be filed with the Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder and as are otherwise agreed to by the Commission. Copies of such periodic reports may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                                SUMMARY OF TERMS

                  THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE HEREIN AND IN THE PROSPECTUS. CERTAIN CAPITALIZED TERMS USED HEREIN ARE DEFINED ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT ON THE PAGES INDICATED IN THE "INDEX OF TERMS" OR, TO THE EXTENT NOT DEFINED HEREIN, HAVE THE MEANINGS ASSIGNED TO SUCH TERMS IN THE PROSPECTUS.

ISSUER.........................   First Sierra Equipment Lease Trust 1996-2 (the "Trust" or the "Issuer").

DEPOSITOR......................   First Sierra Receivables II, Inc. (the "Depositor"), a Delaware corporation.
                                  The Depositor will acquire the Receivables pursuant to the Sale and
                                  Contribution Agreement, whereupon the Depositor will then transfer the
                                  Receivables to the Trust.  The principal office of the Depositor is located at 1061 East Indiantown Road, Suite 204, Jupiter, Florida 33477, and its
                                  telephone number is (561)-745-9292. The Depositor is a wholly-owned subsidiary of First Sierra Financial, Inc.  See "The Company" in the
                                  Prospectus.

SELLER.........................   First Sierra Financial, Inc., a Delaware corporation (the "Seller" or "First
                                  Sierra").  The principal office of First Sierra is Texas Commerce Tower, 600
                                  Travis Street, 70th Floor, Houston, Texas 77002, and its telephone number is (713) 221-8822.

SERVICER.......................   First Sierra Financial, Inc. (the "Servicer").  See "The Servicer" herein and in the Prospectus.

TRUSTEE........................   Bankers Trust Company (the "Trustee" or "Bankers Trust Company"), a
                                  New York trust company.  The corporate trust offices of the Trustee are located at Four Albany Street, New York, New York 10006 and its
                                  telephone number is (212) 250-5326.

BACK-UP SERVICER...............   Bankers Trust Company (in such capacity, the "Back-up Servicer").

CUT-OFF DATE...................   With respect to the Initial Contracts, the Cut-Off Date shall be the close of business on November 1, 1996.  With respect to any Additional Contract or Substitute Contract transferred to the Trust, the Cut-Off Date shall be the close of business on the first day of the calendar month in which such transfer occurs (each of such dates a "Cut-Off Date," an "Additional
                                  Contract Cut-Off Date" or a "Substitute Contract Cut-Off Date,"
                                  respectively).

CLOSING DATE...................   The Closing Date shall be on or about November 15, 1996.

COLLECTION PERIODS,
PAYMENT DATES
AND RECORD DATES...............   Collection Periods are the periods from and including the second day of each calendar month to and including the first day of the following calendar month (such first day, the "Calculation Date" and each such period, a "Collection Period").  Payment Dates will be on the 10th day of each month, or the next succeeding Business Day, commencing December

                                  10, 1996 (each, a "Payment Date").  Record Dates are the last calendar day of each Collection Period (each, a "Record Date").

THE TRANSFER
AGREEMENTS.....................   Each Initial Contract acquired by the Servicer has been originated by a lessor (a "Source") and has been acquired by the Servicer through its
                                  Private Label Program.  Each Initial Contract has been acquired by the
                                  Servicer pursuant to an agreement between the Servicer and the related
                                  Source to which the Servicer has acquired all right, title and interest of such Source in and to the related Contract and a security interest in such
                                  Source's right, title and interest in and to the related Equipment (each such agreement, a "Source Agreement").  The Initial Contracts, the Initial
                                  Equipment and the property appurtenant thereto (collectively, the "Initial
                                  Transferred Property") have been assigned by First Sierra to First Sierra
                                  Receivables, Inc. (the "Subsidiary"), a wholly owned subsidiary of First
                                  Sierra.  The Subsidiary has entered into a warehouse financing facility with
                                  First Union National Bank of North Carolina (the "Warehouse Lender"), an
                                  affiliate of First Union Capital Markets Corp.  Prior to their transfer by First
                                  Sierra to the Depositor pursuant to the Sale and Contribution Agreement,
                                  First Sierra and the Subsidiary will enter into a Receivables Transfer
                                  Agreement, dated as of November 1, 1996 (the "Receivables Transfer
                                  Agreement" and together with the Sale and Contribution Agreement, the
                                  "Transfer Agreements"), pursuant to which the Subsidiary will sell, transfer and assign such Initial Contracts, the Initial Equipment and the property appurtenant thereto to First Sierra.  First Sierra will in turn sell, transfer and assign the Initial Transferred Property to the Depositor pursuant to a Sale and Contribution Agreement.  Pursuant to the Pooling and Servicing
                                  Agreement, the Depositor will transfer the Trust Assets (including from time to time the Additional Receivables to the Trust.  The Initial Transferred
                                  Property, together with any Additional Receivables are referred to as the
                                  "Transferred Property."  Concurrently with such transfer the lien of the
                                  Warehouse Lender with respect to such Initial Transferred Property will be released.

THE CLASS A
CERTIFICATES...................   The 6.29% Class A Equipment Lease Backed Certificates (the "Class A
                                  Certificates") in the initial principal amount of $63,381,510 (the "Initial
                                  Class A Certificate Principal Balance") will be issued pursuant to a Pooling and Servicing Agreement to be dated as of November 1, 1996 (the
                                  "Pooling and Servicing Agreement") among the Depositor, the Servicer and the Trustee.  The Initial Class A Certificate Principal Balance to be issued hereunder is equal to approximately 88% (the "Class A Percentage") of the initial Aggregate Discounted Contract Principal Balance of the Contracts.
                                  The Class A Certificates will initially be issued in book-entry form only in minimum denominations of $1,000 and integral multiples thereof. The holder or holders of the Class A Certificates shall be referred to herein as the "Class
                                  A Certificateholders."

                                  The Class A Certificates are available in book-entry form only, through the facilities of DTC.

                                  The Trust will also issue three classes of subordinate certificates, the 7.01%
                                  Class B-1 Lease Backed Certificates (the "Class B-1 Certificates"), the 8.22%
                                  Class B-2 Lease Backed Certificates (the "Class B-2 Certificates," and
                                  collectively with the Class B-1 Certificates, the "Class B Certificates") and
                                  the Trust Certificate (the "Trust Certificate," together with the Class B
                                  Certificates, the "Subordinate Certificates," and collectively with the Class
                                  A Certificates and the Class B Certificates, the "Certificates").  The
                                  Subordinate Certificates are not offered hereby and the Class B Certificates will be privately placed with one or more qualified institutional investors.
                                  The Servicer or an affiliate expects to retain the Trust Certificate.  The holder or holders of the Class B-1 Certificates shall be referred to herein as the "Class B-1 Certificateholders," the holder or holders of the Class B-2
                                  Certificates shall be referred to herein as the "Class B-2 Certificateholders"
                                  (the Class B-1 Certificateholders and the Class B-2 Certificateholders,
                                  together, the "Class B Certificateholders," and with the Class A
                                  Certificateholders, the "Certificateholders") and the holder of the Trust
                                  Certificate shall be referred to herein as the "Holder of the Trust
                                  Certificate."

                                  As described below under "The Trust Assets" and "Flow of Funds," the
                                  Depositor may transfer Additional Transferred Property  to the Trust.  The
                                  Pooling and Servicing Agreement provides that, unless a Required
                                  Amortization Event  occurs prior to the November 10, 1997 Payment Date, all amounts on deposit in the Collection Account following the payment of amounts owing the Servicer, the Back-up Servicer, the Certificate Insurer,
                                  the Trustee and accrued and unpaid interest on the Class A Certificates and the Class B Certificates will be disbursed upon the order of the Depositor, as stated in the Pooling and Servicing Agreement, in consideration of the transfer of Additional Contracts.  As a result the Certificateholders will receive payments of interest only, and no payments of principal, on each
                                  Payment Date prior to the earlier to occur of (a) the November 10, 1997
                                  Payment Date and (b) the date on which a Required Amortization Event has occurred.  See "Description of the Certificates" and "Prepayment and
                                  Yield Considerations" herein.

THE TRUST ASSETS...............   The assets of the Trust (the "Trust Assets") will consist of, initially, a segregated pool of operating leases and direct finance leases (the "Initial
                                  Contracts"), together with all monies received relating thereto on or after the Cut-Off Date, the interest of First Sierra in the equipment or other property leased thereunder and the proceeds thereof (the "Initial
                                  Equipment," together with the Initial Contracts, the "Initial Receivables"), all funds on deposit in the Lockbox Account relating to the Initial
                                  Transferred Property and the Additional Transferred Property and the
                                  Collection Account and certain other property, all as more fully described below (collectively, the "Collateral"). The Collateral will also include a perfected security interest in the Contracts and a security interest in the
                                  Equipment, in each case subject to certain limitations. The Trust Assets also will include the Certificate Insurance Policy, certain of the Sellers' rights under certain insurance policies relating to the Receivables, the purchase option payments, if any, and any amounts deposited from time to time in certain collection and distribution accounts as described herein.

                                  See "The Asset Pools" in the Prospectus. Thereafter, additional operating leases and direct finance leases ("Additional Contracts"), together with all monies received relating thereto on or after the related Cut-Off Date, the interest of First Sierra in equipment or other property leased thereunder
                                  (the "Additional Equipment") and the proceeds thereof (the "Additional
                                  Transferred Property") may be transferred to the Trust and included in the
                                  Trust Assets and the Collateral during the Interest-Only Period as described in the following paragraph and by substitution as described under
                                  "Substitutions and Modifications" below. The "Cut-Off Date" with respect to each transfer of Additional Transferred Property shall be the close of business on the first day of the calendar month in which such transfer occurs. The Initial Contracts together with any Additional Contracts are referred to as the "Contracts," the Initial Equipment together with the
                                  Additional Equipment is referred to as the "Equipment" and the Initial
                                  Receivables together with the Additional Receivables are referred to as the
                                  "Receivables."

                                  On each Payment Date prior to the Initial Amortization Date, an amount generally equal to all Base Principal Amounts will be disbursed by the
                                  Trust in consideration of the transfer of Additional Transferred Property relating to Contracts having an Aggregate Discounted Contract Principal
                                  Balance  on such Payment Date equal generally equal to such Base
                                  Principal Amount.  Beginning with the Initial Amortization Date , an amount generally equal to Base Principal Amount shall be distributed to the holders of the Certificates as described herein.

                                  The "Interest-Only Period" is the period from and including the Closing
                                  Date to but excluding the November 10, 1997 Payment Date or if a
                                  Required Amortization Event occurs with respect to a Payment Date prior to the November 10, 1997 Payment Date, such earlier Payment Date.  The
                                  Payment Date following the end of the Interest-Only Period is referred to as the "Initial Amortization Date."

                                  Pursuant to the Sale and Contribution Agreement, First Sierra will make certain representations and warranties to the Depositor, with respect to, among other things, the Equipment and the Contracts, which representations and warranties will be assigned to the Trustee under the
                                  Pooling and Servicing Agreement.

THE RECEIVABLES................   The Contracts consist or, in the case of the Additional Contracts, will consist, of transactions acquired by First Sierra pursuant to its Private Label
                                  Program.

                                  The Initial Receivables consist of the Initial Contracts and the Initial
                                  Equipment. As of the Cut-Off Date, the Initial Contracts will have an
                                  Aggregate Discounted Contract Principal Balance (calculated at the statistical discount rate of 7.33%) of approximately $72,556,684.38 (the
                                  "Initial Aggregate Discounted Contract Principal Balance").  The statistical information concerning the pool of Receivables set forth herein is based upon information as of the close of business on the Cut-Off Date and a statistical discount rate of 7.33%.  The actual discount rate is 7.10% (the

                                  "Discount Rate") and was calculated using the actual Class A Certificate
                                  Rate of 6.29% (the "Class A Certificate Rate"), the actual Class B-1
                                  Certificate Rate of 7.01% (the "Class B-1 Certificate Rate") and the actual
                                  Class B-2 Certificate Rate of 8.22% (the "Class B-2 Certificate Rate"), as
                                  well as the Servicing Fee Rate, the Back-up Servicing Fee Rate, the rate payable to the Certificate Insurer (the "Premium Rate") pursuant to that certain insurance agreement among the Certificate Insurer, the Trustee, the
                                  Depositor and First Sierra, as Seller and as Servicer (the "Insurance
                                  Agreement"), and the rate payable to the Trustee pursuant to the Pooling and Servicing Agreement, and shall be utilized to calculate the actual discount rate set forth in the Pooling and Servicing Agreement, the actual
                                  Initial Class A Certificate Principal Balance and the actual Initial Aggregate
                                  Discounted Contract Principal Balance of the Initial Contracts.  The Initial
                                  Aggregate Discounted Contract Principal Balance calculated at the
                                  Discount Rate equals $72,024,443.60.  Between the Cut-Off Date and the
                                  Closing Date some amortization of the pool is expected to occur.  In addition, certain Contracts included in the pool as of the Cut-Off Date may be determined not to meet the eligibility requirements for the final pool, and may not be included in the final pool.  While the statistical distribution of the characteristics as of the Closing Date for the final Initial
                                  Receivables pool will vary somewhat from the statistical distribution of such characteristics as of the Cut-Off Date as presented in this Prospectus
                                  Supplement, such variance will not be material.

                                  The "Discounted Contract Principal Balance" with respect to any Contract, at any time of determination, is the sum of (a) the present value of all of the remaining Scheduled Payments becoming due under such Contract after such date of determination, discounted monthly at the Discount Rate in the manner described below and (b) the aggregate amount of all Scheduled Payments (due after the applicable Cut-Off
                                  Date) then due and payable under such Contract which have not been received by the
                                  Servicer (or with respect to the calculation of the Base Principal Amount for which a
                                  Servicer Advance  has been made in accordance with the provisions of the Pooling and
                                  Servicing Agreement); provided, however, that except to the extent expressly provided in the Pooling and Servicing Agreement, the Discounted Contract Principal Balance of any
                                  Defaulted Contract, Early Termination Contract, or Expired Contract or Contract purchased by First Sierra pursuant to the Sale Agreement or the Depositor or the Servicer pursuant to the Pooling and Servicing Agreement shall be equal to zero.

                                  In connection with all calculations required to be made pursuant to the
                                  Pooling and Servicing Agreement, the Sale and Contribution Agreement,
                                  the Receivables Transfer Agreement, the Lockbox Agreement and the
                                  Insurance Agreement (collectively, the "Transaction Documents"), as applicable, with respect to the determination of Discounted Contract
                                  Principal Balances, for any date of determination the Discounted Contract
                                  Principal Balance for each Contract shall be calculated assuming:

                                    (i) all payments are due on the last day of such calculation period which shall be the 30 day period following such date of
                                        determination;
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                                       S-7

                                  (ii) payments are discounted on a monthly basis using a 30 day month and a 360 day year; and

                                  (iii) payments are discounted to the last day of the calculation period in which the date of determination falls.

                                  The "Aggregate Discounted Contract Principal Balance" as determined from time to time is the sum of the Discounted Contract Principal Balances of
                                  all Initial Contracts, Additional Contracts and any Substitute Contracts.

                                  All of the Contracts require the periodic, scheduled payment of rent or other payments on a monthly, quarterly, semi-annual or annual basis, in arrears or in advance.  Such periodic payments are referred to herein as
                                  "Contract Payments."  As of any Determination Date, the total of all remaining Contract Payments on and after the Cut-Off Date scheduled to be paid on a Contract, subject to Servicer Advances and prepayments, are referred to herein as its "Contract Balance."

                                  As of the Cut-Off Date, not more than 5% of the Initial Aggregate
                                  Discounted Contract Principal Balance is comprised of "true leases" and at least 95% is comprised of direct finance leases.  All of the Contracts require that the obligor under any Contract (the "Lessee") assumes all responsibility with respect to the Equipment, including the obligation to pay all costs relating to its operation, maintenance, repair and, with certain exceptions described herein, insurance or self insurance.  All of the
                                  Contracts also contain "hell or high water" provisions, which unconditionally obligate the Lessee to make all Contract Payments without setoff.

                                  The Contracts have been selected by First Sierra from its portfolio of contracts and have the characteristics specified in the Sale and
                                  Contribution Agreement and described herein, and the Contracts eligible to be designated as Additional Contracts or Substitute Contracts will conform to the characteristics specified in the Sale and Contribution
                                  Agreement and herein.

                                  The terms of the Initial Contracts generally range from 7 to 85 months.
                                  The final scheduled payment date on the Initial Contract with the latest maturity is October 20, 2003.  As of the Cut-Off Date, all of the Contracts
                                  had (i) original terms to maturity of 7 months to 85 months, with a weighted average original term to maturity of approximately 52.22 months and (ii) a remaining term to maturity of not less than 2 months and not more than 84 months with a weighted average remaining term to maturity of approximately 46.67 months.

                                  As of the Cut-Off Date, Lessees having billing addresses in the States of
                                  California and Kentucky had Contracts having an Aggregate Discounted
                                  Contract Principal Balance in excess of 10% of the Initial Aggregate
                                  Discounted Contract Principal Balance.

                                  See "The Receivables" herein and in the Prospectus.
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                                       S-8

AFFIRMATIVE
COVENANTS......................   First Sierra will covenant and agree in the Sale and Contribution
                                  Agreement, among other things, during the Interest-Only Period, (a) to remain in the business of originating leases substantially similar to the
                                  Initial Equipment and Initial Contracts, (b) to use its best efforts to originate and purchase such equipment and related leases in a quantity no less than the cumulative amount of the Base Principal Amount for each Collection
                                  Period during the Interest-Only Period, (c) not to sell, or enter into agreements to sell, such equipment or related leases to others in a manner which would materially and adversely affect its ability to perform its obligations under the Sale and Contribution Agreement to make available
                                  Additional Contracts for transfer to the Trust.

FLOW OF FUNDS..................   The Pooling and Servicing Agreement will require that the Servicer establish an account to which the Lessees shall be directed to make payments (the "Lockbox Account").  In addition, the Pooling and Servicing
                                  Agreement will require that the Servicer establish an account to be maintained by the Trustee (the "Collection Account") and that the Servicer deposit to the Collection Account all collections deposited in the Lockbox
                                  Account on an "as collected" basis (other than Advance Payments which will be retained in the Lockbox Account until the last day of the Collection
                                  Period in which such Advance Payment or portion thereof is due in accordance with the provisions of the related Contract unless such
                                  Advance Payment is in respect of a Scheduled Payment owing in the immediately following Collection Period to the extent the Servicer has sent an invoice to the related Lessee for such Scheduled Payment) and all collections received by the Servicer on the Contracts no later than two business days following the Servicer's determination that such amounts relate to the Contracts or the Equipment.

                                  On each Payment Date prior to the Initial Amortization Date, the Trustee will be required to make the following payments from the Available Funds then on deposit in the Collection Account, in the following order of priority (to the extent funds are available therefor):

                                         (i)  to the Servicer, an amount equal to any unreimbursed Servicer
                                     Advances (other than Servicer Advances for the current Collection
                                     Period);

                                        (ii)  to the Servicer, an amount equal to the Servicer Fee then due, together with any accrued and unpaid Servicer Fees from prior
                                     Collection Periods;

                                       (iii)  to the Servicer, any Servicing Charges, if any, deposited in the
                                     Collection Account;

                                        (iv)  to the Back-up Servicer, an amount equal to the Back-up Servicer
                                     Fee then due, together with any accrued and unpaid Back-up Servicer
                                     Fees from prior Collection Periods;
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                                         (v)  to the Certificate Insurer, an amount equal to the Premium
                                     Amount then due, together with any accrued and unpaid Premium
                                     Amounts from prior Collection Periods;

                                        (vi)  to the Trustee, the Trustee Fees then due, together with any
                                     Trustee Fees from prior Collection Periods (the amounts to be distributed pursuant to clause (i) through (vi), the "Trust Operating
                                     Expenses");

                                       (vii)  to the Trustee, the Trustee Expenses then due, together with any
                                     Trustee Expenses from prior Collection Periods, in an amount not to exceed in the aggregate $75,000;

                                      (viii)  to the Class A Certificateholders, the Class A Certificate Interest
                                     and Class A Overdue Interest for the related Collection Period;

                                        (ix)  to the Class B-1 Certificateholders, first in respect of the
                                     Class B-1 Overdue Interest for the related Collection Period and then in respect of the Class B-1 Certificate Interest for the related Collection
                                     Period;

                                         (x)  to the Class B-2 Certificateholders, first in respect of the Class B-2
                                     Overdue Interest for the related Collection Period and then in respect of the Class B-2 Certificate Interest for the related Collection Period;

                                        (xi)  to the Certificate Insurer, the unpaid Reimbursement Amount, if any;

                                       (xii)  to the Trustee, the Trustee Expenses then due, together with any
                                     Trustee Expenses, from prior Collection Periods, in excess of the
                                     $75,000 limitation set forth in clause (vii);

                                      (xiii)  to the Servicer, any other amounts due the Servicer as expressly provided in the Pooling and Servicing Agreement;

                                       (xiv)  to the Depositor, an amount equal to the Base Principal
                                     Amount up to an amount equal to the Aggregate Discounted Contract Principal
                                     Balances of the new Contracts available to be transferred to the Trust and the remainder to the New Transferred Property Funding Account; and

                                        (xv)  to the Holder of the Trust Certificate, any remaining amounts.

                                     On and after the Payment Date which is also the Initial Amortization
                                     Date, the Trustee will be required to make the following payments from the Available Funds then on deposit in the Collection Account, in the following order of priority (to the extent funds are available therefor):

                                         (i)  to the Servicer, an amount equal to any unreimbursed Servicer
                                     Advances (other than Servicer Advances for the current Collection
                                     Period);
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                                        (ii)  to the Servicer, an amount equal to the Servicer Fee  then due, together with any accrued and unpaid Servicer Fees from prior
                                     Collection Periods;

                                       (iii)  to the Servicer, any Servicing Charges, if any, deposited in the
                                     Collection Account;

                                        (iv)  to the Back-up Servicer, an amount equal to the Back-up Servicer
                                     Fee then due, together with any accrued and unpaid Back-up Servicer
                                     Fees from prior Collection Periods;

                                         (v)  to the Certificate Insurer, an amount equal to the Premium
                                     Amount then due, together with any accrued and unpaid Premium
                                     Amounts from prior Collection Periods;

                                        (vi)  to the Trustee, the Trustee Fees then due, together with any
                                     Trustee Fees from prior Collection Periods;

                                       (vii)  to the Trustee, the Trustee Expenses then due, together with any
                                     Trustee Expenses from prior Collection Periods, in an amount not to exceed in the aggregate $75,000;

                                      (viii)  to the Class A Certificateholders, the Class A Certificate Interest
                                     and Class A Overdue Interest for the related Collection Period;

                                        (ix)  to the Class B-1 Certificateholders, the Class B-1 Overdue Interest
                                     and the Class B-1 Certificate Interest for the related Collection Period (to the extent the disbursement of the Class B-1 Certificate Interest will not result in an Available Funds Shortfall );

                                         (x)  to the Class B-2 Certificateholders, the Class B-2 Overdue Interest
                                     and the Class B-2 Certificate Interest for the related Collection Period (to the extent the disbursement of the Class B-2 Certificate Interest will not result in an Available Funds Shortfall);

                                        (xi)  until the Class A Certificate Principal Balance has been reduced to zero, to the Class A Certificateholders, the sum of (a) the Class A
                                     Base Principal Distribution Amount for such Payment Date, and (b) any
                                     Class A Overdue Principal;

                                       (xii)  to the Certificate Insurer, the unpaid Reimbursement Amount , if any;

                                      (xiii)  until the Class B-1 Certificate Principal Balance has been reduced to zero, to the Class B-1 Certificateholders, from the Available
                                     Funds then remaining in the Collection Account, the sum of (a) the
                                     Class B-1 Base Principal Distribution Amount for such Payment Date, and (b) any Class B-1 Overdue Principal; provided, however, that if a
                                     Restricting Event exists on such Payment Date and the Outstanding
                                     Class A Principal Balance on such Payment Date (after giving effect to the payments to the Class A Certificateholders made on such Payment
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                                     Date) exceeds zero, the amount otherwise required to be paid to the
                                     Class B-1 Certificateholders under this clause (xiii), the Class B-2
                                     Certificateholders under clause (xiv) and the Holder of the Trust
                                     Certificate under clause (xviii) shall be paid to the Class A
                                     Certificateholders as an additional reduction of the Outstanding Class
                                     A Principal Balance up to the amount necessary to reduce the
                                     Outstanding Class A Principal Balance to zero;

                                      (xiv)  until the Class B-2 Certificate Principal Balance has been reduced to zero, to the Class B-2 Certificateholders, from the Available
                                     Funds then remaining in the Collection Account, the sum of (a) the
                                     Class B-2 Base Principal Distribution Amount for such Payment Date, and (b) any Class B-2 Overdue Principal; provided, however, that if a
                                     Restricting Event exists on such Payment Date and the Outstanding
                                     Class A Certificate Principal Balance on such Payment Date (after giving effect to the payments to the Class A Certificateholders made on such
                                     Payment Date) exceeds zero, the amount otherwise required to be paid to the Class B-2 Certificateholders under this clause (xiv) shall be paid to the Class A Certificateholders during such time as a Restricting Event is continuing as an additional reduction of the Outstanding Class A
                                     Principal Balance up to the amount necessary to reduce such balance to zero; provided, further that if an Issuer Restricting Event exists on such Payment Date and the Outstanding Class B-1 Certificate Principal
                                     Balance on such Payment Date (after giving effect to the payments to the Class B-1 Certificateholders made on such Payment Date) is greater than zero, then so long as a Restricting Event is not continuing, to the
                                     Class B-1 Certificateholders during such time as an Issuer Restricting
                                     Event is continuing as an additional reduction of the Outstanding Class
                                     B-1 Principal Balance up to the amount necessary to reduce the
                                     Outstanding Class B-1 Principal Balance to zero;

                                         (xv)  to the Trustee, the Trustee Expenses then due, together with any
                                     Trustee Expenses from prior Collection Periods, in excess of the
                                     $75,000 limitation set forth in clause (vii);

                                        (xvi)  to the Servicer, any other amounts due the Servicer as expressly provided in the Pooling and Servicing Agreement;

                                       (xvii)  upon the order of the Depositor, the amount of Prepayments retained in the Lockbox Account with respect to the related Collection
                                     Period may be deposited to the Collection Account and disbursed in consideration of the transfer of New Transferred Property relating to
                                     New Contracts having a cumulative aggregate Discounted Contract
                                     Principal Balance not in excess of $5,000,000 in accordance with the
                                     Pooling and Servicing Agreement; and

                                      (xviii)  to the Holder of the Trust Certificate, any remaining amounts;
                                     provided, however, that except to the extent provided in clause (xiii) if an Issuer Restricting Event exists on such Payment Date and the
                                     Outstanding Class B-1 Principal Balance or Class B-2 Principal Balance
                                     on such Payment Date (after giving effect to the payments to the Class
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                                     B Certificateholders made on such Payment Date) exceeds zero, the amount otherwise required to be paid to the Holder of the Trust
                                     Certificate under this clause (xviii) shall be paid to the Class B
                                     Certificateholders first to the Class B-1 Certificateholders up to the amount necessary to reduce the Outstanding Class B-1 Principal
                                     Balance to zero and thereafter to the Class B-2 Certificateholders up to the amount necessary to reduce the Outstanding Class B-2 Principal
                                     Balance to zero; provided, further, in the event that any disbursement of funds to the Holder of the Trust Certificate would result in the total of (i) the Aggregate Discounted Contract Principal Balance as of the end
                                     of the immediately preceding Collection Period, minus (ii) the Class A
                                     Certificate Principal Balance, minus (iii) the Class B-1 Certificate
                                     Principal Balance and minus (iv) the Class B-2 Certificate Principal
                                     Balance (calculated with respect to clauses (ii), (iii) and (iv) after giving effect to the disbursements to be made on such Payment Date) being less than 3% of the Initial Aggregate Discounted Contract Principal
                                     Balance such amount shall not be disbursed to the Holder of the Trust
                                     Certificate but shall instead be disbursed to the Class A
                                     Certificateholders, the Class B-1 Certificateholders and the Class B-2
                                     Certificateholders as an additional reduction of principal in an amount equal to the product of (x) a fraction, the numerator of which is the
                                     Class A Percentage, the Class B-1 Percentage, or the Class B-2
                                     Percentage, as the case may be, and the denominator of which is the sum of the Class A Percentage, the Class B-1 Percentage and the Class
                                     B-2 Percentage (to the extent such class is outstanding) and (y) the amount that would otherwise be distributable to the Holder of the Trust
                                     Certificate pursuant to this clause (xviii).

                                  See "Description of the Certificates - Flow of Funds" in this Prospectus
                                  Supplement for the definitions of certain defined terms used above.

SUBORDINATION
PROVISIONS.....................   The credit enhancement available for the benefit of the Class A
                                  Certificateholders is provided by the Subordinate Certificates.  In addition, the Class A Certificateholders will have the benefit of the Certificate
                                  Insurance Policy .  See "The Certificate Insurance Policy and the Certificate
                                  Insurer" herein.  The credit enhancement available to the Class B-1
                                  Certificates is provided by the Class B-2 Certificates and the Trust
                                  Certificate.

                                  The cash flow and subordination provisions of the Pooling and Servicing
                                  Agreement provide that Available Funds on each Payment Date will be used to fund payments to the Certificateholders (and to pay the fees and expenses of the Servicer).  Available Funds with respect to a Payment Date generally includes amounts collected during or in respect of the immediately preceding Collection Period with respect to the Contracts and the Equipment including any Prepayments retained in the Lockbox
                                  Account.

                                  On each Payment Date prior to the Initial Amortization Date, with respect to amounts due to the Certificateholders, the Pooling and Servicing
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                                  Agreement first requires that there be paid interest (together with any overdue interest and interest thereon) to the Class A Certificateholders, and, second, interest (together with any overdue interest and interest thereon) to the Class B Certificateholders; provided, however, that the Class
                                  B Certificateholders shall only be entitled to receive current interest on the
                                  Class B Certificates at the Class B-1 Certificate Rate or the Class B-2
                                  Certificate Rate, as applicable, to the extent that the disbursement of such current interest would not result in an Available Funds Shortfall.

                                  On and after the Payment Date which is also the Initial Amortization Date, with respect to amounts due to the Certificateholders, the Pooling and
                                  Servicing Agreement first requires funding of interest payments to the Class
                                  A Certificateholders, second, the funding of interest payments to the Class
                                  B Certificateholders (to the extent that the funding of current interest payments will not result in an Available Funds Shortfall), third, the funding of principal payments to the Class A Certificateholders and fourth, the funding of principal payments to the Class B Certificateholders, as further described herein.

                                  The amount to be allocated as a payment of principal is generally equal to the
                                  Base Principal Amount.  The Base Principal Amount, with respect to any Payment Date, is generally equal to the decrease in the Aggregate Discounted Contract Principal
                                  Balance from the beginning of the prior Collection Period to the end of the prior
                                  Collection Period.  This decrease will generally be an amount equal to the sum of actual principal collections during the Collection Period, Reconveyance Amounts delivered to the Trustee in connection with the removal of Contracts, plus the Discounted
                                  Contract Principal Balance of any Contract which became a Defaulted Contract during such
                                  Collection Period.  A Contract becomes a Defaulted Contract at the earlier of the date on which (i) the Servicer has determined in its sole discretion, in accordance with the
                                  Servicing Standard and its customary servicing procedures that such Contract is not collectible, (ii) all or part of a Scheduled Payment thereunder is more than 160 days delinquent, (iii) the Servicer elected not to make a Servicer Advance or for which the
                                  Servicer has determined that a prior Servicer Advance is not recoverable or (iv) that was repurchased by a Source pursuant to a Source Agreement (a "Defaulted Contract").

                                  On each Payment Date on and after the Payment Date which is also the
                                  Initial Amortization Date, the Class A Percentage of the Base Principal
                                  Amount will be due to the Class A Certificateholders as the "Class A Base
                                  Principal Distribution Amount" until the Class A Certificate Principal
                                  Balance has been reduced to zero.  Approximately 3% (the "Class B-1
                                  Percentage") of the Base Principal Amount will be due to the Class B-1
                                  Certificateholders as the "Class B-1 Base Principal Distribution Amount"
                                  until the Class B-1 Certificate Principal Balance has been reduced to zero and approximately 2.5% (the "Class B-2 Percentage") of the Base Principal
                                  Amount will be due to the Class B-2 Certificateholders as the "Class B-2
                                  Base Principal Distribution Amount" until the Class B-2 Certificate Principal
                                  Balance has been reduced to zero.  The Class A Percentage, the Class B-1
                                  Percentage and the Class B-2 Percentage shall be referred to herein as the
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                                  "Percentage Interest" with respect to the Class A Certificates, the Class B-1
                                  Percentage and the Class B-2 Certificates, respectively.

                                  Since the Available Funds on any Payment Date on and after the Initial
                                  Amortization Date, are applied in the order of priority described above under "Flow of Funds" until such Available Funds are exhausted, the effect of (x) including deemed losses (i.e., the Discounted Contract Principal
                                  Balance of any Defaulted Contract) in the Base Principal Amount and
                                  (y) assigning payment of the Class A Base Principal Distribution Amount a higher priority than either (i) the Class B-1 Base Principal Amount ,
                                  (ii) the Class B-2 Base Principal Amount, or (iii) payments to the Holder of the Trust Certificate is to allocate losses first, to the Holder of the Trust
                                  Certificate, second, to the Class B-2 Certificateholders and third, to the
                                  Class B-1 Class Certificateholders.

                                  Through the operation of the "Class A Overdue Principal," the "Class B-1
                                  Overdue Principal" and "Class B-2 Overdue Principal" provisions, the Class
                                  A Certificateholders, the Class B-1 Certificateholders and Class B-2
                                  Certificateholders are entitled to receive any aggregate, cumulative shortfalls of Class A Base Principal Amounts, the Class B-1 Base Principal
                                  Amounts and Class B-2 Base Principal Amounts  not paid on prior Payment
                                  Dates.

                                  In addition, upon the occurrence of a Restricting Event , amounts otherwise payable to the Class B Certificateholders and the Trust Certificateholders
                                  will be suspended and shall be disbursed to the Class A Certificateholders as a further reduction of the unpaid Class A Certificate Principal Balance.

CERTIFICATE INSURER............   MBIA Insurance Corporation (the "Certificate Insurer").

CERTIFICATE INSURANCE
  POLICY.......................   First Sierra will obtain the Certificate Insurance Policy, which is non-
                                  cancelable, in favor of the Trustee on behalf of the Class A
                                  Certificateholders (the "Certificate Insurance Policy").  Pursuant to the
                                  Certificate Insurance Policy, the Certificate Insurer is required to make available to the Trustee, on each Payment Date, the amount of any insufficiency in Available Funds as of such Payment Date necessary to distribute the Class A Insured Distribution Amount (an "Available Funds
                                  Shortfall").  The Certificate Insurance Policy does not guarantee any specified rate of prepayments.  See "The Certificate Insurance Policy and the Certificate Insurer" herein.

SERVICING......................   The Servicer will be responsible for servicing, managing and administering the Transferred Property and enforcing and making collections on the
                                  Contracts.  The Servicer will be required to exercise the degree of skill and care in performing these functions that it customarily exercises with respect to similar property owned or serviced by the Servicer.  The Servicer will be entitled to receive (a) a monthly fee (the "Servicer Fee") of the product of (i) one-twelfth of 0.50% (the "Servicing Fee Rate") and (ii) the aggregate outstanding Discounted Contract Principal Balance of all Contracts as of
                                  the beginning of the previous Collection Period, payable out of the
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                                  Collection Account, (b) late payment fees and (c) certain other fees paid by the Lessees ("Servicing Charges"), as compensation for acting as Servicer.

                                  Under certain limited circumstances, the Servicer may resign or be removed, in which event either the Trustee or a third party meeting the requirements set forth in the Pooling and Servicing Agreement will be appointed as successor Servicer.  See "Description of the Certificates --
                                  Events of Servicing Termination" herein.

                                  The Servicer will be required to cause amounts collected on the Contracts on behalf of the Trust to be deposited to the Collection Account maintained by the Trustee no later than two business days following the
                                  Servicer's determination that such amounts relate to the Contracts or the
                                  Equipment.  The Servicer will also be required to make advances for delinquent Scheduled Payments and Final Contract Payments, but only to the extent it determines in its sole discretion that such advances will be recoverable in future periods.  See "Description of the Certificates --
                                  Servicer Advances."

BACK-UP SERVICER...............   Pursuant to the Pooling and Servicing Agreement, the Back-up Servicer
                                  agrees to reconcile the monthly Servicer reports.  In addition, following the resignation or removal of the Servicer, the Back-up Servicer shall assume the duties of the Servicer as the Successor Servicer under the
                                  Pooling and Servicing Agreement.  The Back-up Servicer will be required to exercise the degree of skill and care in performing these functions that it customarily exercises with respect to similar property owned or serviced by the Back-up Servicer.  The Back-up Servicer will be entitled to receive
                                  (a) a monthly fee (the "Back-up Servicer Fee") of the product of (i) one-
                                  twelfth of 0.02% (the "Back-up Servicing Fee Rate") and (ii) the aggregate outstanding Discounted Contract Principal Balance of all Contracts as of
                                  the beginning of the previous Collection Period, payable out of the
                                  Collection Account, as compensation for as Back-up Servicer.

SUBSTITUTION AND
MODIFICATIONS..................   The Pooling and Servicing Agreement permits the Depositor, subject to certain requirements, to make substitutions provided that the Aggregate
                                  Discounted Contract Principal Balance of all Contracts substituted does not exceed 10% of the Initial Aggregate Discounted Contract Principal Balance.

ADVANCES.......................   Subject to the limitations described herein, on the third business day prior to any Payment Date, the Servicer will be required to make an advance to the Trustee in an amount sufficient to cover all amounts due and unpaid on any Delinquent Contract (a "Servicer Advance") as of the seventh day immediately preceding such Payment Date (the "Determination Date").

                                  A "Delinquent Contract" will mean, as of any date of determination, any
                                  Contract (other than a Contract which became a Defaulted Contract prior to such Determination Date) with respect to which all or a portion of the
                                  Scheduled Payment was not received when due by the Servicer as of the close of business on the last day of the month in which such payment was due.  With respect to any Delinquent Contract, whenever the Servicer shall
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                                  have determined that it will be unable to recover a Servicer Advance or a portion thereof on such Delinquent Contract, the Servicer will not be required to make such Servicer Advance or portion thereof, but will be required to enforce its remedies (including acceleration) under such
                                  Contract.  Furthermore, if at any time First Sierra Financial, Inc. or an affiliate is no longer the Servicer, no Servicer Advances will be required.
                                  The Pooling and Servicing Agreement shall provide that, in the event that the Servicer determines that any Servicer Advances previously made are not recoverable from the related Lessee or from the liquidation of the underlying Equipment, or any Delinquent Contracts for which the Servicer has made a Servicer Advance in respect thereof become Defaulted
                                  Contracts, the Trustee shall draw on the Collection Account to repay such
                                  Servicer Advances in accordance with the provisions of the Pooling and
                                  Servicing Agreement.

OPTIONAL REMOVAL...............   The holder of the Trust Certificate will have the option, subject to certain conditions set forth in the Pooling and Servicing Agreement, including the deposit of the sum specified in the Pooling and Servicing Agreement and the consent of the Certificate Insurer, to remove all, but not less than all, of the property in the Trust, and thereby cause early retirement of the
                                  Certificates as of any Payment Date following the date on which the sum of the Class A Certificate Principal Balance and the Class B Certificate
                                  Principal Balance  is less than 10% of the sum of the Initial Class A
                                  Certificate Principal Balance, the Class B-1 Certificate Principal Balance
                                  and the Class B-2 Certificate Principal Balance is less than 10% of the sum of the Initial Class A Certificate Principal Balance, the Initial Class B-1
                                  Certificate Principal Balance and the Initial Class B-2 Certificate Principal
                                  Balance.  In the event of such a removal, the entire outstanding Class A
                                  Certificate Principal Balance, the Class B-1 Certificate Principal Balance
                                  and the Class B-2 Certificate Principal Balance, together with accrued interest thereon at the related Certificate Rate, will be required to be paid to the Class A Certificateholders, the Class B-1 Certificateholders and the
                                  Class B- 2 Certificateholders on such Payment Date.


REPURCHASE FOR
CERTAIN BREACHES
OF REPRESENTATIONS
AND WARRANTIES ................   The Depositor under the Pooling and Servicing Agreement and First Sierra under the Sale and Contribution Agreement will be obligated to accept the reconveyance of the Contract and the security interest in the related
                                  Equipment from the Trustee and to deposit the Reconveyance Amount  if the interest of the Trust, in any of the related Equipment, the related
                                  Contract, or the related Contract File is materially adversely affected by a breach of a representation or warranty made by such party with respect to such Contract and if such breach has not been cured within thirty days of discovery of such breach.
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CERTAIN LEGAL
ASPECTS OF THE
CONTRACTS......................   The Depositor will warrant that the transfer to the Trust of the Transferred
                                  Property is either a valid transfer and assignment of the Transferred
                                  Property or the grant of a security interest in the Transferred Property.  The
                                  Depositor will warrant that if the transfer to the Trust is deemed to be a grant to the Trust of a security interest in the Transferred Property, then the
                                  Trust will have a first priority perfected security interest therein, except for the Equipment and certain liens which have priority over previously perfected security interests by operation of law, and, with certain exceptions, in the proceeds thereof.  The Servicer will be required to take such action as is required to perfect the Trust's interest in the Transferred
                                  Property except as discussed below with respect to the Equipment.  If the
                                  Subsidiary, the Depositor, the Servicer or the Trustee, while in possession of an item of Transferred Property, sells or pledges and delivers such
                                  Transferred Property to another party, in violation of the Pooling and
                                  Servicing Agreement, there is a risk that the purchaser could acquire an interest in such an item of Transferred Property having priority over the
                                  Trust's interest.

                                  First Sierra and the Depositor will file financing statements in accordance with the Uniform Commercial Code as in effect in the applicable jurisdiction (the "UCC") evidencing the interest of the Trust in the Trust
                                  Assets as follows:  (i) a UCC-1 financing statement with respect to the assignment of all Contracts to the Trust pursuant to the Pooling and
                                  Servicing Agreement and (ii) with respect to each Contract which is a finance lease for which First Sierra has filed a UCC-1 with respect to the related Equipment, UCC-3 financing statement assigning First Sierra's lien on the related Equipment to the Trustee on behalf of the Trust.  Subject to certain limitations in the Pooling and Servicing Agreement, First Sierra has
                                  represented that it has filed UCC-1 financing statements with respect to
                                  Contracts as to which the related Equipment
                                  had an original cost of $75,000 or more.

                                  Except as described in the immediately preceding sentence, because of the administrative burden and expense that would be entailed in so doing, none of First Sierra, the Depositor nor the Servicer has filed or will be required to file UCC financing statements in favor of the Trustee identifying the Equipment as collateral pledged to the Trustee on behalf of the Trust.
                                  In the absence of such filings any security interest in the related Equipment will not be perfected in favor of the Trustee and the Trustee shall have no liability with respect to such lack of perfection.  Upon request, the Servicer will be required to make such filings with respect to Defaulted Contracts.


TAX STATUS.....................   Tax Counsel is of the opinion that under existing law the Class A
                                  Certificates will be characterized as indebtedness for federal income tax purposes.  Under the Pooling and Servicing Agreement, the Depositor, the
                                  Servicer, the Certificateholders and other parties will agree to treat the
                                  Class A Certificates as debt for all income tax purposes.  See "Certain
                                  Federal Income Tax Consequences" in the Prospectus Supplement for

                                  additional information concerning the application of federal income tax laws.

RATING OF THE
CLASS A CERTIFICATES...........   It is a condition to the issuance of the Class A Certificates that they be rated at least "AAA" by Standard & Poor's Ratings Services, a division of The
                                  McGraw-Hill Companies ("S&P") and "Aaa" by Moody's Investors Service ("Moody's")
                                  (each, a "Rating Agency").

ERISA
CONSIDERATIONS.................   The Class A Certificates are not eligible for purchase by entities using the assets of employee benefit plans that are subject to the Employee
                                  Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as
                                  amended.  See "ERISA Considerations" herein and in the Prospectus.

RISK FACTORS...................   For a discussion of certain factors that should be considered by prospective
                                  Investors in the Class A Certificates, see "Risk Factors" herein and in the
                                  Prospectus.

LEGAL MATTERS..................   Certain legal matters relating to the Certificates will be passed upon for the
                                  Subsidiary, the Servicer and the Underwriter by Dewey Ballantine, New
                                  York, New York.  Certain Federal income tax matters will be passed upon for the Issuer by Dewey Ballantine, New York, New York.  Certain legal matters relating to the Certificate Insurer will be passed upon for the
                                  Certificate Insurer by Kutak Rock, Omaha, Nebraska.

                                  RISK FACTORS

                In addition to the Risk Factors discussed in the Prospectus, prospective Class A Certificateholders should consider, among other things, the following additional factors in connection with the purchase of the Class A
Certificates:

                RISK OF DOWNGRADE OF INITIAL RATINGS ASSIGNED TO CERTIFICATES. It is a condition to the issuance of the Class A Certificates that they be rated "AAA" by S&P and "Aaa" by Moody's. A rating is not a recommendation to purchase, hold or sell Class A Certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The rating of the Class A Certificates addresses the likelihood of the timely payment of interest on and the ultimate repayment of principal of the Class A Certificates pursuant to their terms. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by the Rating Agency if in its judgment circumstances in the future so warrant. The rating of the Class A Certificates is based primarily on the Rating Agency's analysis of the Contracts and the Equipment, overcollateralization and the subordination provided by the Class B Certificates and the Trust Certificate and the Certificate Insurance Policy.


                                 THE RECEIVABLES

THE EQUIPMENT

                The Equipment subject to the Contracts consists of small to medium sized equipment used in a wide variety of business consistent with small ticket equipment leasing. The equipment and other property underlying the Contracts may include, but is not limited to, the following: equipment utilized in the offices and clinics of dentists, medical doctors, chiropractors and other professional service providers, equipment utilized in the offices and clinics of veterinarians, restaurant equipment, point of sale equipment, delivery and business use vehicles, computer equipment, copier and facsimile equipment, telecommunications equipment, automobile servicing equipment and other similar general use equipment in the service sector.

THE CONTRACTS

                The Contracts consist or, in the case of the Additional Contracts, will consist of small ticket leases and security interests in the related equipment or other property acquired by First Sierra from small independent leasing companies on an on-going basis (the "Private Label Program"). See "The Receivables" in the Prospectus.

                The Initial Receivables consist of the Initial Contracts and the Initial Equipment. As of the Cut-Off Date, the Initial Contracts will have an Aggregate Discounted Contract Principal Balance (calculated at the statistical discount rate of 7.33%) of approximately $72,556,684.38 (the "Initial Aggregate Discounted Contract Principal Balance"). The statistical information concerning the pool of Receivables set forth herein is based upon information as of the opening of business on the Cut-Off Date and a statistical discount rate of 7.33%. The actual discount rate of 7.10% (the "Discount Rate") is calculated using the actual Class A Certificate Rate of 6.29%, the actual Class B-1 Certificate Rate of 7.01% and the actual Class B-2 Certificate Rate of 8.22% and shall be used to calculate the actual Initial Class A Certificate Principal Balance and the actual Initial Aggregate Discounted Contract Principal Balance of the Initial Contracts. The Aggregate Discounted Contract Principal Balance of the Initial Contracts as of the Cut-Off Date calculated using the Discount Rate is $72,024,443.60. Between the Cut-Off Date and the Closing Date some amortization of the pool is expected to occur. In addition, certain Contracts included in the pool as of the Cut-Off Date may be determined not to meet the eligibility requirements for the final pool, and may not be included in the final pool. While the statistical distribution of the characteristics as of the Closing Date for the final Initial Receivables pool and calculated at the Discount Rate will vary somewhat from the statistical distribution of such characteristics as of the Cut-Off Date and calculated at the statistical Discount Rate as presented in this Prospectus Supplement, such variance will not be material.

                The "Discounted Contract Principal Balance" with respect to any Contract, at any time of determination, is the sum of (a) the present value of all of the remaining Scheduled Payments becoming due under such Contract after such date of determination, discounted monthly at the Discount Rate in the manner described below and (b) the aggregate amount of all Scheduled Payments (due after the applicable Cut-Off Date) then due and payable under such Contract which have not been received by the Servicer (or with respect to the calculation of the Base Principal Amount for which a Servicer Advance has been made in accordance with the provisions of the Pooling and Servicing Agreement); provided, however, that except to the extent expressly provided in the Pooling and Servicing Agreement, the Discounted Contract Principal Balance of any Defaulted Contract, Early Termination Contract, or Expired Contract or Contract purchased by First Sierra pursuant to the Sale Agreement or the Depositor or the Servicer pursuant to the Pooling and Servicing Agreement shall be equal to zero.

                In connection with all calculations required to be made pursuant to the Transaction Documents with respect to the determination of Discounted Contract Principal Balances, for any date of determination the Discounted Contract Principal Balance for each Contract shall be calculated assuming:

                (i) all payments are due on the last day of such calculation period which shall be the thirty day period preceding such date of determination;

                (ii) payments are discounted on a monthly basis using a 30 day month and a 360 day year; and

                (iii) payments are discounted to the last day of the calculation period in which the date of determination falls.

                The "Aggregate Discounted Contract Principal Balance" as determined from time to time is the sum of the Discounted Contract Principal Balances of all Initial Contracts, Additional Contracts and any Substitute Contracts.

                All of the Contracts require the periodic, scheduled payment of rent or other payments on a monthly, quarterly, semi-annual or annual basis, in arrears or in advance. Such periodic payments are referred to herein as "Contract Payments." As of any Determination Date, the total of all remaining Contract Payments on and after the Cut-Off Date scheduled to be paid on a Contract, subject to Servicer Advances and prepayments, are referred to herein as its "Contract Balance."

                The Contracts have been selected by the Seller from its portfolio of contracts and have the characteristics specified in the Sale and Contribution Agreement and described herein, and the Contracts eligible to be designated as Additional Contracts or Substitute Contracts will conform to the characteristics specified in the Sale and Contribution Agreement and herein.

                As of the Cut-Off Date, the Initial Contracts had remaining terms to maturity of 2 to 84 months. The final scheduled payment date on the Initial Contract with the latest maturity is October 20, 2003. As of the Cut-Off Date, all of the Contracts had (i) original terms to maturity of 7 months to 85 months, with a weighted average original term to maturity of approximately 52.22 months; and (ii) a remaining term to maturity of not less than 2 months and not more than 84 months, with a weighted average remaining term to maturity of approximately 46.67 months.

                References herein to percentages of Lessees refer in each case to the percentage of the Aggregate Discounted Contract Principal Balance of the Initial Contracts as of the Cut-Off Date.

                As of the Cut-Off Date, the Discounted Contract Principal Balances of the Initial Contracts range from $95.40 to $318,660.91. No more than 1.15% of the Initial Aggregate Discounted Contract Principal Balance is attributable to any one Lessee (including affiliates of such Lessee), and the average Discounted Contract Principal Balance is approximately $17,602.30.

                Under the Pooling and Servicing Agreement, the Servicer is permitted to allow prepayment in an amount not less than the Prepayment Amount. In addition, in the event that a Lessee requests an upgrade or trade-in of Equipment, the Servicer may remove such Equipment and related Contract from the Trust Assets, but only upon payment of an amount equal to the sum of (i) the Discounted Contract Principal Balance as of the first day of the Collection Period preceding such removal, (ii) one month's interest thereon at the Discount Rate, and (iii) any Scheduled Payments due and outstanding under such Contract that have not been paid by the Lessee (collectively the "Reconveyance Amount").

                See "The Receivables" in the Prospectus.

SUBSTITUTIONS AND MODIFICATIONS

                Pursuant to the Pooling and Servicing Agreement, the Depositor, with the consent of the Certificate Insurer and upon notice from the Servicer, may substitute one or more Contracts and the related Equipment for and replace Contracts and the related Equipment that (i) becomes a Defaulted Contract, a Prepayment or an Early Termination Contract or (ii) are required to be repurchased by the Depositor pursuant to the Pooling and Servicing Agreement.

                Each Substitute Contract shall be a Contract, which satisfies certain representations and warranties set forth in the Pooling and Servicing Agreement (a "Substitute Contract") as of the related Substitute Contract Cut-Off Date. In addition, a substitution will not be permitted if:

                (i) on a cumulative basis from the Cut-Off Date, the sum of the Discounted Contract Principal Balance (as of the related Substitute Contract Cut-Off Date) of Contracts substituted for Contracts would exceed ten percent (10%) of the Aggregate Discounted Contract Principal Balance of the Contracts as of the Cut-Off Date;

                (ii) on a cumulative basis, the sum of the Discounted Contract Principal Balances (as of the related Substitute Contract Cut-Off Dates) of Contracts substituted for Defaulted Contracts would exceed five percent (5%) of the Aggregate Discounted Contract Principal Balance of the Contracts as of the Cut-Off Date;

                (iii) as of the related Substitute Contract Cut-Off Date, the Substitute Contracts and the related Equipment have a Discounted Contract Principal Balance that is less than the Discounted Contract Principal Balance of the Contracts being replaced;

                (iv) on the related Conveyance Date, the sum of the Scheduled Payments on all Contracts (including any Substitute Contracts) then subject to the Agreement due in any Collection Period prior to the October 2003 Collection Period would be less than the Scheduled Payments due on all Contracts prior to such substitution for such Collection Period (a "Payment Deficiency"), or increase the amount of such a Payment Deficiency;

                (v) as of the related Conveyance Date, a Restricting Event has occurred and is continuing; or

                (vi) the addition of such Contract would result in the Aggregate Discounted Contract Principal Balance of all Contracts with the same Lessee exceeding 1.2% of the Aggregate Discounted Contract Principal Balance of all Contracts.

                Pursuant to the Pooling and Servicing Agreement, the Servicer will manage, administer, service and make collections on the Contracts, in accordance with the terms of the Pooling and Servicing Agreement, the Contracts, the Servicer's current credit and collection policies and applicable law and, to the extent consistent with such terms, in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers leases of similar credit quality for itself or others, if any, giving due consideration to customary and usual standards of practice of prudent institutional small ticket equipment finance lease servicers and, in each case, taking into account its other obligations under the Pooling and Servicing Agreement (collectively, the "Servicing Standard"). The Servicer shall use commercially reasonable best efforts consistent with the Servicing Standard and its customary servicing procedures, to repossess or otherwise comparably convert the ownership of any Equipment that it has reasonably determined should be repossessed or otherwise converted following a default under the Contract remarket, either through sale or release, the Equipment upon the expiration of the term of the related Contract and act as sales and processing agent for Equipment which it repossesses. The Servicer shall follow such practices and procedures as are consistent with the Servicing Standard and as it shall deem necessary or advisable and as shall be customary and usual in its servicing of equipment leases and other actions by the Servicer in order to realize upon such a Contract, which may include reasonable efforts to enforce any recourse obligations of Lessees and repossessing and selling the Equipment at public or private sale. The foregoing is subject to the provision that, in any case in which the Equipment shall have suffered damage, the Servicer shall not be required to expend funds in connection with any repair or towards the repossession of such Equipment unless it shall determine in its discretion that such repair and/or repossession will increase the proceeds and recoveries on such Equipment by an amount greater than the amount of such expenses.

                Following is certain statistical information relating to the Receivables Pool, calculated as of the Cut-Off Date and assuming a statistical Discount Rate of 7.33%. Certain columns may not total 100% due to rounding.

     DISTRIBUTION OF THE CONTRACTS BY DISCOUNTED CONTRACT PRINCIPAL BALANCES


                                                                                         Percentage of
                                                                 Initial Aggregate     Initial Aggregate
           Discounted Contract                      Number of   Discounted Contract   Discounted Contract
            Principal Balance                       Contracts    Principal Balance     Principal Balance
            -----------------                       ---------    -----------------     -----------------
Greater                      Less Than
  Than                      or Equal to
--------                     ----------
$      1                     $   10,000               2,341          $ 7,813,653            10.77%
$ 10,000                     $   20,000                 711           10,422,932            14.37
$ 20,000                     $   30,000                 402            9,855,568            13.58
$ 30,000                     $   40,000                 233            8,037,930            11.08
$ 40,000                     $   50,000                 109            4,919,679             6.78
$ 50,000                     $   60,000                  90            4,874,868             6.72
$ 60,000                     $   70,000                  39            2,499,133             3.44
$ 70,000                     $   80,000                  29            2,152,725             2.97
$ 80,000                     $   90,000                  23            1,934,646             2.67
$ 90,000                     $  100,000                  17            1,597,599             2.20
$100,000                     $  110,000                  36            3,807,735             5.25
$110,000                     $  120,000                  13            1,473,059             2.03
$120,000                     $  130,000                  13            1,616,739             2.23
$130,000                     $  140,000                  12            1,637,378             2.26
$140,000                     $  150,000                   8            1,163,446             1.60
$150,000                     $  160,000                   7            1,076,395             1.48
$160,000                     $  170,000                   7            1,151,617             1.59
$170,000                     $  180,000                  11            1,906,816             2.63
$180,000                     $  190,000                   7            1,287,335             1.77
$190,000                     $  200,000                   3              585,385             0.81
$200,000                     $  250,000                   6            1,327,288             1.83
$250,000                     $1,000,000                   5            1,414,759             1.95
-------------------------------------------------------------------------------------------------
                Total..................               4,122          $72,556,684           100.00%
=================================================================================================

        DISTRIBUTION OF THE CONTRACTS BY DEFINED LESSEE INDUSTRY (TOP 20)


                                                         Initial Aggregate Percentage of Initial
                                              Number        Discounted           Aggregate
                                                of           Contract         Discounted Contract
              Industry Type                 Contracts    Principal Balance    Principal Balance
              -------------                 ---------    -----------------    -----------------
Offices and Clinics of Dentists                223         $14,740,927             20.32%
Offices and Clinics of Medical Doctors         197           7,820,104             10.78
Eating Places                                  205           3,807,935              5.25
Offices and Clinics of Chiropractors            98           3,246,930              4.48
Veterinary Services                             44           2,654,803              3.66
Business Services, NEC                         216           2,611,662              3.60
New and Used Car Dealers                        94           1,815,146              2.50
Commercial Printing, Lithographic               22             890,712              1.23
Womens, Juniors and Misses Dresses              13             834,418              1.15
Automotive Dealers, NEC                         53             779,646              1.07
Offices and Clinics of Optometrists             18             607,907              0.84
Eating and Drinking Places                      70             579,240              0.80
Automotive Repair Shops                         83             573,201              0.79
Gasoline Service Stations                       40             545,949              0.75
Miscellaneous Business Services                 36             470,933              0.65
Commercial Printing                             24             405,694              0.56
Drinking Places                                 42             397,191              0.55
Computer Programming Services                   17             353,467              0.49
Drug Stores and Proprietary Stores              30             333,701              0.46
Miscellaneous Food Stores                       31             309,963              0.43
----------------------------------------------------------------------------------------
         Total (Top 20 Defined Industries)...1,556         $43,779,534             60.34%
----------------------------------------------------------------------------------------
         All Others..........................2,566         $28,777,150             39.66%
----------------------------------------------------------------------------------------
         Total...............................4,122         $72,556,684            100.00%
========================================================================================

                         DISTRIBUTION BY LESSEE (TOP 20)


                                                                                                Percentage of Initial
                                                                      Initial Aggregate          Aggregate Discounted
                                                      Number of      Discounted Contract               Contract
                    Lessees                           Contracts        Principal Balance           Principal Balance
                    -------                          ----------       ------------------         ------------------
The Donna Karan Company & Affiliates                     13           $     834,418                       1.15%
Rescare Home Health, Inc.                               167                 526,342                       0.73
Florida Restaurant Group, Inc.                            1                 318,661                       0.44
Meadows Dental Assoc.                                     1                 305,288                       0.42
Morris County Cardiology                                  2                 291,208                       0.40
Papa Johns/Rohoho                                         8                 284,309                       0.39
Georgia/Florida Children Today                           34                 280,285                       0.39
Robert S. Watine, M.D.P.A.                                1                 275,041                       0.38
Baughman Group Ltd., The                                  7                 273,544                       0.38
Papa Johns/Three S Development                            7                 262,309                       0.36
Contractors' Warehouse                                    1                 261,525                       0.36
Fariborz Matian, D.D.S.                                   1                 254,244                       0.35
Nagaoka Int'l Corp & Nagaoka USA Corp.                    1                 247,586                       0.34
Health Care Associates, P.A.                              1                 244,731                       0.34
Papa Johns/Performance Pizza                              8                 244,728                       0.34
Ross D. Rodig, D.D.S.                                     1                 224,390                       0.31
Glenn R. Edwards, Inc.                                    2                 212,866                       0.29
Daniel E. Jones, D.V.M.                                   2                 206,225                       0.28
John D. Meola, Jr., D.D.S. and                            1                 205,492                       0.28
Lanier Professional Services, Inc.                        1                 204,799                       0.28
--------------------------------------------------------------------------------------------------------------
         Total (Top 20 Lessees)................         260           $   5,957,992                       8.21%
--------------------------------------------------------------------------------------------------------------
         All Others............................       3,862           $  66,598,692                      91.79%
--------------------------------------------------------------------------------------------------------------
         Total.................................       4,122           $  72,556,684                     100.00%
==============================================================================================================

             DISTRIBUTION OF THE CONTRACTS BY LESSEE BILLING ADDRESS


                                                                    Initial Aggregate               Percentage of Initial
                                               Number of           Discounted Contract              Aggregate Discounted
               State                           Contracts            Principal Balance            Principal Contract Balance
               -----                           ---------            -----------------            --------------------------
California                                        494                 $ 13,879,163                          19.13%
Kentucky                                          849                    8,549,361                          11.78
Florida                                           280                    5,806,821                           8.00
New York                                          397                    5,277,401                           7.27
New Jersey                                        210                    5,135,094                           7.08
Texas                                             319                    4,400,324                           6.06
North Carolina                                    118                    2,446,101                           3.37
Virginia                                           96                    2,359,393                           3.25
Massachusetts                                     104                    1,981,520                           2.73
Illinois                                          101                    1,963,044                           2.71
Ohio                                              104                    1,892,952                           2.61
Georgia                                           101                    1,874,077                           2.58
Arizona                                            45                    1,472,153                           2.03
Pennsylvania                                       77                    1,269,341                           1.75
Michigan                                          123                    1,090,380                           1.50
Maryland                                          109                    1,084,512                           1.49
Connecticut                                        79                    1,050,492                           1.45
Missouri                                           62                    1,031,830                           1.42
Indiana                                            73                    1,020,149                           1.41
Tennessee                                          32                      982,610                           1.35
-----------------------------------------------------------------------------------------------------------------
       Total (Top 20 States).......             3,773                 $ 64,566,718                          88.99%
-----------------------------------------------------------------------------------------------------------------
       All Others*.................               349                 $  7,989,966                          11.01%
-----------------------------------------------------------------------------------------------------------------
       Total.......................             4,122                 $ 72,556,684                         100.00%
=================================================================================================================

* No other state accounts for more than 1.19% of the Initial Aggregate Discounted Contract Principal Balance.

           DISTRIBUTION OF THE CONTRACTS BY REMAINING TERM TO MATURITY


---------------------------------------------------------------------------------------------------------------------------
      Remaining Term in Months
---------------------------------------------------------------------------------------------------------------------------
                                                                                                   Percentage of Initial
                                                                    Initial Aggregate                    Aggregate
           Greater           Less Than          Number             Discounted Contract              Discounted Contract
            Than            or Equal to      of Contracts           Principal Balance                Principal Balance
            ----            -----------      ------------           -----------------                -----------------
              0                 12                403                 $  1,543,687                          2.13%
             12                 24                635                    5,854,770                          8.07
             24                 36                979                   16,299,430                         22.46
             36                 48              1,338                   11,579,204                         15.96
             48                 60                630                   23,981,353                         33.05
             60                 72                 93                    8,962,003                         12.35
             72                 84                 44                    4,336,237                          5.98
             84                100                  0                            0                          0.00
---------------------------------------------------------------------------------------------------------------------------
         Total......................            4,122                 $ 72,556,684                        100.00%
---------------------------------------------------------------------------------------------------------------------------
===========================================================================================================================





           DISTRIBUTION OF THE CONTRACTS BY ORIGINAL TERM TO MATURITY

------------------------------------------------------------------------------------------------------------------------------
      Original Term in Months
------------------------------------------------------------------------------------------------------------------------------
                                                                                                   Percentage of Initial
                                                                    Initial Aggregate                    Aggregate
           Greater           Less Than          Number             Discounted Contract              Discounted Contract
            Than            or Equal to      of Contracts           Principal Balance                Principal Balance
            ----            -----------      ------------           -----------------                -----------------
              1                 12                 62                 $    343,191                            0.47%
             12                 24                250                    1,902,815                            2.62
             24                 36              1,045                   15,048,981                           20.74
             36                 48              1,822                   13,070,877                           18.01
             48                 60                758                   27,294,952                           37.62
             60                 72                152                   12,173,203                           16.78
             72                 84                 32                    2,553,466                            3.52
             84                100                  1                      169,200                            0.23
------------------------------------------------------------------------------------------------------------------------------
         Total......................            4,122                 $ 72,556,684                          100.00%
------------------------------------------------------------------------------------------------------------------------------
==============================================================================================================================

                                  THE SERVICER

GENERAL

                  First Sierra Financial, Inc., a Delaware corporation (the "Servicer"), was founded in June 1994. Its principal office is located at 600 Travis Street, Suite 7050, Houston, Texas 77002. Since its incorporation, First Sierra has acquired over $180 million of contracts for equipment and other property. The common stock of First Sierra is privately held.

                  As of September 30, 1996, First Sierra had 49 full time employees, of which 9 were engaged in credit and collection activities, 27 were engaged in servicing and general administration activities and 13 were engaged in marketing activities.

                  First Sierra is engaged in two principal business activities. The first is the acquisition of portfolios of leases for equipment and other property. The second is the acquisition of small ticket leases and a security interest in the related equipment or other property from small independent leasing companies, vendors and brokers on an on-going basis, generally as such leases are originated. See "The Servicer" in the Prospectus.

DELINQUENCY AND LOSS EXPERIENCE

                  As of September 30, 1996, the Servicer had not experienced any losses on the portfolio of contracts originated since inception. The Servicer has recovered full value of the defaulted contracts in its Private Label Program under the recourse and reserve provisions in the program agreements established with Sources from which the Servicer purchased the contracts.

                  The table set forth below present certain information regarding the delinquency experience of the Servicer's portfolio of leases for equipment and other property for the periods indicated. There can be no assurance that the levels of delinquency experience reflected in the following table are indicative of the performance of the Contracts.


                             DELINQUENCY EXPERIENCE


% of Contracts Past Due                September       December          March              June
                                       30, 1994        31, 1994         31, 1995          30, 1995


Gross Remaining Lease Receivable   $   376,233    $   5,917,426    $   14,741,890    $   35,104,025
31 - 60 Days                              0.00%            0.00%             3.60%             2.10%
61 - 90 Days                              0.00%            0.00%             0.10%             0.20%
Over 90 Days                              0.00%            0.00%             0.00%             0.50%

Total                                     0.00%            0.00%             3.70%             2.80%


 % of Contracts Past Due     September         December           March             June            September
                              30, 1995         31, 1995          31, 1996         30, 1996          30, 1996

 Gross Remaining Lease      $63,713,023      $83,892,400       $107,142,387      $144,252,932     $197,288,273
 Receivable
 31 - 60 Days                      1.30%            2.51%              2.40%             2.00%            2.20%
 61 - 90 Days                      0.50%            0.45%              0.70%             0.70%            0.80%
 Over 90 Days                      0.50%            0.08%              0.10%             0.50%            0.40%

 Total                              2.3%            3.04%              3.20%             3.20%            3.40%



                                    THE TRUST

                  The Trust will be formed in accordance with the laws of the State of New York, pursuant to the Pooling and Servicing Agreement, solely for the purpose of effectuating the transactions described herein. Prior to formation, the Trust will have had no assets or obligations and no operating history. Upon formation, the Trust will not engage in any business activity other than acquiring and holding the Receivables, issuing the Certificates and distributing payments thereon. As described under "Description of the Certificates - Servicing Compensation and Payment of Expenses," a portion of the monthly collections with respect to the Contracts will be paid to the Servicer as servicing compensation. All other expenses of the Trust will be paid on behalf of the Holder of the Trust Certificate by the Servicer as provided in the Pooling and Servicing Agreement.

                  The Trust Assets will consist of the Equipment, the Contracts and any Scheduled Payments, Final Contract Payments, Residual Receipts and Defaulted Residual Receipts to be made by Lessees (but not including any payments due on or prior to the applicable Cut-Off Date); any guaranties of a Lessee's obligations under a Contract; with respect to any Contract, copies of the Contract, any UCC financing statement and other original documents related to the Contract, the application of the related Lessee, documentation evidencing the information with respect to such Contract input into the computerized electronic contract management system maintained by the Servicer for all Contracts and other agreements similar to the Contracts, and any other information required by the Servicer pursuant to its customary policies and procedures or the Certificate Insurer (the "Contract Files"); the insurance policies maintained by the Lessees with respect to the Equipment (the "Insurance Policies") and the proceeds of such Insurance Policies; any rights of the Depositor under the Sale and Contribution Agreement (including the right to instruct First Sierra to exercise any unassignable rights of enforcement under the Contracts and any guaranties thereof); funds from time to time deposited in the Collection Account, the Security Deposit Account and the New Transferred Property Funding Account; and any and all income and proceeds of foregoing. The Pooling and Servicing Agreement does not permit the Trust to acquire any additional assets other than New Transferred Property. Because the Trust does not have any operating history and will not engage in any business activity other than owning the Trust Assets, issuing the Certificates and making distributions thereon, there has not been included any historical or pro forma ratio of earnings to fixed charges with respect to the Trust.


                         DESCRIPTION OF THE CERTIFICATES

                  The Certificates will be issued pursuant to the Pooling and Servicing Agreement to be entered into by the Servicer, the Depositor, and the Trustee. The Servicer will provide a copy of the Pooling and Servicing Agreement to subsequent Certificateholders without charge on written request addressed to it at Texas Commerce Tower, 600 Travis Street, 70th Floor, Houston, Texas 77002.

                  The following summary describes certain terms of the Transfer Agreements and the Pooling and Servicing Agreement, does not purport to be complete and is subject to and qualified in its entirety by reference to the Transfer Agreements and the Pooling and Servicing Agreement. Wherever provisions of the Transfer Agreements and the Pooling and Servicing Agreement are referred to, such provisions are hereby incorporated herein by reference.

GENERAL

                  The obligations evidenced by the Certificates are recourse to the assets of the Trust only and are not recourse to the Depositor, the Subsidiary, the Servicer, the Trustee, or any other Person.

                  The Trustee will agree in the Pooling and Servicing Agreement and in the Class A Certificates to pay to the Class A Certificateholders (i) an amount of principal equal to the Initial Class A Certificate Principal Amount and (ii) Class A Certificate Interest in each case at the times, from the Sources and on the terms and conditions set forth in the Pooling and Servicing Agreement and in the Class A Certificates.

                  The 6.29% Class A Equipment Lease Backed Certificates (the "Class A Certificates") in the initial principal amount of $63,381,510 (the "Initial Class A Certificate Principal Balance") will be issued pursuant to the Pooling and Servicing Agreement. The Initial Class A Certificate Principal Balance to be issued hereunder is equal to approximately 88% (the "Class A Percentage") of the initial Aggregate

Discounted Contract Principal Balance of the Contracts. The
Class A Certificates will initially be issued in book-entry form only through DTC in minimum denominations of $1,000 and integral multiples thereof. Payments on the Class A Certificates are required to be made by the Trustee on each Payment Date.

                  The first Payment Date for distributions to the Class A Certificateholders will be December 10, 1996. Payments are required to be made by the Trustee, by check mailed or, if requested by the Certificateholder, by wire transfer of immediately available funds, to Certificateholders entitled thereto at the address appearing on the certificate register on the Record Date, which, for so long as the Class A Certificates are in book-entry form through DTC, will be Cede & Co.

                  The following table sets forth the expected repayment of principal to the Class A Certificateholders assuming, among other things, (i) the Modeling Assumptions and (ii) there are no prepayments on the Contracts.

              AMORTIZATION OF CLASS A CERTIFICATE PRINCIPAL BALANCE


                                                Class A Certificate                      Expected Principal
   Payment Date                                  Principal Balance                        Repayment Amount
   ------------                                  -----------------                        ----------------
Closing Date                                       $ 63,381,510                              $         0
December 10, 1996                                    63,381,510                                        0
January 10, 1997                                     63,381,510                                        0
February 10, 1997                                    63,381,510                                        0
March 10, 1997                                       63,381,510                                        0
April 10, 1997                                       63,381,510                                        0
May 10, 1997                                         63,381,510                                        0
June 10, 1997                                        63,381,510                                        0
July 10, 1997                                        63,381,510                                        0
August 10, 1997                                      63,381,510                                        0
September 10, 1997                                   63,381,510                                        0
October 10, 1997                                     63,381,510                                        0
November 10, 1997                                    61,609,440                                1,772,070
December 10, 1997                                    59,931,417                                1,678,023
January 10, 1998                                     58,207,184                                1,724,233
February 10, 1998                                    56,551,866                                1,655,318
March 10, 1998                                       54,866,009                                1,685,857
April 10, 1998                                       53,157,204                                1,708,805
May 10, 1998                                         51,508,413                                1,648,791
June 10, 1998                                        49,885,947                                1,622,466
July 10, 1998                                        48,281,783                                1,604,164
August 10, 1998                                      46,690,681                                1,591,102
September 10, 1998                                   45,139,225                                1,551,457
October 10, 1998                                     43,549,856                                1,589,369
November 10, 1998                                    42,041,025                                1,508,831
December 10, 1998                                    40,501,361                                1,539,664
January 10, 1999                                     39,001,212                                1,500,149
February 10, 1999                                    37,504,278                                1,496,934
March 10, 1999                                       36,044,841                                1,459,437
April 10, 1999                                       34,619,624                                1,425,217
May 10, 1999                                         33,214,567                                1,405,057
June 10, 1999                                        31,906,978                                1,307,589
July 10, 1999                                        30,676,823                                1,230,155
August 10, 1999                                      29,494,720                                1,182,103
September 10, 1999                                   28,269,827                                1,224,893
October 10, 1999                                     27,060,355                                1,209,472




                                                Class A Certificate                      Expected Principal
   Payment Date                                  Principal Balance                        Repayment Amount
   ------------                                  -----------------                        ----------------
November 10, 1999                                    25,891,428                                1,168,927
December 10, 1999                                    24,704,579                                1,186,848
January 10, 2000                                     23,545,758                                1,158,821
February 10, 2000                                    22,374,722                                1,171,036
March 10, 2000                                       21,322,746                                1,051,977
April 10, 2000                                       20,210,426                                1,112,320
May 10, 2000                                         19,102,554                                1,107,872
June 10, 2000                                        18,051,470                                1,051,084
July 10, 2000                                        17,015,962                                1,035,508
August 10, 2000                                      16,014,550                                1,001,412
September 10, 2000                                   15,101,074                                  913,476
October 10, 2000                                     14,118,051                                  983,023
November 10, 2000                                    13,136,166                                  981,885
December 10, 2000                                    12,162,799                                  973,366
January 10, 2001                                     11,185,201                                  977,598
February 10, 2001                                    10,212,418                                  972,783
March 10, 2001                                        9,227,378                                  985,040
April 10, 2001                                        8,315,898                                  911,479
May 10, 2001                                          7,391,996                                  923,902
June 10, 2001                                         6,494,628                                  897,367
July 10, 2001                                         5,667,868                                  826,760
August 10, 2001                                       4,827,668                                  840,200
September 10, 2001                                    4,099,865                                  727,803
October 10, 2001                                      3,427,547                                  672,318
November 10, 2001                                     2,806,894                                  620,653
December 10, 2001                                     2,189,625                                  617,269
January 10, 2002                                      1,643,975                                  545,650
February 10, 2002                                     1,216,615                                  427,360
March 10, 2002                                          769,632                                  446,984
April 10, 2002                                          393,854                                  375,778
May 10, 2002                                             22,217                                  371,637
June 10, 2002                                                 0                                   22,217


                  In addition to the Class A Certificates, the Trust will also issue three classes of subordinate certificates, the 7.01% Class B-1 Equipment Lease Backed Certificates (the "Class B-1 Certificates"), the 8.22% Class B-2 Equipment Lease Backed Certificates (the "Class B-2 Certificates," and collectively with the Class B-1 Certificates, the "Class B Certificates") and the Trust Certificate (the "Trust Certificate" together with the Class B Certificates, the "Subordinate Certificates," and collectively with the Class B Certificates and the Class A Certificates, the "Certificates").

                  The Subordinate Certificates are not offered hereby, and will be issued initially to the Depositor. The Depositor expects that some of the Class B Certificates will be privately placed with one or more qualified institutional investors. The Depositor expects to retain the Class B Certificates which are not privately placed and the Trust Certificate.

                  One-hundred percent of the Class A Insured Distribution Amount due to the Class A Certificateholders on each Payment Date is insured by the Certificate Insurer pursuant to the Certificate Insurance Policy. See "The Certificate Insurance Policy and the Certificate Insurer" herein.

CONVEYANCE OF RECEIVABLES

                  On the Closing Date, the Trust will acquire all the right, title, and interest of the Depositor in and to (a)(i) any Initial Equipment that is owned by the Depositor and any and all income and proceeds from such Initial Equipment, but subject to the rights of the Lessee to quiet enjoyment of such Initial Equipment under the related Initial Contract and (ii) any security interest of the Depositor in any of the Initial Equipment that is not owned by the Depositor, (b) the Initial Contracts, including, without limitation, all Scheduled Payments, Residual Receipts, Defaulted Residual Receipts and any other payments due or made with respect to the Initial Contracts after the Cut-Off Date relating to such Initial Contracts, (c) any guarantees of a Lessee's obligations under an Initial Contract, (d) all other documents in the Contract Files relating to the Initial Contracts, including, without limitation, any UCC financing statements related to the Initial Contracts or the Initial Equipment,
(e) any Insurance Policies and Insurance Proceeds with respect to the Initial Contracts, (f) all of the Depositor's right, title and interest in and to, and rights under, the Sale and Contribution Agreement executed and delivered in accordance therewith, (g) the Certificate Insurance Policy, (h) all amounts on deposit in the Collection Account, the Security Deposit Account and the New Transferred Property Funding Account; and (i) any and all income and proceeds of any of the foregoing; provided, however, that the transfer shall not include the Initial Unpaid Amounts relating thereto (collectively, the "Receivables").

                  During the Interest-Only Period, and provided that no Required Amortization Event has occurred, an amount generally equal to all Base Principal Amounts deposited to the Collection Account with respect to each Collection Period shall be disbursed on the next Payment Date by the Trust in consideration of the conveyance of New Transferred Property. The New Contracts relating to such New Transferred Property shall have an Aggregate Discounted Contract Principal Balance generally equal to the Base Principal Amounts deposited to the Collection Account with respect to the prior Collection Period.

                  On and after the Initial Amortization Date, the Depositor will have the option to transfer to the Trust New Transferred Property relating to and including New Contracts having an Aggregate Discounted Contract Principal Balance not in excess of the aggregate amount of Prepayments received by the Servicer during the prior Collection Period. In consideration of the conveyance of such New Transferred Property, the Trust shall disburse upon the order of the Depositor, as stated in the Pooling and Servicing Agreement, an amount equal to the aggregate Discounted Contract Principal Balances of such New Contracts. This option of the Depositor is limited to $5,000,000 Aggregate Discounted Contract Principal Balance of such New Contracts.

                  If a Required Amortization Event occurs, then no further conveyances of New Transferred Property shall occur, and all amounts that would otherwise have been paid in consideration of such conveyances shall be retained in the Collection Account and shall be distributed, in the case of amounts on deposit in the Collection Account, on each Payment Date.

                  The Trustee will have possession of the Contracts and the Contract Files, and the Servicer will retain copies of any other documents which relate to the Receivables, any related evidence of insurance and payment, delinquency and related reports maintained by the Servicer in the ordinary course of business with respect to each Receivable. Prior to transfer of the Receivables to the Trust, the Servicer will cause its electronic ledger to be marked to show that such Receivables have been transferred to the Depositor and then to the Trust, and the Depositor and the Subsidiary will file UCC financing statements reflecting the transfer and assignment of the Receivables in certain jurisdictions, as required by the Transfer Agreements and the Pooling and Servicing Agreement. See "Certain Legal Aspects of the Receivables" in the Prospectus.

REPRESENTATIONS AND WARRANTIES OF FIRST SIERRA

                  First Sierra will make certain warranties in the Sale and Contribution Agreement (as of the Closing Date with respect to the Initial Contracts and as of the date on which the Trust acquires New Transferred Property or a Substitute Contract (each, a "Transfer Date") with respect to the New Contracts unless otherwise indicated), the benefits of which will be assigned to the Depositor and then to the Trustee, including that: (i) no provision of any Contract has been waived, altered or modified in any respect, except by instrument or documents contained in its Contract File and identified by First Sierra and no modification or amendment of any Contract would individually or in the aggregate materially and adversely affect the Depositor or the Trustee's rights thereunder or has reduced the amount of any Scheduled Payment (or the aggregate Scheduled Payments) owing thereunder or extended the expiration date thereof; (ii) each Contract is a valid and binding payment obligation of the related Lessee and is enforceable in accordance with its terms (except as may be limited by applicable insolvency, bankruptcy, moratorium, reorganization, or other similar laws affecting enforceability of creditors' rights generally and the availability of equitable remedies) and is in full force and effect; (iii) each Contract contains a "hell or high water" clause under which the Lessee's obligations are non-cancelable and unconditional and not subject to any right of set-off, defense, abatement, counterclaim, reduction or recoupment; no Contract is or will be subject to rights of rescission, set-off, counterclaim or defense, and each Contract provides for acceleration of the Scheduled Payments upon default by the Lessee; (iv) the Contracts, at the time they were made, did not violate the laws of any applicable state or of the United States, including, without limitation, usury, truth-in-lending and equal credit opportunities laws applicable to such Contract; (v) no Contract permits the prepayment thereof at the option of the Lessee for an amount that is less than the Prepayment Amount related to such Contract; (vi) no Contract provides for the substitution, addition or exchange of any item of Equipment which would result in any reduction of payments due under such Contract; (vii) the right, title and interest of First Sierra in and to each Contract and the related Equipment (or any other property conveyed by First Sierra pursuant to the Pooling and Servicing Agreement) have not been sold, transferred, assigned or pledged by First Sierra to any other Person (or any such pledge has been released as evidenced by releases of collateral) and at the time of the conveyance of such Contract to the Depositor, First Sierra was the sole owner of such Contract and the rights thereunder in and to the related Equipment and had good and marketable title to each Contract and had the power to convey such Contract and assign its interest in the related Equipment free and clear of any liens; (viii) as of the Closing Date (or with respect to Additional Contracts or Substitute Contracts, as of the Transfer Date (each such date, a "Conveyance Date")), all action required by the Transfer Agreements and the Pooling and Servicing Agreement shall have been taken by First Sierra to convey all of its right, title and interest in and to the Contracts and the related Equipment to the Depositor, (ix) all filings (including UCC filings) necessary to evidence the conveyance of the Contracts to the Depositor and to perfect the first perfected priority security interest of the Depositor and the Trustee in the Contracts and related Equipment in accordance with the filing requirements of the Transfer Agreements and the Pooling and Servicing Agreement have been made in all appropriate jurisdictions and are in full force and effect; (x) as of the applicable Cut-Off Date, no Lessee will have been released, in whole or in part, from any of its obligations in respect of any such Contract; no such Contract will have been satisfied, canceled, extended or subordinated, in whole or in part, or rescinded, and no Equipment covered by any such Contract will have been released from such Contract, in whole or in part, nor will any instrument have been executed that would effect any such satisfaction, release, cancellation, subordination or rescission; and (xi) as of the initial Cut-Off Date (in each case calculated using the statistical discount rate of 7.33%) no one Lessee (including its affiliates) is the Lessee under Contracts for which the sum of the Discounted Contract Principal Balances exceeds $834,418.06; no more than $3,651,406.28 of the Aggregate Discounted Contract Principal Balance is attributable to any 10 Lessees (including their respective affiliates), the average original cost (based on GAAP) of the Equipment subject to the Contracts shall not exceed $100,000.

                  First Sierra will also represent that the Initial Transferred Property have the following characteristics: (A) each Contract was originated after October 31, 1994, and will commence no later than March 1, 1997, and no Contract has a final payment date later than 84 months; (B) as of the time of each assignment, transfer and contribution pursuant to the terms hereof (and based upon the Aggregate Discounted Contract Principal Balance of the Contracts as of the Cut-off Date), (i) the sum of the Aggregate Discounted Contract Principal Balance of all Contracts in any one state will not exceed 12% of the Aggregate Discounted Contract Principal Balance of all Contracts except for (a) Contracts in Kentucky which will not exceed 14% of the Aggregate Discounted Contract Principal Balance and (b) Contracts in California which will not exceed 25% of the Aggregate Discounted Contract Principal Balance, and (ii) the maximum collateral value of any Additional Contract will not exceed the lesser of (a) 1.1% of the Aggregate Discounted Contract Principal Balance and (b) $813,000.

                  First Sierra will make similar representations and warranties with respect to Additional Contracts and Substitute Contracts (collectively, "New Contracts") as of the date of the related transfer of such New Contracts.

                  Such representations and warranties will survive the transfer of the Transferred Property to the Trust.

                  Under the terms of the Sale and Contribution Agreement and the Pooling and Servicing Agreement, First Sierra will be obligated to accept the reconveyance of any item of Receivables and deposit the Reconveyance Amount on or before the end of the calendar month following the month of its discovery or receipt of notice of a breach of a representation or warranty that materially adversely affects such item of Receivables, which breach has not been cured or waived in all material respects. This obligation to accept the reconveyance of the Receivables and remit the Reconveyance Amount will constitute the sole remedy against First Sierra available to the Subsidiary, the Depositor, the Trust and the Certificateholders for a breach of a representation or warranty made by First Sierra with respect to the required characteristics of the Receivables.

INDEMNIFICATION

                  The Sale and Contribution Agreement and the Pooling and Servicing Agreement will provide that First Sierra will defend and indemnify the Servicer, the Certificate Insurer, the Depositor, the Trustee, the Trust and the Certificateholders against any and all losses, claims, damages and liabilities to the extent, but only to the extent, that the same have been suffered by any such party by virtue of (i) a breach by First Sierra of its obligations (other than breach of First Sierra's representations and warranties, with respect to which the sole remedy is expressly limited to First Sierra's acceptance of the reconveyance of the affected Receivables and the remittance of the Reconveyance Amount by First Sierra as discussed above) under the Pooling and Servicing Agreement or (ii) in the case of the Trustee, its performance of its duties hereunder, except to the extent that such loss, claim, damage or liability resulted from the Trustee's gross negligence or wilful misconduct.

                  The Pooling and Servicing Agreement will also provide that the Servicer will defend and indemnify the Depositor, First Sierra, the Trustee, the Certificate Insurer, the Trust and the Certificateholders against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, reasonably incurred, arising out of or resulting from (i) the use, repossession or operation by the Servicer or any affiliate thereof of any Equipment and (ii) (A) the failure of the Servicer to perform its duties under the Pooling and Servicing Agreement or
(B) in the case of the Trustee, its performance of its duties hereunder, except to the extent that such cost, expense, loss, damage, claim or liability resulted from the Trustee's gross negligence or wilful misconduct. First Sierra's obligations, as Servicer, to indemnify the Trust, the Certificate Insurer and the Certificateholders for acts or omissions of First Sierra as Servicer will survive the removal of the Servicer but will not apply to any acts or omissions of a successor Servicer. Such indemnification does not extend to indirect, incidental, special or consequential damages.

THE ACCOUNTS

                  The Servicer is required to establish and maintain in accordance with the Pooling and Servicing Agreement four accounts, the Lockbox Account, the Collection Account, the Security Deposit Account (the "Security Deposit Account") and the New Transferred Property Funding Account (the "New Transferred Property Funding Account"). The Collection Account, the Security Deposit Account and the New Transferred Property Funding Account are each to be held by the Trustee in the name of the Trust and for the benefit of Certificateholders and the Certificate Insurer. Each of the Collection Account, the Security Deposit Account and the New Transferred Property Funding Account will be one or more segregated trust accounts. The Lockbox Account will be a demand deposit account maintained at Texas Commerce Bank, National Association (the "Lockbox Bank") in accordance with the provisions of that certain Lockbox Agreement among First Sierra, the Depositor, the Lockbox Bank and the Trustee (the "Lockbox Agreement").

                  The Servicer is required to deposit all security deposits received by the Servicer from, or on behalf of, the Lessees (each, a "Security Deposit") into the Security Deposit Account.

                  "Advance Payments" are amounts paid by a Lessee during a Collection Period with respect to amounts due from such Lessee in subsequent Collection Periods. Advance Payments will be retained in the Lockbox Account until the Determination Date relating to the Collection Period in which such Advance Payment (or portion thereof) is due in accordance with the provisions of the related Contract unless the Servicer has invoiced the related Lessee for the Scheduled Payment constituting such Advance Payment.

                  The New Transferred Property Funding Account will hold amounts required to be disbursed upon the instruction of the Depositor (with the consent of the Certificate Insurer), as stated in the Pooling and Servicing Agreement, pending the transfer of New Transferred Property to the Trust.

                  The Pooling and Servicing Agreement permits the Servicer to direct the investment of amounts in the Collection Account, the Security Deposit Account and the New Transferred Property Funding Account in certain eligible investments that mature not later than the business day prior to the next succeeding Payment Date. Generally, the Holder of the Trust Certificate shall be entitled to any income from such investments.

SERVICER ADVANCES

                  In the event that any Lessee fails to remit its full Scheduled Payment by the Calculation Date, the Servicer is required to make an advance from its own funds of an amount equal to such unpaid Scheduled Payment (a "Servicer Advance") if the Servicer, in its sole discretion, determines that eventual repayment of such Servicer Advance is likely from collections from or on behalf of the related Lessee. The Pooling and Servicing Agreement provides for the reimbursement of the Servicer for such Servicer Advances from funds available for distribution in the Collection Account on each Payment Date before the Required Payments to Certificateholders have been made as set forth below in "Flow of Funds".

FLOW OF FUNDS

                  On each Determination Date, the Servicer is required to deliver to the Trustee, the Certificate Insurer and each Rating Agency a certificate (the "Servicer's Certificate") setting forth the information needed to make payments on the upcoming Payment Date.

                  See "Subordination Provisions" in the Summary of Terms to this Prospectus Supplement for a description of the operation and effect of the "Flow of Funds" mechanics with respect to the various classes of Certificates.

                  On each Payment Date prior to the Initial Amortization Date, the Trustee will be required to make the following payments from the Available Funds then on deposit in the Collection Account, in the following order of priority (to the extent funds are available therefor):

                  (i) to the Servicer, an amount equal to any unreimbursed Servicer Advances (other than Servicer Advances for the current Collection Period);

                  (ii) to the Servicer, an amount equal to the Servicer Fee then due, together with any accrued and unpaid Servicer Fees from prior Collection Periods;

                  (iii) to the Servicer, any Servicing Charges, if any, deposited in the Collection Account;

                  (iv) to the Back-up Servicer, an amount equal to the Back-up Servicer Fee then due, together with any accrued and unpaid Back-up Servicer Fees from prior Collection Periods;

                  (v) to the Certificate Insurer, an amount equal to the Premium Amount then due, together with any accrued and unpaid Premium Amounts from prior Collection Periods;

                  (vi) to the Trustee, the Trustee Fees then due, together with any Trustee Fees from prior Collection Periods;

                  (vii) to the Trustee, the Trustee Expenses then due, together with any Trustee Expenses from prior Collection Periods, in an amount not to exceed in the aggregate $75,000;

                  (viii) to the Class A Certificateholders, the Class A Certificate Interest and Class A Overdue Interest for the related Collection Period;

                  (ix) to the Class B-1 Certificateholders, first in respect of the Class B-1 Overdue Interest for the related Collection Period and then in respect of the Class B-1 Certificate Interest for the related Collection Period;

                  (x) to the Class B-2 Certificateholders, first in respect of the Class B-2 Overdue Interest for the related Collection Period and then in respect of the Class B-2 Certificate Interest for the related Collection Period;

                  (xi) to the Certificate Insurer, the unpaid Reimbursement Amount, if any;

                  (xii) to the Trustee, the Trustee Expenses then due, together with any Trustee Expenses, from prior Collection Periods, in excess of the $75,000 limitation set forth in clause (vii);

                  (xiii) to the Servicer, any other amounts due the Servicer as expressly provided in the Pooling and Servicing Agreement;

                  (xiv) to the Depositor, an amount equal to the Base Principal Amount up to an amount equal to the Aggregate Discounted Contract Principal Balances of the new Contracts available to be transferred to the Trust and the remainder to the New Transferred Property Funding Account; and

                  (xv) to the Holder of the Trust Certificate, any remaining amounts.

         On and after the Payment Date which is also the Initial Amortization Date, the Trustee will be required to make the following payments from the Available Funds then on deposit in the Collection Account, in the following order of priority (to the extent funds are available therefor):

                  (i) to the Servicer, an amount equal to any unreimbursed Servicer Advances (other than Servicer Advances for the current Collection Period);

                  (ii) to the Servicer, an amount equal to the Servicer Fee then due, together with any accrued and unpaid Servicer Fees from prior Collection Periods;

                  (iii) to the Servicer, any Servicing Charges, if any, deposited in the Collection Account;

                  (iv) to the Back-up Servicer, an amount equal to the Back-up Servicer Fee then due, together with any accrued and unpaid Back-up Servicer Fees from prior Collection Periods;

                  (v) to the Certificate Insurer, an amount equal to the Premium Amount then due, together with any accrued and unpaid Premium Amounts from prior Collection Periods;

                  (vi) to the Trustee, the Trustee Fees then due, together with any Trustee Fees from prior Collection Periods;

                  (vii) to the Trustee, the Trustee Expenses then due, together with any Trustee Expenses from prior Collection Periods, in an amount not to exceed in the aggregate $75,000;

                  (viii) to the Class A Certificateholders, the Class A Certificate Interest and Class A Overdue Interest for the related Collection Period;

                  (ix) to the Class B-1 Certificateholders, the Class B-1 Overdue Interest and the Class B-1 Certificate Interest for the related Collection Period (to the extent the disbursement of the Class B-1 Certificate Interest will not result in an Available Funds Shortfall);

                  (x) to the Class B-2 Certificateholders, the Class B-2 Overdue Interest and the Class B-2 Certificate Interest for the related Collection Period (to the extent the disbursement of the Class B-2 Certificate Interest will not result in an Available Funds Shortfall);

                  (xi) until the Class A Certificate Principal Balance has been reduced to zero, to the Class A Certificateholders, the sum of (a) the Class A Base Principal Distribution Amount for such Payment Date, and
         (b) any Class A Overdue Principal;

                  (xii) to the Certificate Insurer, the unpaid Reimbursement Amount, if any;

                  (xiii) until the Class B-1 Certificate Principal Balance has been reduced to zero, to the Class B-1 Certificateholders, from the Available Funds then remaining in the Collection Account, the sum of
         (a) the Class B-1 Base Principal Distribution Amount for such Payment Date, and (b) any Class B-1 Overdue Principal; provided, however, that if a Restricting Event exists on such Payment Date and the Outstanding Class A Principal Balance on such Payment Date (after giving effect to the payments to the Class A Certificateholders made on such Payment
         Date) exceeds zero, the amount otherwise required to be paid to the Class B-1 Certificateholders under this clause (xiii), the Class B-2 Certificateholders under clause (xiv) and the Holder of the Trust Certificate under clause (xviii) shall be paid to the Class A Certificateholders as an additional reduction of the Outstanding Class A Principal Balance up to the amount necessary to reduce the Outstanding Class A Principal Balance to zero;

                  (xiv) until the Class B-2 Certificate Principal Balance has been reduced to zero, to the Class B-2 Certificateholders, from the Available Funds then remaining in the Collection Account, the sum of
         (a) the Class B-2 Base Principal Distribution Amount for such Payment Date, and (b) any Class B-2 Overdue Principal; provided, however, that if a Restricting Event exists on such Payment Date and the Outstanding Class A Principal Balance on such Payment Date (after giving effect to the payments to the Class A Certificateholders made on such Payment
         Date) exceeds zero, the amount otherwise required to be paid to the Class B-2 Certificateholders under this clause (xiv) shall be paid to the Class A Certificateholders during such time as a Restricting Event is continuing as an additional reduction of the Outstanding Class A Principal Balance up to the amount necessary to reduce such balance to zero; provided, further, that if an Issuer Restricting Event exists on such Payment Date and the Outstanding Class B-1 Certificate Principal Balance on such Payment Date (after giving effect to payments to the Class B-1 Certificateholders made on such Payment Date) is greater than zero, then so long as a Restricting Event is not continuing, to the Class B-1 Certificateholders during such time as an Issuer Restricting Event is continuing as an additional reduction of the Outstanding Class B-1 Principal Balance up to the amount necessary to reduce the Outstanding Class B-1 Principal Balance to zero;

                  (xv) to the Trustee, the Trustee Expenses then due, together with any Trustee Expenses from prior Collection Periods, in excess of the $75,000 limitation set forth in clause (vii);

                  (xvi) to the Servicer, any other amounts due the Servicer as expressly provided in the Pooling and Servicing Agreement;

                  (xvii) upon the order of the Depositor, the amount of Prepayments retained in the Lockbox Account with respect to the related Collection Period may be deposited to the Collection Account and disbursed in consideration of the transfer of New Transferred Property relating to New Contracts having a cumulative Aggregate Discounted Contract Principal Balance not in excess of $5,000,000 in accordance with the Pooling and Servicing Agreement; and

                  (xviii) to the Holder of the Trust Certificate, any remaining amounts; provided, however, that except to the extent provided in clause (xiii) if an Issuer Restricting Event exists on such Payment Date and the Outstanding Class B-1 Principal Balance or Class B-2 Principal Balance on such Payment Date (after giving effect to the payments to the Class B Certificateholders made on such Payment Date) exceeds zero, the amount otherwise required to be paid to the Holder of the Trust Certificate under this clause (xviii) shall be paid to the Class B Certificateholders first to the Class B-1 Certificateholders up to the amount necessary to reduce the Outstanding Class B-1 Principal Balance to zero and thereafter to the Class B-2 Certificateholders up to the amount necessary to reduce the Outstanding Class B-2 Principal Balance to zero; provided, further, that in the event that any disbursement of funds to the Holder of the Trust Certificate would result in the total of (i) the Aggregate Discounted Contract Principal Balance as of the end of the immediately preceding Collection Period, minus (ii) the Class A Certificate Principal Balance, minus (iii) the Class B-1 Certificate Principal Balance and minus (iv) the Class B-2 Certificate Principal Balance (calculated with respect to clauses (ii), (iii) and (iv) after giving effect to the disbursements to be made on such Payment Date) being less than 3% of the Initial Aggregate Discounted Contract Principal Balance such amount shall not be disbursed to the Holder of the Trust Certificate but shall instead be disbursed to the Class A Certificateholders, the Class B-1 Certificateholders and the Class B-2 Certificateholders as an additional reduction of principal in an amount equal to the product of (x) a fraction, the numerator of which is the Class A Percentage, the Class B-1 Percentage, or the Class B-2 Percentage, as the case may be, and the denominator of which is the sum of the Class A Percentage, the Class B-1 Percentage and the Class B-2 Percentage (to the extent such class is outstanding) and (y) the amount that would otherwise be distributable to the Holder of the Trust Certificate pursuant to this clause (xviii).

As used in this Prospectus Supplement, the following terms have the following meanings:

                  Available Distribution Amount: With respect to a Payment Date, the total of (a) the Available Funds with respect to the related Collection Period, minus (B) the Trust Operating Expenses.

                  Available Funds: With respect to a Payment Date, shall mean all amounts held in the Collection Account on the related Determination Date, other than any such amounts which relate to amounts due during the Collection Period in which such Payment Date occurs or any subsequent Payment Date.

                  Base Principal Amount: With respect to any Payment Date other than the Payment Date which is also the Initial Amortization Date an amount equal to the excess of (x) the Aggregate Discounted Contract Principal Balances of the Contracts as of the close of business on the last day of the second preceding Collection Period over (y) the Aggregate Discounted Contract Principal Balances of the Contracts as of the close of business on the last day of the immediately preceding Collection Period. With respect to the Payment Date which is also the Initial Amortization Date an amount equal to the excess of (x) the Aggregate Discounted Contract Principal Balances of the Contracts as of the close of business on the Closing Date over (y) the Aggregate Discounted Contract Principal Balances of the Contracts as of the close of business as of the end of the immediately preceding calendar month.

                  Class A Base Principal Distribution Amount: (a) With respect to any Payment Date prior to the Class B-1 Termination Date or Class B-2 Termination Date, the product of (i) the Class A Percentage and (ii) the Base Principal Amount for such Payment Date; (b) With respect to the Class B-1 Termination Date or the Class B-2 Termination Date, as the case may be, the amount described in clause (a) above plus the portion of the Class B-1 Base Principal Distribution Amount or the Class B-2 Base Principal Distribution Amount, as applicable, not applied as a reduction of the Class B-1 Certificate Principal Balance or the Class B-2 Certificate Principal Balance, respectively, on such date (net of any portion of the Class B-1 Base Principal Amount applied as a reduction of Class B-1 Certificate Principal Balance or any portion of the Class B-2 Base Principal Amount applied as a reduction of the Class B-2 Certificate Principal Balance, as the case may be); and (c) With respect to any Payment Date following the Class B-1 Termination Date, or the Class B-2 Termination Date, as the case may be, the Base Principal Amount for such Payment Date (net of any portion of the Class B-1 Base Principal Amount applied as a reduction of Class B-1 Certificate Principal Balance or any portion of the Class B-2 Base Principal Amount applied as a reduction of the Class B-2 Certificate Principal Balance as the case may be).

                  Class A Certificate Interest: With respect to any Payment Date, the interest accrued during the related Interest Accrual Period, equal to the product of (x) one-twelfth of the Class A Certificate Rate and (y) the aggregate Class A Certificate Principal Balance outstanding immediately prior to such Payment Date.

                  Class A Certificate Principal Balance: At any time, the Initial Class A Certificate Principal Amount minus all payments theretofore received by the Class A Certificateholders on account of principal.

                  Class A Insured Distribution Amount: With respect to any Payment Date (other than the Final Payment Date), the sum of (i) Class A Certificate Interest, (ii) Class A Overdue Interest for the related Interest Accrual Period, (iii) the excess if any, of (a) the Class A Certificate Principal Balance over (b) the Aggregate Discounted Contract Principal Balance of all Contracts other than Defaulted Contracts; and for the Final Payment Date, the sum of (i) Class A Certificate Interest, (ii) Class A Overdue Interest for the related Interest Accrual Period and (iii) the Class A Certificate Principal Balance then outstanding.

                  Class A Overdue Interest: With respect to any Payment Date, the difference between (a) the sum of (i) the excess, if any, of any Class A Certificate Interest due on the immediately preceding Payment Date over the Class A Certificate Interest paid on such immediately preceding Payment Date,
(ii) without duplication of the amount described in clause (i), the amount of the Class A Overdue Interest due and unpaid as of the immediately preceding Payment Date and (iii) the product of (A) the sum of clauses (i) and (ii) and
(B) one-twelfth of the sum of the Class A Certificate Rate plus 1%, and (b) any Class A Overdue Interest paid in the current period.

                  Class A Overdue Principal: With respect to any Payment Date, the difference, if any, equal to (a) the aggregate of the Class A Base Principal Distribution Amounts due on all prior Payment Dates and (b) the aggregate amount of the principal (from whatever source) actually distributed to Class A Certificateholders on all prior Payment Dates.

                  Class B Certificate Principal Balance: At any time, the sum of the Class B-1 Certificate Principal Balance and the Class B-2 Certificate Principal Balance.

                  Class B-1 Certificate Interest: With respect to any Payment Date, the interest accrued during the related Interest Accrual Period, equal to the product of (x) one-twelfth of the Class B-1 Certificate Rate and (y) the aggregate Class B-1 Certificate Principal Balance outstanding immediately prior to such Payment Date.

                  Class B-1 Certificate Principal Balance: At any time, the Initial Class B-1 Certificate Principal Amount minus all payments theretofore received by the Class B-1 Certificateholders on account of principal.

                  Class B-1 Overdue Interest: With respect to any Payment Date, the difference between (a) the sum of (i) the excess, if any, of any Class B-1 Certificate Interest due on the immediately preceding Payment Date over the Class B-1 Certificate Interest paid on such immediately preceding Payment Date,
(ii) without duplication of the amount described in clause (i), the amount of the Class B-1 Overdue Interest due and unpaid as of the immediately preceding Payment Date and (iii) the product of (A) the sum of clauses (i) and (ii) and
(B) one-twelfth of the sum of the Class B-1 Certificate Rate plus 1%, and (b) any Class B-1 Overdue Interest paid in the current period.

                  Class B-1 Overdue Principal: With respect to any Payment Date, the difference, if any, equal to (a) the aggregate of the Class B-1 Base Principal Distribution Amounts due on all prior Payment Dates and (b) the aggregate amount of the principal (from whatever source) actually distributed to Class B-1 Certificateholders on all prior Payment Dates.

                  Class B-1 Termination Date: The Payment Date on which the Class B-1 Certificate Principal Balance is reduced to zero.

                  Class B-2 Certificate Interest: With respect to any Payment Date, the interest accrued during the related Interest Accrual Period, equal to the product of (x) one-twelfth of the Class B-2 Certificate Rate and (y) the aggregate Class B-2 Certificate Principal Balance outstanding immediately prior to such Payment Date.

                  Class B-2 Certificate Principal Balance: At any time, the Initial Class B-2 Certificate Principal Amount minus all payments theretofore received by the Class B-2 Certificateholders on account of principal.

                  Class B-2 Overdue Interest: With respect to any Payment Date, the difference between (a) the sum of (i) the excess, if any, of any Class B-2 Certificate Interest due on the immediately preceding Payment Date over the Class B-2 Certificate Interest paid on such immediately preceding Payment Date,
(ii) without duplication of the amount described in clause (i), the amount of the Class B-2 Overdue Interest due and unpaid as of the immediately preceding Payment Date and (iii) the product of (A) the sum of clauses (i) and (ii) and
(B) one-twelfth of the sum of the Class B-2 Certificate Rate plus 1%, and (b) any Class B-2 Overdue Interest paid in the current period.

                  Class B-2 Overdue Principal: With respect to any Payment Date, the difference, if any, equal to (a) the aggregate of the Class B-2 Base Principal Distribution Amounts due on all prior Payment Dates and (b) the aggregate amount of the principal (from whatever source) actually distributed to Class B-2 Certificateholders on all prior Payment Dates.

                  Class B-2 Termination Date: The Payment Date on which the Class B-2 Certificate Principal Balance is reduced to zero.

                  Defaulted Residual Receipts: All proceeds of the sale of Equipment related to Defaulted Contracts and any amounts collected as judgments against a Lessee or others related to the failure of such Lessee to pay any required amounts under the related Contract or to return the Equipment, in each case as reduced by (i) any unreimbursed Servicer Advances with respect to such Contract or such Equipment and (ii) any reasonably incurred out-of-pocket expenses incurred by the Servicer in enforcing such Contract or in liquidating such Equipment.

                  Delinquency Trigger Event: Exists on any Payment Date on which the average of the Delinquency Trigger Ratios for such Payment Date and the two immediately preceding Payment Dates exceeds 7%.

                  Delinquency Trigger Ratio: With respect to any Payment Date, the quotient, expressed as a percentage of (a) the Aggregate Discounted Contract Principal Balance of all Contracts as to which all or a portion of a Scheduled Payment remained unpaid for more than 30 days from its due date, determined as of the end of the immediately preceding calendar month, divided by (b) the Aggregate Discounted Contract Principal Balance of all Contracts as of the last day of the immediately preceding calendar month (including any contracts which were repossessed or substituted).

                  Determination Date: With respect to a Collection Period, a date which is the seventh day of the calendar month in the month immediately succeeding the month in which such Collection Period ends, or if such day is not a business day, the immediately preceding business day; provided, however, that in no event shall such Determination Date be later than three business days prior to the Payment Date for such Collection Period.

                  Early Termination Contract: Any Contract that has terminated prior to its scheduled expiration date, other than a Defaulted Contract.

                  Excluded Amounts: Any payments received from a Lessee or a Source in connection with any application fees, tax processing fees, wire transfer fees, express mail fees, insurance premiums, late charges, taxes, fees or other charges imposed by any governmental authority, any indemnity payments made by a Lessee for the benefit of the lessor under the related Contract or any payments collected from a Lessee or received from a Source relating to servicing and/or maintenance payments pursuant to the related Contract or maintenance agreement, as applicable, or any other non-rental charges reimbursable to the Servicer in accordance with the Servicer's customary policies and procedures plus any collections as to which the Servicer has made an unreimbursed Servicer Advance.

                  Expired Contract: Any Contract that has terminated on its scheduled expiration date.

                  Final Contract Payment: With respect to any Contract, any payment set forth in such Contract other than the regular Scheduled Payment which is required to be paid by the related Lessee at the maturity of such Contract.

                  Gross Charge-Off Event: Exists on any Payment Date on which the average of the Gross Charge-Off Ratio for such Payment Date and the two immediately preceding Payment Dates exceeds 2.5%.

                  Gross Charge-Off Ratio: With respect to any Payment Date, 12 times the quotient, expressed as a percentage, of (a) the Aggregate Discounted Contract Principal Balance of all Contracts that become Defaulted Contracts during the immediately preceding calendar month less all recoveries received during the immediately preceding calendar month, including, but not limited to, Source buybacks, Source reserve fund payments, liquidation proceeds and residual proceeds, divided by (b) the Aggregate Discounted Contract Principal Balance of all Contracts as of the end of the immediately preceding calendar month. For the purposes of the calculation of the Gross Charge-Off Ratio, the Discounted Contract Principal Balance of any Contract which is a Defaulted Contract shall not be zero, but shall instead be calculated as provided in the definition of Discounted Contract Principal Balance without reference to the last clause of such definition.

                  Gross Defaults: With respect to any Payment Date, the product of (a) a fraction (i) the numerator of which is the sum of the Monthly Gross Defaults with respect to the three immediately preceding calendar months and
(ii) the denominator of which is the Three-Month Average Discounted Contract Principal Balance and (b) four (4).

                  Initial Class A Certificate Principal Balance:  $63,381,510.

                  Initial Class B-1 Certificate Principal Balance:  $2,160,733.

                  Initial Class B-2 Certificate Principal Balance:  $1,800,611.

                  Initial Unpaid Amount: With respect to a Contract, the excess of (x) the aggregate amount of all Scheduled Payments due prior to the Cut-Off Date over (y) the aggregate of all Scheduled Payments made prior to the Cut-Off Date with respect to such Contract.

                  Interest Accrual Period: With respect to any Payment Date, the period commencing on the prior Payment Date and with respect to the initial Payment Date, the period commencing on November 10, 1996.

                  Issuer Delinquency Ratio: With respect to any calendar month, a fraction, (a) the numerator of which is the Monthly 90 Day Delinquent Aggregate Discounted Contract Principal Balance with respect to such calendar month and (b) the denominator of which the Monthly Aggregate Discounted Contract Principal Balance with respect to such calendar month.

                  Issuer Delinquency Trigger Ratio: With respect to any Payment Date, the fraction, expressed as a percentage, of (i) the numerator of which is the sum of the Issuer Delinquency Ratios with respect to each of the three immediately preceding calendar months and (ii) the denominator of which is three
(3).

                  Issuer Restricting Event: An event which shall be deemed to occur on a Payment Date if (a) (i) Gross Defaults with respect to such Payment Date exceeds (ii) the quotient of (A) a fraction (1) the numerator of which is the Subordinated Percentage and (2) the denominator of which is the weighted average life of the Contracts determined as of the end of the immediately preceding calendar month with respect to any date of determination with respect to the Interest-Only Period and, with respect to any date of determination with respect to the Amortization Period, as of the end of the last day of the Interest-Only Period divided by (ii) two (2), or (b) the Issuer Delinquency Trigger Ratio exceeds 2.5%.

                  Monthly Aggregate Discounted Contract Principal Balance: With respect to any calendar month, the Aggregate Discounted Contract Principal Balance of all Contracts calculated as of the end of such calendar month.

                  Monthly Gross Defaults: With respect to any calendar month, the Aggregate Discounted Contract Principal Balance of each Contract as to which all or a portion of a Scheduled Payment remained unpaid for 180 days from its due date, calculated as of the end of the such calendar month.

                  Monthly 90 Day Delinquent Aggregate Discounted Contract Principal Balance: With respect to any calendar month, the Aggregated Discounted Contract Principal Balance of all Contracts as to which all or a portion of a Scheduled Payment remained unpaid for 90 days from its due date, calculated as of the end of the such calendar month.

                  Premium Amount: With respect to any Payment Date, the product of (a) one-twelfth, (b) the Premium Rate and (c) the Aggregate Discounted Contract Principal Balance as of the end of the immediately preceding Collection Period.

                  Prepayment: With respect to a Collection Period and a Contract (except a Defaulted Contract), the amount received by the Servicer during such Collection Period from or on behalf of a Lessee with respect to such Contract in excess of the sum of (x) the Scheduled Payment and any Final Contract Payment due, or any Purchase Option Payment made during such Collection Period, plus (y) the aggregate of any overdue Scheduled Payments, Initial Unpaid Amounts and unpaid Servicing Charges for such Contract, so long as such amount is designated by the Lessee as a prepayment and the Servicer has consented to such prepayment. Neither Residual Receipts nor Defaulted Residual Receipts are Prepayments.

                  Prepayment Amount: With respect to a Payment Date and a Contract, an amount, without duplication, equal to the sum of (i) the Discounted Contract Principal Balance as of the close of business on the second preceding Collection Period (without any deduction for any Security Deposit paid by a Lessee, unless such Security Deposit has been deposited in the Collection Account pursuant to the Pooling and Servicing Agreement); (ii) the product of
(x) such Contract's Discounted Contract Principal Balance as of the immediately preceding Payment Date and (y) one-twelfth of the Discount Rate; (iii) any Scheduled Payments theretofore due and not paid by a Lessee; and (iv) any Final Contract Payment or Purchase Option Payment due or to become due under the Contract.

                  Purchase Option Payment: With respect to a Contract, any payment set forth in such Contract payable by the Lessee (including any Security Deposit applied in respect thereof) upon the exercise of a purchase option for the Equipment relating to such Contract, whether or not the Lessee actually exercises such purchase option, or with respect to any Contract which does not set forth a purchase option, any payment made by a Lessee to purchase the Equipment relating to such Contract at the end of the term of such Contract.

                  Reconveyance Amount: With respect to a Contract, the sum, without duplication, of (i) the Discounted Contract Principal Balance as of the close of business on the second preceding Collection Period (without any deduction for any Security Deposit paid by a Lessee, unless such Security Deposit has been deposited in the Collection Account pursuant to the Pooling and Servicing Agreement); (ii) the product of (x) such Contract's Discounted Contract Principal Balance as of the immediately preceding Payment Date and (y) one-twelfth of the Discount Rate; (iii) any Scheduled Payments theretofore due and not paid by a Lessee; and (iv) any Final Contract Payment or Purchase Option Payment due or to become due under the Contract.

                  Reimbursement Amount: As of any Payment Date, the sum of
(x)(i) all Insured Payments previously received by the Trustee from the Certificate Insurer and not previously repaid to the Certificate Insurer pursuant to the Pooling and Servicing Agreement plus (ii) interest accrued on each such Insured Payment not previously repaid from the date the Trustee received the related Insured Payment to, but not including, such Payment Date and (y)(i) any amounts then due and owning to the Certificate Insurer relating under the Insurance Agreement plus (ii) interest on such amounts.

                  Required Amortization Event: The earliest to occur of any of the following: (i) default in the payment to the Class A Certificateholders or the Class B Certificateholders of any interest or principal due under the Pooling and Servicing Agreement, (ii) default in the performance, or breach of, any covenant or agreement of, or material breach of any of the representations and warranties of, the Depositor and continuance of such default or breach for a period of 30 days after notice to the Depositor, (iii) any proceeding instituted against the Depositor seeking to adjudicate it bankrupt or insolvent, (iv) the commencement by the Depositor of a voluntary case to be adjudicated bankrupt or insolvent or the consent by it to such a filing, (v) judgments for the payment of money against the Depositor shall remain unpaid for a period of 30 days or more, (vi) a Gross Charge-Off Event has occurred and is continuing, (vii) a Delinquency Trigger Event has occurred and is continuing, (viii) an Event of Servicing Termination has been declared, (ix) the Certificate Insurer has made an Insured Payment under the Certificate Insurance Policy or (x) (A) 100% minus
(B) the percentage equivalent of a fraction (1) the numerator of which is the Class A Certificate Principal Balance on such date (after giving effect to the payment of any amounts payable in reduction of the Class A Certificate Principal Balance on such date) and (2) the denominator of which is the Aggregate Discounted Contract Principal Balance plus the amount, if any, on deposit in the New Transferred Property Funding Account, as of the end of the immediately preceding calendar month equals less than 12%.

                  Residual Receipts: All Purchase Option Payments and Excess Amounts to the extent such proceeds exceed any Scheduled Payments and Final Contract Payments remaining unpaid.

                  Restricting Event: An event which shall occur on a Payment Date on which (a) an Event of Servicing Termination has occurred under the Pooling and Servicing Agreement and is not cured within the grace period set forth in the Pooling and Servicing Agreement, (b) the Certificate Insurer makes an Insured Payment, (c) a Gross Charge-Off Event exists, or (d) a Delinquency Trigger Event exists.

                  Scheduled Payments: With respect to a Payment Date and a Contract, the periodic payment (exclusive of any amounts in respect of insurance or taxes, and reflecting any adjustment for partial Prepayments, and further reflecting the effect of any permitted modification to such Contract) set forth in such Contract due from the Lessee (excluding any Security Deposit applied with respect thereto) in the related Collection Period.

                  Subordinated Percentage: With respect to each Payment Date, a fraction (a) the numerator of which is the sum of (i) the Class B-2 Certificate Principal Balance as of the end of the immediately preceding calendar month and
(ii) the Trust Certificate Principal Balance as of the end of the immediately preceding calendar month and (b) the denominator of which is the sum of (i) Monthly Aggregate Discounted Contract Principal Balance with respect to the immediately preceding calendar month, (ii) the Aggregate Discounted Contract Principal Balances as of the day prior to such Payment Date of all New Contracts to be conveyed to the Trust on such Payment Date and (iii) the amount on deposit in the New Transferred Property Funding Account as of such Payment Date (and after taking into account any deposits or withdrawals therein on such Payment
Date).

                  Three-Month Average Aggregate Discounted Contract Principal
Balance: With respect to any Payment Date a fraction, (a) the numerator of which is the sum of the Monthly Aggregate Discounted Contract Principal Balance for each of the three immediately preceding calendar months and (b) the denominator of which is three.

                  Trust Certificate Principal Balance: As of any Payment Date, the difference, if any, between (i) the sum of (x) the Aggregate Discounted Contract Principal Balances of all Contracts as of the end of the immediately preceding Collection Period, (y) the Aggregate Discounted Contract Principal Balances as of the day prior to such Payment Date of all New Contracts to be conveyed to the Trust on such Payment Date and (z) the amount on deposit in the New Transferred Property Funding Account as of such Payment Date (and after taking into account any deposits or withdrawals therein on such Payment Date) and (ii) the sum of (x) the outstanding Class A Certificate Principal Balance and (y) the outstanding Class B Certificate Principal Balance, after taking into account any distributions on such Payment Date.

WITHHOLDING

                  The Trustee is required to comply with all applicable federal income tax withholding requirements respecting payments to Certificateholders of interest with respect to the Certificates. The consent of Certificateholders will not be required for such withholding. In the event the Certificateholder is other than DTC then in the event that the Trustee does withhold or causes to be withheld any amount from interest payments or advances thereof to any Certificateholders pursuant to federal income tax withholding requirements, the Trustee shall indicate the amount withheld annually to such Certificateholders.

REPORTS TO CERTIFICATEHOLDERS

                  On each Payment Date the Trustee will furnish or cause to be furnished with each payment to Certificateholders, a statement prepared by the Servicer setting forth the following information (per $1,000 of Initial Certificate Principal Amount as to (a) and (b) below):

                  a. With respect to a statement to a Class A Certificateholder or a Class B Certificateholder, the amount of such payment allocable to such Certificateholder's Percentage Interest of the Base Principal Amount and Class A, Class B-1 Overdue Principal or Class B-2 Overdue Principal;

                  b. With respect to a statement to a Class A Certificateholder or a Class B Certificateholder, the amount of such payment allocable to such Certificateholder's Percentage Interest of Class A, Class B-1 Certificate Interest or Class B-2 Certificate Interest and Class A, Class B-1 or Class B-2 Overdue Interest;

                  c. The aggregate amount of fees and compensation received by the Servicer pursuant to the Pooling and Servicing Agreement for the Collection Period;

                  d. The aggregate Class A Certificate Principal Balance, the aggregate Class B-1 Certificate Principal Balance, the aggregate Class B-2 Certificate Principal Balance, the Class A Certificate Factor, the Class B-1 Certificate Factor, the Class B-2 Certificate Factor, the Pool Factor and the Aggregate Discounted Contract Principal Balance, after taking into account all distributions made on such Payment Date;

                  e. The total unreimbursed Servicer Advances with respect to the related Collection Period;

                  f. The amount of Residual Receipts and Defaulted Residual Receipts for the related Collection Period and the Aggregate Discounted Contract Principal Balances for all Contracts that became Defaulted Contracts during the related Collection Period, calculated immediately prior to the time such Contracts became Defaulted Contracts; and

                  g. The total number of Contracts and the Aggregate Discounted Contract Principal Balances thereof, together with the number and aggregate Discounted Contract Principal Balances of all Contracts as to which the Lessees, as of the related Calculation Date, were one, two, three or four Scheduled Payments delinquent, and Delinquent Contracts reconveyed.

                  The "Class A Certificate Factor" is the seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Determination Date representing the ratio of (x) the Class A Certificate Principal Balance which will be outstanding on the next Payment Date (after taking into account all distributions to be made on such Payment Date) to (y) the Initial Class A Certificate Principal Amount.

                  The "Class B-1 Certificate Factor" is the seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Determination Date representing the ratio of (x) the Class B-1 Certificate Principal Balance which will be outstanding on the next Payment Date (after taking into account all distributions to be made on such Payment Date) to (y) the Initial Class B-1 Certificate Principal Amount.

                  The "Class B-2 Certificate Factor" is the seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Determination Date representing the ratio of (x) the Class B-2 Certificate Principal Balance which will be outstanding on the next Payment Date (after taking into account all distributions to be made on such Payment Date) to (y) the Initial Class B-2 Certificate Principal Amount.

                  The "Pool Factor" is the seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Determination Date representing the ratio of
(x) the Aggregate Discounted Contract Principal Balance as of the immediately preceding Record Date to (y) the Aggregate Discounted Contract Principal Balance as of the Cut-Off Date.

                  In addition, by January 31 of each calendar year following any year during which the Certificates are outstanding, commencing January 31, 1996, the Trustee will furnish to each Certificateholder of record at any time during such preceding calendar year, information as to the aggregate of amounts reported pursuant to items (a) and (b) above for such calendar year to enable Certificateholders to prepare their federal income tax returns.

OPTIONAL REMOVAL

                  The Pooling and Servicing Agreement will provide that subject to the consent of the Certificate Insurer on any Payment Date following the Record Date on which the aggregate Class A Certificate Principal Balance and the Class B Certificate Principal Balance is 10% or less of the Initial Class A Certificate Principal Balance, the Initial Class B-1 Certificate Principal Balance and the Initial Class B-2 Certificate Principal Balance, the Holder of the Trust Certificate will have the option to receive all rights, title and interest in all, but not less than all, Receivables held in the Trust, by paying into the Trust for retirement of the Class A Certificates, Class B-1 Certificates and Class B-2 Certificates an amount equal to the sum of the aggregate outstanding Class A and Class B Certificate Principal Balance and all other amounts due to the Class A and Class B Certificateholders and all amounts owing to the Trustee.

REMITTANCE AND OTHER SERVICING PROCEDURES

                  The Servicer has agreed to manage, administer and service the Receivables and to enforce and make collections on the Receivables and any Insurance Policies, exercising the degree of skill and care consistent with that which the Servicer customarily exercises with respect to similar property owned, managed or serviced by it.

                  The Servicer may grant to a Lessee any rebate, refund or adjustment that the Servicer in good faith believes is required, because of Prepayment in full of a Contract. The Servicer may deduct the amount of any such rebate, refund or adjustment from the amount otherwise payable by the Servicer into the Collection Account; provided, however, that the Servicer will not permit any rescission or cancellation of any Contract which would materially impair the rights of the Trust or the Certificateholders in the Contracts or the proceeds thereof, nor will the prepayment price after giving effect to any such rebate, refund or adjustment (and without any adjustment for any Security Deposit previously paid by the Lessee) be less than the Prepayment Amount. The Servicer may waive, modify or vary any term of a Contract if the Servicer, in its reasonable and prudent judgment, determines that it will not be materially adverse to the Certificateholders. However, the Servicer will covenant in the Pooling and Servicing Agreement that (i) it will not forgive any payment of rent, principal or interest (except for certain offsets for Security Deposits which offsets are only permitted after the Servicer has deposited in the Collection Account an amount equal to such offset), (ii) unless a Lessee is in default, it will not permit any modification with respect to a Contract which would defer the payment of any principal or interest or any Scheduled Payment or change the final maturity date on any Contract; provided, however, that no change in the final maturity date of any Contract shall be permitted under any circumstances if such new maturity date is later than the latest maturity date of any other Contract then held by the Trust, and (iii) the Servicer may accept Prepayment in part or in full; provided, further, that (1) in the event of Prepayment in full, the Servicer may consent to such Prepayment only in an amount not less than the Prepayment Amount and (2) in the event of a partial Prepayment, the Servicer may consent to such partial Prepayment only if (x) following such partial Prepayment there are no delinquent amounts then due from the Lessee and (y) such partial Prepayment will not reduce the Discounted Contract Principal Balance by more than an amount equal to (I) the amount of such partial Prepayment, minus (II) unpaid interest at the Discount Rate, accrued through the Payment Date immediately following such partial Prepayment on the outstanding Discounted Contract Principal Balance prior to such partial Prepayment. In the case of a partial Prepayment, the Servicer is required to accurately recalculate the Discounted Contract Principal Balance, and the allocation of Scheduled Payments to principal and interest.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

                  For its servicing of the Contracts, the Servicer will receive servicing compensation including the monthly Servicer Fee for each Collection Period (payable on the next succeeding Payment Date) and Servicing Charges.

                  The servicing compensation will compensate the Servicer for customary equipment contract servicing activities to be performed by the Servicer for the Trust, additional administrative services performed by the Servicer on behalf of the Trust and expenses paid by the Servicer on behalf of the Trust.

                  The Servicer, as an independent contractor on behalf of the Trust and for the benefit of the Certificateholders and the Certificate Insurer, will be responsible for the managing, servicing and administering the Receivables and enforcing and making collections on the Contracts and any Insurance Policies and for the enforcing of any security interest in any item of Equipment, all as set forth in the Pooling and Servicing Agreement. The Servicer's responsibilities will include collecting and posting of all payments, responding to inquiries of Lessees, investigating delinquencies, accounting for collections, furnishing monthly and annual statements to the Trustee with respect to distributions, making Servicer Advances, providing appropriate federal income tax information for use in providing information to Certificateholders, collecting and remitting sales and property taxes on behalf of taxing authorities and maintaining the perfected security interest of the Trust in the Equipment and the Contracts.

EVIDENCE AS TO COMPLIANCE

                  The Pooling and Servicing Agreement requires that the Servicer cause an independent accountant (who may also render other services to the Servicer) to prepare a statement to the Trustee, the Certificate Insurer and each Rating Agency dated as of March 31, 1997, and annually as of the same month and day thereafter, to the effect that the independent accountant has examined the servicing procedures, manuals, guides and records of the Servicer and the accounts and records of the Servicer relating to the Receivables and the Contract Files (which procedures, manuals, guides and records shall be described in one or more schedules to such statement), that such firm has compared the information contained in the Servicer's Certificates delivered in the relevant period with information contained in the accounts and records for such period and that, on the basis of such examination and comparison, nothing has come to the independent accountant's attention to indicate that the Servicer has not, during the relevant period, serviced the Receivables in compliance with such servicing procedures, manuals and guides and in the same manner required by the Servicer's standards and with the same degree of skill and care consistent with that which the Servicer customarily exercises with respect to similar property owned by it, that such accounts and records have not been maintained in accordance with the Pooling and Servicing Agreement, that the information contained in the Servicer's Certificates does not reconcile with the information contained in the accounts and records or that such certificates, accounts and records have not been properly prepared and maintained in all material respects, except in each case for (a) such exceptions as the independent accountant shall believe to be immaterial and (b) such other exceptions as shall be set forth in such statement. On or before March 31 of each year, commencing on March 31, 1997, the Servicer shall deliver to the Trustee, the Certificate Insurer and each Rating Agency a copy of such statement.

                  The Pooling and Servicing Agreement will also provide for annual delivery of a report (the "Supplementary Report") by the Servicer to the Trustee and the Certificate Insurer not later than 90 days after the end of each fiscal year, signed by an authorized officer of the Servicer (a "Servicing Officer") on behalf of the Servicer and dated as of the last day of such fiscal year, stating that (a) a review of the activities of the Servicer and the Servicer's performance under the Pooling and Servicing Agreement for the previous 12-month period has been made under such Servicing Officer's supervision and (b) nothing has come to such Servicing Officer's attention to indicate that an Event of Servicing Termination has occurred, or, if such Event of Servicing Termination has so occurred and is continuing, specifying each such event known to the officer, the nature and status thereof and the steps necessary to remedy such event.

                  The Servicer is also required to furnish to the Trustee and the Certificate Insurer, and the Trustee is required to furnish to the Certificateholders, copies of the Servicer's annual audited and quarterly unaudited financial statements.

                  The Pooling and Servicing Agreement will provide that the Servicer, upon request of the Trustee, will furnish to the Trustee such underlying data necessary for administration of the Trust or enforcement actions as can be generated by the Servicer's existing data processing system.

CERTAIN MATTERS RELATING TO THE SERVICER

                  The Pooling and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon consent of the Certificate Insurer or a determination that the Servicer's performance of such duties is no longer permissible under applicable law. The Servicer can only be removed pursuant to an Event of Servicing Termination as discussed below.

EVENTS OF SERVICING TERMINATION

                  An "Event of Servicing Termination" under the Pooling and Servicing Agreement will occur (a) if there occurs a change of "control" of the Servicer ("control" having the meaning ascribed to it in the Rules and Regulations under the Securities Exchange Act of 1934, as amended), unless the Certificate Insurer has determined that such change in control does not have a material adverse effect on the interests of the Certificate Insurer; (b) if the Servicer fails to make (i) any Servicing Advance within three business days or
(ii) any other payment or deposit required under the Pooling and Servicing Agreement within three business days; (c) if the Servicer fails to submit a Servicer's Certificate, within three business days following notice of non-receipt; (d) (i) if the Servicer fails to observe or perform in any material respect any covenant or agreement in the Pooling and Servicing Agreement or the Certificates or (ii) if any representation or warranty of the Servicer in the Pooling and Servicing Agreement is incorrect, and such failure or breach materially and adversely affects the rights of the Trustee or the Certificateholders and continues unremedied for 30 days after the earlier to occur of (x) written notice to the Servicer by the Trustee or to the Trustee or the Servicer by any Certificateholders or (y) the date on which any Servicing Officer or authorized officer of the Trustee knows, or reasonably should have known, of such failure or of such breach; (e) upon the filing of an involuntary petition in bankruptcy or the decree or order of a court, agency or supervisory authority having jurisdiction over the Servicer for the appointment of a conservator, receiver, trustee in bankruptcy or liquidator in any bankruptcy, insolvency or similar proceedings, and the continuance of any such petition, decree or order undismissed or unstayed and in effect for a period of 60 consecutive days; (f) upon the voluntary filing of such petition or assignment for the benefit of creditors, the consent by the Servicer to any such appointment, the admission in writing by the Servicer of its inability to pay its debts as they become due or the determination by a court that the Services is generally not paying its debts as they come due; (g) in the event that the Servicer assigns or attempts to assign its rights and duties under the Pooling and Servicing Agreement except as specifically permitted therein, (h) a final judgment or order shall be rendered against the Servicer for payment in excess of $500,000 and continues for 90 days without a stay; or (i) upon the occurrence of any other event specified in the Insurance Agreement.

RIGHTS UPON AN EVENT OF SERVICING TERMINATION

                  If an Event of Servicing Termination has occurred and is continuing, either the Trustee shall at the direction of the Certificate Insurer or may with the consent of the Certificate Insurer or the Majority Holders may with the consent of the Certificate Insurer terminate all (but not less than all) of the Servicer's rights and obligations under the Pooling and Servicing Agreement. Upon such termination, the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Pooling and Servicing Agreement; provided, however, that the Trustee shall not (i) assume any obligation to reacquire Receivables by reason of misrepresentations or breaches of warranties, (ii) be required to make any Servicer Advance if such Servicer Advance would be prohibited by applicable law or if the Trustee determines that the Servicer Advance would not be reimbursed or (iii) be liable for acts, omissions or breaches of representations or warranties by the Servicer occurring prior to transfer of the servicing functions. Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination for services rendered prior to such termination. The Trustee also may appoint, or petition a court of competent jurisdiction for the appointment of, a successor Servicer acceptable to the Certificate Insurer in accordance with the procedures set forth in the Pooling and Servicing Agreement.

TERMINATION OF THE TRUST

                  The Trust and the Pooling and Servicing Agreement will terminate, (i) at the option of the Holder of the Trust Certificate, at any time which is 123 days after the payment to Class A Certificateholders, Class B Certificateholders of all amounts required to be paid to them pursuant to the Pooling and Servicing Agreement, reducing the Class A Certificate Principal Balance, the Class B-1 Certificate Principal Balance and the Class B-2 Certificate Principal Balance to zero or (ii) after the 120th day following the earliest to occur of the Expected Final Payment Date or the filing of a voluntary or involuntary bankruptcy petition in respect of the Depositor, if on such 120th day, the Class A Certificate Principal Balance, the Class B-1 Certificate Principal Balance and the Class B-2 Certificate Principal Balance have not been reduced to zero, provided that no amount would then be owing to the Certificate Insurer or the Trustee pursuant to the Transaction Documents. Notwithstanding the provisions of the immediately preceding clause (ii), in the event on or prior to the 90th day following the occurrence of a voluntary or involuntary bankruptcy proceeding in respect of the Depositor, the Trustee receives written instructions from the Certificate Insurer (so long as the Class A Certificates are outstanding) that the Certificate Insurer disapproves of the termination of the Trust, the Trust shall be reconstituted with the successor appointed by the Certificate Insurer acting as the holder of the general partner interest. If authorization to continue the Trust is not received, the Trustee shall adopt a plan of liquidation that provides for the appointment of a conservator, who shall be acceptable to the Certificate Insurer, to make collections on the Contracts and the other assets comprising the Trust Assets under the Pooling and Servicing Agreement, for distribution in accordance with the Pooling and Servicing Agreement. Otherwise, the Trustee, only with the consent of the Certificate Insurer, shall promptly sell the assets of the Trust in a commercially reasonable manner and on commercially reasonable terms. The proceeds of such a sale shall be treated as collections under the Pooling and Servicing Agreement. Upon termination of the Trust and the reduction of the Class A Certificate Principal Balance, the Class B-1 Certificate Principal Balance and the Class B-2 Certificate Principal Balance to zero and payment of any amounts then owing to the Certificate Insurer and the Trustee, any remaining property then held by the Trust shall be distributed to the Holder of the Trust Certificate.

                  The respective representations, warranties and indemnities of First Sierra, the Servicer and the Depositor will survive any termination of the Trust and the Pooling and Servicing Agreement.

AMENDMENT

                  The Pooling and Servicing Agreement may be amended by agreement of the Trustee, the Depositor and the Servicer at any time, without consent of the Certificateholders, but with the consent of the Certificate Insurer, to cure any ambiguity, upon receipt of an opinion of counsel to the Servicer that such amendment will not adversely affect in any respect the interests of any Certificateholder.

                  The Pooling and Servicing Agreement may also be amended from time to time by the Trustee, the Depositor, the Servicer, the Certificate Insurer and the Majority Holders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Receivables or distributions which are required to be made on any Certificate without the consent of the holder of such Certificate or (b) reduce the aforesaid percentage of Certificateholders required to consent to any amendment, without unanimous consent of the Certificateholders.

                  The Trustee is required under the Pooling and Servicing Agreement to furnish Certificateholders and the Rating Agencies with written notice of the substance of any such amendment to the Pooling and Servicing Agreement promptly upon execution of such amendment.

                  The "Majority Holders" are, for so long as the Class A Certificates remain outstanding, Class A Certificateholders owning a majority in Percentage Interest of all Class A Certificates.


                                   THE TRUSTEE

GENERAL

                  The Trustee, Bankers Trust Company, has an office at Four Albany Street, New York, New York 10006.

                  The Trustee may resign, subject to the conditions set forth below, at any time upon written notice to the Depositor, the Certificate Insurer and the Servicer, in which event the Servicer will be obligated to appoint a successor Trustee. If no successor Trustee shall have been so appointed and have accepted such appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition a court of competent jurisdiction for the appointment of a successor Trustee. Any successor Trustee shall be acceptable to the Certificate Insurer and shall meet the financial and other standards for qualifying as a successor Trustee under the Pooling and Servicing Agreement. The Servicer may with the consent of the Certificate Insurer and shall at the direction of the Certificate Insurer, or Certificateholders of any Class evidencing more than 25% of the Percentage Interests of such Class may, subject to consent of the Certificate Insurer, also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement and fails to resign after written request therefor, or is legally unable to act, or if the Trustee is adjudicated to be insolvent. In such circumstances, the Servicer or such Certificateholders will also be obligated to appoint a successor Trustee (acceptable to the Certificate Insurer). The Certificate Insurer shall also have the right to remove the Servicer for "cause" (as defined in the Pooling and Servicing Agreement). Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

DUTIES AND IMMUNITIES OF THE TRUSTEE

                  The Trustee will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates (other than the authentication thereof) or of any Receivable or related document and will not be accountable for the use or application by First Sierra or the Depositor of any funds paid to the Depositor in consideration of the sale of any Certificates. If no Event of Servicing Termination has occurred, then the Trustee will be required to perform only those duties specifically required of it under the Pooling and Servicing Agreement. However, upon receipt of the various resolutions, certificates, statements, opinions, reports, documents, orders or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform as to form to the requirements of the Pooling and Servicing Agreement.

                  No recourse is available based on any provision of the Pooling and Servicing Agreement, the Certificates or any Receivable or assignment thereof against Bankers Trust Company, in its individual capacity, and Bankers Trust Company shall not have any personal obligation, liability or duty whatsoever to any Certificateholder or any other person with respect to any such claim and such claim shall be asserted solely against the Trust Assets or any indemnitor, except for such liability as is determined to have resulted from the Trustee's own negligence or willful misconduct.

                  The Trustee will be entitled to receive, pursuant to the priority set forth in the Pooling and Servicing Agreement, (a) reasonable compensation for its services (the "Trustee Fee"), (b) reimbursement for its reasonable expenses and (c) indemnification for loss, liability or expense incurred without negligence or bad faith on its part, arising out of performance of its duties thereunder ((b) and (c) collectively, the "Trustee Expenses").


                       PREPAYMENT AND YIELD CONSIDERATIONS

                  On each Payment Date prior to the Initial Amortization Date, an amount equal to all Base Principal Amount, Residual Receipts and Defaulted Residual Receipts will be disbursed by the Trust in consideration of the transfer of New Transferred Property relating to Contracts having an Aggregate Discounted Contract Principal Balance on such Payment Date equal as nearly as practicable to the amount of such Base Principal Amount, Residual Receipts and Defaulted Residual Receipts. Beginning with the Initial Amortization Date, an amount equal to Base Principal Amount, Residual Receipts and Defaulted Residual Receipts shall be distributed to the holders of the Certificates as described herein.

                  Following the Interest-Only Period, the rate of principal payments on the Class A Certificates will be directly related to the rate of principal payments on the underlying Contracts. If purchased at a price other than par, the yield to maturity will also be affected by the rate of such principal payments. The principal payments on such Contracts may be in the form of scheduled principal payments or liquidations due to default, casualty and the like. Any such payments will result in distributions to Class A Certificateholders of amounts which would otherwise have been distributed over the remaining term of the Contracts. In general, the rate of such payments may be influenced by a number of other factors, including general economic conditions. The rate of payment of principal may also be affected by any removal of the Contracts from the pool and the deposit of the related Prepayment Amount or Reconveyance Amount into the Collection Account.

                  The Contracts generally do not provide for the right of the Lessee to prepay. Under the Pooling and Servicing Agreement, the Servicer will be permitted to allow such Prepayments in full or in part, provided that no Prepayment of a Contract will be allowed in an amount less than the Prepayment Amount.

                  The weighted average life of, and, if purchased at other than par, the yield to maturity on, a Certificate will be directly related to the rate of payment of principal of the Contracts, including for this purpose liquidations due to defaults, casualties and condemnations, and repurchases of Contracts by First Sierra.

                  The final scheduled Payment Date for the Class A Certificates is June 10, 2002, for the Class B-1 Certificates is June 10, 2002, and for the Class B-2 Certificates is June 10, 2002. Such dates are the dates on which the related Certificate Principal Balance would be reduced to zero, assuming, among other things, (i) no Prepayments are received on any of the Contracts and (ii) the Modeling Assumptions (as defined below). The weighted average life of the Certificates of each Class is likely to be shorter than would be the case if payments actually made on the Contracts conformed to the foregoing assumptions, and the final Payment Dates with respect to the Certificates of each Class could occur significantly earlier than such final scheduled Payment Dates because First Sierra may repurchase Contracts in the event of breaches of representations and warranties.

                  "Weighted average life" refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average lives of the Classes of Certificates will be influenced by the rate at which principal payments (including scheduled payments and prepayments) on the Contracts are made. Principal payments on Contracts may be in the form of scheduled amortization or prepayments (for this purpose, the term

"prepayment" includes prepayments and liquidations due to a default or other dispositions of the Contracts). The weighted average lives of the Certificates will also be influenced by delays associated with realizing on Defaulted Contracts. The prepayment model used in this Prospectus Supplement, the "Conditional Prepayment Rate" or "CPR", represents an assumed annualized rate of prepayment relative to the then outstanding balance on a pool of contracts. The CPR assumes that a fraction of the outstanding Contract Pool is prepaid on each Payment Date, which implies that each Contract in the Contract Pool is equally likely to prepay. This fraction, expressed as a percentage, is annualized to arrive at the CPR for the Contract Pool. The CPR measures prepayments based on the outstanding principal on the previous Payment Date. The CPR further assumes that all Contracts are the same size and amortize at the same rate and that each Contract will be either paid as scheduled or prepaid in full.

WEIGHTED AVERAGE LIVES OF THE CERTIFICATES

                  For the purpose of the table below, it is assumed, among other things, that: (i) the Closing Date for the Certificates occurs on November 15, 1996, (ii) distributions on the Certificates are made on the 10th day of each month regardless of the day on which the Payment Date actually occurs, commencing in December 1996 in accordance with the priorities described herein,
(iii) no delinquencies or defaults in the payment of principal and interest on the Contracts are experienced, (iv) no Contract is repurchased for breach of a representation and warranty or otherwise, (v) interest accrues on the Aggregate Discounted Contract Principal Balance at a rate of 7.10% per annum, (vi) during the InterestOnly Period, new Contracts are transferred to the Trust with an aggregate Discounted Contract Principal Balance equal to the total amount of scheduled and unscheduled principal received in the prior Collection Period with an amortizing term of sixty months from the date of transfer and an interest rate of 7.10% per annum, (vii) Prepayments on the Initial Contracts and the new Contracts are received on the last day of each Collection Period, commencing on December 1, 1996, with respect to the Initial Contracts, and the last day of the Collection Period following the month of transfer with respect to the new Contracts, at the indicated percentages of CPR, (viii) no Prepayments are used to acquire Additional Contracts after the Interest-Only Period, (ix) no Required Amortization Event or Restricting Event occurs, (x) the Class A Certificate Rate is 6.29% per annum, the Class B-1 Certificate Rate is 7.01% per annum and the Class B-2 Certificate Rate is 8.22% per annum, (xi) the Servicing Fee is 0.50% per annum and the sum of the Trustee and Back-up Servicer Fees is 0.020% per annum, (xii) the contract pool consists of a single contract with a Discounted Contract Principal Balance equal to $72,024,443.60 and (xiii) scheduled payments on each of the contracts are timely received (collectively, the "Modeling Assumptions").

                  Since the table was prepared on the basis of the Modeling Assumptions, there may be discrepancies between the characteristics of the actual Contracts and the characteristics of the Contracts assumed in preparing the table. Any such discrepancies may have an effect upon the percentages of the Certificate Principal Balance outstanding and weighted average lives of the Certificates set forth in the table. In addition, since the actual Contracts in the Trust have characteristics which differ from those assumed in preparing the table set forth below, the related Principal Distribution Amount may be made earlier or later than as indicated in the table.

                  The following table sets forth the percentages of the initial principal amount of the Class A Certificates that would be outstanding after each of the dates shown, assuming a CPR of 0%, 1%, 2% and 3%, respectively.

                        PERCENTAGE OF INITIAL CERTIFICATE
                          PRINCIPAL BALANCE OUTSTANDING

                              CLASS A CERTIFICATES

                                                                Prepayment Speed (CPR)
          Payment
           Date                       0%                       1%                       2%                       3%
--------------------------------------------------------------------------------------------------------------------------------

Closing Date                            100.00%                  100.00%                   100.00%                  100.00%
December 10, 1996                       100.00%                  100.00%                   100.00%                  100.00%
March 10, 1997                          100.00%                  100.00%                   100.00%                  100.00%
June 10, 1997                           100.00%                  100.00%                   100.00%                  100.00%
September 10, 1997                      100.00%                  100.00%                   100.00%                  100.00%
December 10, 1997                        94.56%                   94.42%                    94.28%                   94.14%
March 10, 1998                           86.56%                   86.25%                    85.94%                   85.63%
June 10, 1998                            78.71%                   78.26%                    77.81%                   77.36%
September 10, 1998                       71.22%                   70.67%                    70.12%                   69.56%
December 10, 1998                        63.90%                   63.28%                    62.66%                   62.03%
March 10, 1999                           56.87%                   56.21%                    55.54%                   54.88%
June 10, 1999                            50.34%                   49.66%                    48.98%                   48.30%
September 10, 1999                       44.60%                   43.90%                    43.06%                   42.37%
December 10, 1999                        38.98%                   38.28%                    37.58%                   36.75%
March 10, 2000                           33.64%                   32.83%                    32.16%                   31.49%
June 10, 2000                            28.48%                   27.84%                    27.07%                   26.44%
September 10, 2000                       23.83%                   23.11%                    22.51%                   21.93%
December 10, 2000                        19.19%                   18.65%                    18.00%                   17.48%
March 10, 2001                           14.56%                   14.11%                    13.66%                   13.22%
June 10, 2001                            10.25%                    9.88%                     9.42%                    9.08%
September 10, 2001                        6.47%                    6.10%                     5.83%                    5.57%
December 10, 2001                         3.45%                    3.23%                     3.02%                    2.75%
March 10, 2002                            1.21%                    1.05%                     0.88%                    0.68%
June 10, 2002                             0.00%                    0.00%                     0.00%                    0.00%
September 10, 2002                        0.00%                    0.00%                     0.00%                    0.00%
December 10, 2002                         0.00%                    0.00%                     0.00%                    0.00%
March 10, 2003                            0.00%                    0.00%                     0.00%                    0.00%
June 10, 2003                             0.00%                    0.00%                     0.00%                    0.00%
September 10, 2003                        0.00%                    0.00%                     0.00%                    0.00%
December 10, 2003                         0.00%                    0.00%                     0.00%                    0.00%

--------------------------------------------------------------------------------------------------------------------------------
Weighted Average                          2.80                     2.78                      2.76                     2.74
  Life (years)


                  The Contracts will not have the characteristics assumed above, and there can be no assurance that (i) the Contracts will prepay at any of the rates shown in the table or at any other particular rate or will prepay proportionately or (ii) the weighted average lives of the Certificates of each Class will be as calculated above. Because the rate of distributions of principal of the Certificates will be a result of the actual amortization (including prepayments) of the Contracts, which will include Contracts that have remaining terms to stated maturity shorter or longer than those assumed, the weighted average lives of the Certificates will differ from those set forth above, even if all of the Contracts prepay at the indicated constant prepayment rates.

                  The effective yield to Class A Certificateholders will depend upon, among other things, the price at which such Certificates are purchased, and the amount of and rate at which principal, including both scheduled and unscheduled payments thereof, is paid to the Class A Certificateholders. The yield to Class A Certificateholders will also be affected by lags between the time interest accrues to Class A Certificateholders and the time the related interest income is received by the Class A Certificateholders. See "Risk Factors
- Maturity and Prepayment Considerations" in the Prospectus.

                  Due to the subordination provisions applicable to the Certificates, it is likely that the Class A Principal Balance will amortize more rapidly than will the Initial Aggregate Discounted Contract Principal Balance. See "Summary of Terms -- Subordination Provisions" and "Description of Certificates -- Flow of Funds" in this Prospectus Supplement.

                        THE CERTIFICATE INSURANCE POLICY
                           AND THE CERTIFICATE INSURER

                  The following information has been supplied by the Certificate Insurer for inclusion in this Prospectus Supplement.

                  The Certificate Insurer, in consideration of the payment of the premium and subject to the terms of the Certificate Insurance Policy, thereby unconditionally and irrevocably guarantees to any Owner (as defined below) that an amount equal to each full and complete Insured Payment will be received by the Trustee, or its successor, on behalf of the Owners from the Certificate Insurer for distribution by the Trustee to each Owner of each Owner's proportionate share of such Insured Payment. The Certificate Insurer's obligations under the Certificate Insurance Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in the Certificate Insurance Policy and no accelerated Insured Payments shall be made regardless of any acceleration of the Class A Certificates, unless such acceleration is at the sole option of the Certificate Insurer.

                  Notwithstanding the foregoing paragraph, the Certificate Insurance Policy does not cover shortfalls, if any, attributable to the liability of the Trust or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

                  The Certificate Insurer will pay any Insured Payment that is a Preference Amount (as described below) on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the Certificate Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Owner relating to or arising under the Class A Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Certificate Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Certificate Insurer, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following

Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Class A Certificates to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

                  The Certificate Insurer will pay any other amount payable under the Certificate Insurance Policy no later than 12:00 noon New York City time on the later of the Payment Date on which the related Deficiency Amount is due or the second Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A. as Fiscal Agent for the Certificate Insurer or any successor fiscal agent appointed by the Certificate Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon New York City time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the Certificate Insurance Policy it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Certificate Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

                  Insured Payments due under the Certificate Insurance Policy unless otherwise stated in the Certificate Insurance Policy will be disbursed by the Fiscal Agent to the Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.

                  The Fiscal Agent is the agent of the Certificate Insurer only and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Certificate Insurer to deposit or cause to be deposited, sufficient funds to make payments due under the Certificate Insurance Policy.

                  Subject to the terms of the Pooling and Servicing Agreement, the Certificate Insurer shall be subrogated to the rights of each Owner to receive payments under the Class A Certificates to the extent of any payment by the Certificate Insurer under the Certificate Insurance Policy.

As used in the Certificate Insurance Policy, the following terms shall have the following meanings:

                  "Business Day" means any day other than a Saturday, a Sunday or a day on which the Certificate Insurer and banking institutions in New York City or in the city in which the corporate trust office of the Trustee is located are authorized or obligated by law or executive order to close.


                  "Deficiency Amount" means, as of any Payment Date, the Available Funds Shortfall.

                  "Insured Payment" means (i) as of any Payment Date, any Deficiency Amount and (ii) any Preference Amount.

                  "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of the exhibit attached to the Certificate Insurance Policy, the original of which is substantially delivered by registered or certified mail, from the Trustee specifying the related Insured Payment which shall be due and owing on the applicable Payment Date.

                  "Owner" means each holder of a Class A Certificate (other than the Depositor, the Servicer or any subservicer) who, on the applicable Payment Date, is entitled under the terms of the applicable Class A Certificate, to payment thereunder.

                  "Preference Amount" means any amount previously distributed to an Owner on the Class A Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C. ss. 101 et seq.), as amended from time to time (the "Bankruptcy Code"), in accordance with a final nonappealable order of a court having competent jurisdiction.

                  Capitalized terms used in the Certificate Insurance Policy and not otherwise defined therein will have the respective meanings set forth in the Pooling and Servicing Agreement as of the date of execution of the Certificate Insurance Policy, without giving effect to any subsequent amendment or modification to the Pooling and Servicing Agreement unless such amendment or modification has been approved in writing by the Certificate Insurer.

                  Any notice under the Certificate Insurance Policy or service of process on the Fiscal Agent of the Certificate Insurer may be made at the address listed below for the Fiscal Agent of the Certificate Insurer or such other address as the Certificate Insurer shall specify in writing to the Trustee.

                  The notice address of the Fiscal Agent is 61 Broadway, 15th Floor, New York, New York, 10006, Attention: Municipal Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify to the Trustee in writing.

                  The Certificate Insurance Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

                  The insurance provided by the Certificate Insurance Policy is not covered by the Property/Casualty Insurance Security Fund specified in
Article 76 of the New York Insurance Law.

                  The Certificate Insurance Policy is not cancelable for any reason. The premiums on the Certificate Insurance Policy are not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the related Class A Certificates.

                  The Certificate Insurer is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company. MBIA Inc. is not obligated to pay the debts of or claims against the Certificate Insurer. The Certificate Insurer is domiciled in the State of New York and licensed to do business in and is subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The Certificate Insurer has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the Certificate Insurer, changes in control and transactions among affiliates. Additionally, the Certificate Insurer is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

                  The consolidated financial statements of the Certificate Insurer, a wholly owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 1995 and December 31, 1994 and for the three years ended December 31, 1995, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA, Inc. for the year ended December 31, 1995, and the consolidated financial statements of the Certificate Insurer and its subsidiaries for the six months ended June 30, 1996 and for the periods ending June 30, 1996 and June 30, 1995 included in the Quarterly Report on Form 10-Q of MBIA, Inc. for the period ending June 30, 1996, are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

                  All financial statements of the Certificate Insurer and its subsidiaries included in documents filed by MBIA Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Class A Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

                  The tables below present selected financial information of the Certificate Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and generally accepted accounting principles ("GAAP"):



                                         SAP
                                         ---

                            December 31,        June 30,
                                1995              1996

                              (Audited)        (Unaudited)

                                     (In millions)

Admitted Assets                 $3,814           $4,179

Liabilities                      2,540            2,804

Capital and Surplus              1,274            1,375



                                         GAAP
                                         ----

                            December 31,        June 30,
                                1995              1996

                              (Audited)        (Unaudited)

                                     (In millions)
Assets                          $4,463           $4,691

Liabilities                      1,937            2,088

Shareholder's Equity             2,526            2,602



                  Copies of the financial statements of the Certificate Insurer incorporated by reference herein and copies of the Certificate Insurer's 1995 year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from the Certificate Insurer. The address of the Certificate Insurer is 113 King Street, Armonk, New York 10504. The telephone number of the Certificate Insurer is (914) 273-4545.

                  The Certificate Insurer does not accept any responsibility for the accuracy or completeness of the Prospectus Supplement or any information or disclosure contained herein, or omitted heretofrom, other than with respect to the accuracy of the information regarding the Certificate Insurance Policy and Certificate Insurer set forth under the heading "The Certificate Insurance Policy and the Certificate Insurer".

                  Moody's Investors Service ("Moody's") rates the claims paying ability of the Certificate Insurer "Aaa."

                  Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies ("S&P") rates the claims paying ability of the Certificate Insurer "AAA."

                  Fitch Investor's Service, L.P. rates the claims paying ability of the Certificate Insurer "AAA."

                  Each rating of the Certificate Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Certificate Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

                  The above ratings are not recommendations to buy, sell or hold the Class A Certificates, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of either or both ratings may have an adverse effect on the market price of the Class A Certificates. The Certificate Insurer does not guaranty the market price of the Class A Certificates nor does it guaranty that the ratings on the Class A Certificates will not be revised or withdrawn.

               CERTAIN FEDERAL AND STATE INCOME TAX CONSIDERATIONS

                  The following is a general discussion of certain federal income tax consequences to the original purchasers of the Class A Certificates of the purchase, ownership and disposition of the Class A Certificates. It does not purport to discuss all federal income tax consequences that may be applicable to investment in the Class A Certificates or to particular categories of investors, some of which may be subject to special rules. In particular, this discussion applies only to institutional investors that purchase Class A Certificates directly from the Trust and hold the Class A Certificates as capital assets.

                  The discussion that follows, and the opinion set forth below of Dewey Ballantine, special tax counsel to Trust ("Tax Counsel"), are based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code") and the Treasury regulations promulgated thereunder as in effect on the date hereof and on existing judicial and administrative interpretations thereof. These authorities are subject to change and to differing interpretations, which could apply retroactively. The opinion of Tax Counsel is not binding on the courts or the Internal Revenue Service (the "IRS"). Potential investors should consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Class A Certificates.

CHARACTERIZATION OF THE CLASS A CERTIFICATES AS INDEBTEDNESS

                  In the opinion of Tax Counsel, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, based on the application of existing law to the facts as set forth in the Sale and Contribution Agreement, Pooling and Servicing Agreement, and other relevant documents and such investigations as it deemed appropriate, the Class A Certificates should be treated as indebtedness for federal income tax purposes with the Trust not treated as an association taxable as a corporation for federal income tax purposes.

                  In general, whether instruments such as the Class A Certificates constitute indebtedness for federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction pursuant to which they are issued rather than merely upon the form of the transaction or the manner in which the instruments are labeled. The IRS and the courts have set forth various factors to be taken into account in determining, for federal income tax purposes, whether or not an instrument constitutes indebtedness and whether a transfer of property is a sale because the transferor has relinquished substantial incidents of ownership in the property or whether such transfer is a borrowing secured by the property. On the basis of its analysis of such factors as applied to the facts and First Sierra's economic analyses of the contemplated transaction, Tax Counsel has concluded, as stated above, that the Class A Certificates should constitute indebtedness for federal income tax purposes.

                  In the Pooling and Servicing Agreement, the parties thereto and all successors and assigns thereof, including, upon acquisition of the Class A Certificates, the Class A Certificateholders, express their mutual intent that the Class A Certificates shall constitute indebtedness for all applicable tax purposes and, further, covenant and agree to treat the Class A Certificates as indebtedness for all applicable tax purposes in all tax filings, reports and returns and otherwise. Notwithstanding such agreement, because different criteria are used to determine the non-tax accounting characterization of the issuance and sale of the Class A Certificates, the Depositor and the Servicer intend to treat the transaction as a sale of interests in the Contracts for financial accounting purposes.

                  Although the economic substance of a transaction is generally of primary importance in determining its proper treatment for federal income tax purposes, nevertheless, a party to a transaction will be held to a high standard of proof in establishing that the form of the transaction, if at variance with the economic substance of the transaction, should not be treated as controlling. In some instances, courts have indicated that a taxpayer should be bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel is nonetheless of the opinion that the Class A Certificates should be treated as indebtedness for federal income tax purposes because (i) in many respects the form of the transaction as reflected in the operative provisions of the documents accords with the characterization of the Class A Certificates as indebtedness, (ii) the parties have stated unambiguously their intention to treat the Class A Certificates as indebtedness for tax purposes and (iii) the characteristics of the Class A Certificates strongly indicate that in economic substance the Class A Certificates are a form of indebtedness.

POSSIBLE CLASSIFICATION OF THE TRANSACTION AS A PARTNERSHIP OR ASSOCIATION TAXABLE AS A CORPORATION

                  Accordingly, potential investors should recognize that there is some uncertainty as to the correct characterization of the Class A Certificates. It is possible that the IRS could assert that, for federal income tax purposes, the transaction contemplated by this Prospectus Supplement constitutes the sale of a direct or indirect interest in the Contracts to the Class A Certificateholders and that the proper classification of the legal relationship between the Servicer, the Depositor, the Trust and the Class A Certificateholders resulting from this transaction is that of a partnership or an association taxable as a corporation. Since Tax Counsel is of the opinion that the Class A Certificates will be treated as indebtedness in the hands of the Class A Certificateholders for federal income tax purposes, the Servicer, the Trustee and the Depositor will not attempt to comply with the federal income tax reporting requirements applicable to either partnerships or corporations.

                  If the transaction were treated as creating a partnership among the Class A Certificateholders, the Class B Certificateholders and the Depositor, the partnership itself would not be subject to federal income tax (unless characterized as a publicly traded partnership taxable as a corporation); rather, the Depositor and each Class A Certificateholder and each Class B Certificateholder would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount, timing and characterization of items of income and deductions for a Class A Certificateholder would differ if the Class A Certificates were held to constitute partnership interests, rather than indebtedness.

                  If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the Trust would be subject to federal income tax at corporate income tax rates on the income it derives from the Contracts, which would reduce the amounts available for distribution to the Class A Certificateholders. Cash distributions to the Class A

Certificateholders generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits.

                  Generally, section 7704(b) of the Code provides that a partnership is a "publicly traded partnership" if interests in the partnership are traded on an established securities market or are readily tradeable on a secondary market or a substantial equivalent. Securities are readily tradeable on a secondary market or the substantial equivalent of a secondary market if the buyer or seller of securities may buy, sell, or exchange them in a manner economically comparable to trading on an established securities (i.e., whenever interests are subject to firm-quote trading). On December 4, 1995, the Treasury Department issued final regulations under section 7704 that provide guidance regarding the classification of a partnership as a publicly traded partnership (the "Partnership Regulations"). The Partnership Regulations significantly narrow the circumstances under which a partnership may be excepted from classification as a publicly traded partnership. Any Class A Certificate recharacterized as equity by the IRS would likely not qualify as nonpublicly traded or be otherwise excepted from such classification pursuant to any safe harbors provided by the Partnership Regulations. Investors are urged to consult their own tax advisors with respect to issues relating to publicly traded partnerships.

TAXATION OF INTEREST INCOME OF CLASS A CERTIFICATEHOLDERS

                  The discussion that follows is based on the assumption that the Class A Certificates will be treated as indebtedness for federal income tax purposes.

                  Interest Income to Certificateholders. Interest on the Class A Certificates will be taxable as ordinary income for federal income tax purposes when received by the Class A Certificateholders utilizing the cash method of accounting and when accrued by Class A Certificateholders utilizing the accrual method of accounting. Interest received on the Class A Certificates also may constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.

                  Original Issue Discount. It is not anticipated that the Class A Certificates will have any original issue discount ("OID") other than possibly OID within a de minimis exception; and accordingly the provisions of sections 1271 through 1273 and 1275 of the Code generally will not apply to the Class A Certificates. OID will be considered de minimis if it is less than 0.25% of the principal amount of the Class A Certificate multiplied by its expected weighted average life.

                  Market Discount. A subsequent purchaser who buys a Class A Certificate for less than its principal amount may be subject to the "market discount" rules of Sections 1276 through 1278 of the Code. If a subsequent purchaser of a Class A Certificate disposes of such Certificate (including certain nontaxable dispositions such as a gift), or receives a principal payment, any gain upon such sale or other disposition will be recognized, or the amount of such principal payment will be treated, as ordinary income to the extent of any "market discount" accrued for the period that such purchaser holds the Class A Certificate. Such holder may instead elect to include market discount in income as it accrues with respect to all debt instruments acquired in the year of acquisition of the Class A Certificates and thereafter. Market discount generally will equal the excess, if any, of the then-current unpaid principal balance of the Class A Certificate over the purchaser's basis in such Certificate immediately after such purchaser acquired the Certificate. In general, market discount on a Class A Certificate will be treated as accruing over the term of such Certificate in the ratio of interest for the current period over the sum of such current interest and the expected amount of all remaining interest payments, or at the election of the holder, under a constant yield method.

                  The market discount rules also provide that a holder who incurs or continues indebtedness to acquire a Class A Certificate at a market discount may be required to defer the deduction of all or a portion of the interest on such indebtedness until the corresponding amount of market discount is included in income.

                  Notwithstanding the above rules, market discount on a Class A Certificate will be considered to be zero if it is less than a de minimis amount, which is 0.25% of the remaining principal balance of the Class A Certificate multiplied by its expected weighted average remaining life. If OID or market discount is de minimis, the actual amount of discount must be allocated to the remaining principal distributions on the Class A Certificate and, when each such distribution is received, capital gain equal to the discount allocated to such distribution will be recognized.

                  Market Premium. A subsequent purchaser who buys a Class A Certificate for more than its principal amount generally will be considered to have purchased such Certificate at a premium. Such holder may amortize such premium, using a constant yield method, over the remaining term of the Class A Certificate and, except as future regulations may otherwise provide, may apply such amortized amounts to reduce the amount of interest income reportable with respect to such Certificate over the period from the purchase date to the date of maturity of the Class A Certificate. Legislative history to the Tax Reform Act of 1986 indicates that the amortization of such premium on an obligation that provides for partial principal payments prior to maturity should be governed by the methods for accrual of market discount on such an obligation (described above). A holder that elects to amortize such premium must reduce tax basis in the related obligation by the amount of the aggregate deductions (or interest offsets) allowable for amortizable premium. If a debt instrument purchased at a premium is redeemed in full prior to its maturity, a purchaser who has elected to amortize premium should be entitled to a deduction for any remaining unamortized premium in the taxable year of redemption.

                  Sale or Exchange of Certificates. If a Class A Certificate is sold or exchanged, the seller of such Certificate will recognize gain or loss equal to the difference between the amount realized on the sale or exchange and the adjusted basis of such Certificate. The adjusted basis of a Class A Certificate will generally equal its cost, increased by any OID or market discount includable in income with respect to the Class A Certificate through the date of sale and reduced by any principal payments previously received with respect to the Class A Certificate, any payments allocable to previously accrued OID or market discount and any amortized market premium. Subject to the market discount rules, gain or loss will generally be capital gain or loss if the Class A Certificate was held as a capital asset. Capital losses generally may be used only to offset capital gains.

BACKUP WITHHOLDING WITH RESPECT TO CLASS A CERTIFICATES

                  Payments of interest and principal, together with payments of proceeds from the sale of Class A Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

FOREIGN INVESTORS IN CLASS A CERTIFICATES

                  A Class A Certificateholder that is not a "United States person" may be subject to United States federal withholding tax in respect of distributions on a Class A Certificate. Whether withholding of tax would be required, and, if so, the rate at which such withholding would be imposed, would depend upon a number of factors, including the characterization of the Class A Certificates and the Trust for federal income tax purposes, and, under current law, the withholding rate could be as high as 39.6 percent. For these purposes, "United States person" means a citizen or resident of the United States, a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or an estate or trust the income of which from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

STATE, LOCAL AND OTHER TAXES

                  Investors should consult their own tax advisors regarding whether the purchase of the Class A Certificates, either alone or in conjunction with an investor's other activities, may subject an investor to any state or local taxes based on an assertion that the investor is either "doing business" in, or deriving income from a source located in, any state or local jurisdiction. Additionally, potential investors should consider the state, local and other tax consequences of purchasing, owning or disposing of a Class A Certificate. State and local tax laws may differ substantially from the corresponding federal tax law, and the foregoing discussion does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Accordingly, potential investors should consult their own tax advisors with regard to such matters.

                  THE FEDERAL AND STATE INCOME TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A CLASS A CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CLASS A CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS OR IN THE INTERPRETATIONS THEREOF.


                              ERISA CONSIDERATIONS


                  ERISA imposes certain restrictions on those pension, profit-sharing and other employee benefit plans to which it applies ("Plans") and on those persons who have certain specified relationships to such Plans ("Parties in Interest"). ERISA also imposes certain duties on persons who are fiduciaries with respect to such Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant).

                  Section 406 of ERISA prohibits Plans from engaging in certain transactions involving the assets of such Plans with Parties in Interest with respect to such Plans, unless a statutory or administrative exemption is applicable to the transaction. Excise taxes under Section 4975 of the Code, penalties under Section 502 of ERISA and other penalties may be imposed on Plan fiduciaries and Parties in Interest (or "disqualified persons" under the Code) that engage in "prohibited transactions" involving assets of a Plan. Individual retirement arrangements and other plans that are not subject to ERISA, but are subject to Section 4975 of the Code, and disqualified persons with respect to such arrangements and plans, also may be subject to excise taxes and other penalties if they engage in prohibited transactions. Furthermore, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 114 S. Ct. 517 (1993), an insurance company may be subject to excise taxes and other penalties if such insurance company's general account is deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract).

                  The Department of Labor (the "DOL") has issued a final regulation (the "Plan Asset Regulation") concerning the definition of what constitutes the "plan assets" of a Plan or an individual retirement account or plan subject to Section 4975 of the Code (collectively, referred to as "Benefit Plans"). Under the Plan Asset Regulation, the assets and properties of certain entities in which a Benefit Plan makes an equity investment could be deemed to be assets of the Benefit Plan in certain circumstances. Accordingly, if the Class A Certificates constitute equity interests for purposes of the Plan Asset Regulation and Benefit Plans purchase Class A Certificates, the Trust could be deemed to hold Plan assets unless one of the exceptions under the Plan Asset Regulation is applicable to the Trust.

         The Plan Asset Regulation only applies to the purchase by a Benefit Plan of an "equity interest" in an entity. Accordingly, if the Class A Certificates do not constitute equity interests for purposes of the Plan Asset Regulation, the Trust would not be deemed to hold "plan assets" by reason of the acquisition of the Class A Certificates by a Benefit Plan. Assuming that the Class A Certificates are equity interests, the Plan Asset Regulation contains an exception that provides that if a Benefit Plan acquires a "publicly-offered security" the issuer of the security is not deemed to hold Benefit Plan assets. A "publicly-offered security" is a security that is (i) freely transferable,
(ii) part of a class of securities that is owned by 100 or more investors independent of the insurer and one another and (iii) either is (A) a part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act, or (B) sold to the Plan as part of an offering of Securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) and the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. The Class A Certificates will not be "publicly-offered securities."

         If the Class A Certificates are equity interests and fail to meet the criteria of "publicly-offered securities", the Trust's assets will be deemed to include assets of Benefit Plans that are Certificateholders if at any time participation by "benefit plan investors" (within the meaning of the Plan Asset Regulation) is "significant." In general, participation by benefit plan investors will be significant (within the meaning of the Plan Asset Regulation) if 25% or more of the value of the Class A Certificates is held by "benefit plan investors." Under those circumstances, transactions involving the Trust and Parties in Interest or "disqualified persons" with respect to such plans might be prohibited under Section 406 of ERISA and subject to excise taxes under
Section 4975 of the Code, or might result in other breaches of fiduciary duties under ERISA and penalties under Section 502 of ERISA unless an exemption is applicable. Thus, for example, if a person who is a Party in Interest or "disqualified person" with respect to any Benefit Plan is an obligor under one of the Receivables, under DOL interpretations the purchase of Class A Certificates by such plan could constitute a prohibited transaction. In addition, the persons providing services with respect to the assets of the Trust, including the Servicer and the Trustee, may be subject to the fiduciary responsibility provisions of Title I of ERISA and be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to transactions involving such assets.

         No interest in a Class A Certificate may be acquired by a "benefit plan investor" unless, after such acquisition, "benefit plan investors" will own less than 25% of the Class A Certificates. By acquisition of a Class A Certificate, each Class A Certificateholder will be deemed to have represented and warranted that it is not a "benefit plan investor." Notwithstanding the foregoing, if a prospective initial Class A Certificateholder shall indicate to the Trustee that it is a "benefit plan investor" and cannot provide such deemed representation, the Trustee may permit, by written notice to such initial Class A Certificateholder, the acquisition of Class A Certificates by such prospective initial purchaser (and the requirement for such a deemed representation shall be waived). The Trustee shall permit such acquisition (and waive such deemed representation) only if it determines that the purchase by such "benefit plan investor" will not result in 25% or more of the Class A Certificates being owned by "benefit plan investors." As indicated in the Pooling and Servicing Agreement, Class A Certificates may not be transferred to "benefit plan investors."



                                     RATINGS

                  As a condition to the issuance of the Class A Certificates, the Class A Certificates must be rated at least "AAA" by S&P and "Aaa" by Moody's. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. The rating assigned to the Class A Certificates addresses the likelihood of the receipt by Class A Certificateholders of all distributions to which such Class A Certificateholders are entitled. The rating assigned to the Class A Certificates does not represent any assessment of the likelihood that principal prepayments might differ from those originally anticipated or address the possibility that Class A Certificateholders might suffer a lower than anticipated yield.


                             METHOD OF DISTRIBUTION

                  Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement") for the sale of the Class A Certificates dated November 8, 1996, the Depositor has agreed to sell and First Union Capital Markets (the "Underwriter") has agreed to purchase, the Class A Certificates.

                  In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions therein, to purchase all the Class A Certificates offered hereby if any of such Class A Certificates are purchased.

                  The Underwriter has advised the Depositor that it proposes to offer the Class A Certificates purchased by the Underwriter for sale from time to time in one or more negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The Underwriter may effect such transactions by selling such Class A Certificates to or through a dealer, and such dealer may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter or purchasers of the Class A Certificates for whom they may act as agent. Any dealers that participate with the Underwriter in the distribution of the Class A Certificates purchased by the Underwriter may be deemed to be an underwriter, and any discounts or commissions received by them or the Underwriter, and any profit on the resale of Class A Certificates by them or the Underwriter may be deemed to be underwriting discounts or commissions under the Securities Act of 1933, as amended (the "Securities Act").

                  For further information regarding any offer or sale of the Class A Certificates pursuant to this Prospectus Supplement and the Prospectus, see "Method of Distribution" in the Prospectus.

                  The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriter may be required to make in respect thereof.


                                REPORT OF EXPERTS

                  The consolidated financial statements of MBIA Insurance Corporation and subsidiaries as of December 31, 1995 and December 31, 1994 and for the three years ended December 31, 1995 incorporated by reference into this Prospectus Supplement have been audited by Coopers & Lybrand, L.L.P., independent accountants, as set forth in their report thereon, and are incorporated by reference herein in reliance upon the authority of such firm as experts in accounting and auditing.


                                  LEGAL MATTERS

                  Certain legal matters relating to the Certificates will be passed upon for the Subsidiary, the Servicer and the Underwriter by Dewey Ballantine, New York, New York. Certain Federal income tax matters will be passed upon for the Issuer by Dewey Ballantine, New York, New York. Certain legal matters relating to the Certificate Insurer will be passed upon for the Certificate Insurer by Kutak Rock, Omaha, Nebraska.

                        INDEX OF PRINCIPAL DEFINED TERMS

                                                                                                               Page
                                                                                                               ----

Additional Contract Cut-Off Date..................................................................................3
Additional Contracts..............................................................................................6
Additional Equipment..............................................................................................6
Additional Transferred Property...................................................................................6
Advance Payments.................................................................................................37
Aggregate Discounted Contract Principal Balance...................................................................8
Amortization Period...............................................................................................2
Available Distribution Amount....................................................................................41
Available Funds..................................................................................................41
Available Funds Shortfall........................................................................................15
Back-up Servicer..................................................................................................3
Back-up Servicer Fee.............................................................................................16
Back-up Servicing Fee Rate.......................................................................................16
Bankers Trust.....................................................................................................1
Bankruptcy Code..................................................................................................59
Base Principal Amount............................................................................................41
Benefit Plans....................................................................................................65
Business Day.....................................................................................................58
Calculation Date..................................................................................................3
Cede..............................................................................................................2
Certificate Insurance Policy......................................................................................1
Certificate Insurer..............................................................................................15
Certificateholders................................................................................................5
Certificates......................................................................................................5
Class A Base Principal Distribution Amount.......................................................................14
Class A Certificate Factor.......................................................................................48
Class A Certificate Interest.....................................................................................42
Class A Certificate Principal Balance............................................................................42
Class A Certificate Rate..........................................................................................7
Class A Certificateholders........................................................................................1
Class A Certificates..............................................................................................1
Class A Insured Distribution Amount..............................................................................42
Class A Overdue Interest.........................................................................................42
Class A Overdue Principal........................................................................................42
Class A Percentage................................................................................................4
Class B Certificate Principal Balance............................................................................42
Class B Certificates..............................................................................................5
Class B-1 Base Principal Distribution Amount.....................................................................14
Class B-1 Certificate Factor.....................................................................................48
Class B-1 Certificate Interest...................................................................................42
Class B-1 Certificate Principal Balance..........................................................................42
Class B-1 Certificate Rate........................................................................................7
Class B-1 Certificateholders......................................................................................5
Class B-1 Certificates............................................................................................5
Class B-1 Overdue Interest.......................................................................................42
Class B-1 Overdue Principal......................................................................................42
Class B-1 Percentage.............................................................................................14
Class B-1 Termination Date.......................................................................................43
Class B-2 Base Principal Distribution Amount.....................................................................14
Class B-2 Certificate Factor.....................................................................................48
Class B-2 Certificate Interest...................................................................................43





Class B-2 Certificate Principal Balance..........................................................................43
Class B-2 Certificate Rate........................................................................................7
Class B-2 Certificateholders......................................................................................5
Class B-2 Certificates............................................................................................5
Class B-2 Overdue Interest.......................................................................................43
Class B-2 Overdue Principal......................................................................................43
Class B-2 Percentage.............................................................................................14
Class B-2 Termination Date.......................................................................................43
Code.............................................................................................................61
Collateral........................................................................................................5
Collection Account................................................................................................9
Collection Period.................................................................................................3
Commission........................................................................................................2
Conditional Prepayment Rate......................................................................................55
Contract Balance..................................................................................................8
Contract Files...................................................................................................30
Contract Payments.................................................................................................8
Contracts.........................................................................................................1
Control..........................................................................................................51
Conveyance Date..................................................................................................35
CPR..............................................................................................................55
Cut-Off Date......................................................................................................1
Defaulted Contract...............................................................................................14
Defaulted Residual Receipts......................................................................................43
Deficiency Amount................................................................................................58
Delinquency Trigger Event........................................................................................43
Delinquency Trigger Ratio........................................................................................43
Delinquent Contract..............................................................................................16
Depositor.........................................................................................................1
Determination Date...............................................................................................16
Discount Rate.....................................................................................................7
Discounted Contract Principal Balance.............................................................................7
DOL..............................................................................................................65
DTC...............................................................................................................2
Early Termination Contract.......................................................................................44
Equipment.........................................................................................................1
ERISA............................................................................................................19
Event of Servicing Termination...................................................................................51
Exchange Act......................................................................................................2
Excluded Amount..................................................................................................44
Expected Final Payment Date.......................................................................................1
Expired Contract.................................................................................................44
First Sierra......................................................................................................2
Fiscal Agent.....................................................................................................58
GAAP.............................................................................................................60
Gross Charge-Off Event...........................................................................................44
Gross Charge-Off Ratio...........................................................................................44
Gross Defaults...................................................................................................44
Holder of the Trust Certificate...................................................................................5
Initial Aggregate Discounted Contract Principal Balance...........................................................6
Initial Amortization Date.........................................................................................2
Initial Class A Certificate Principal Balance.....................................................................4
Initial Class B-1 Certificate Principal Balance..................................................................44
Initial Class B-2 Certificate Principal Balance..................................................................44



Initial Contracts.................................................................................................5
Initial Equipment.................................................................................................5
Initial Receivables...............................................................................................5
Initial Transferred Property......................................................................................4
Initial Unpaid Amount............................................................................................44
Insurance Agreement...............................................................................................7
Insurance Policies...............................................................................................30
Insured Payment..................................................................................................58
Interest Accrual Period..........................................................................................44
Interest-Only Period..............................................................................................2
investment income................................................................................................63
IRS..............................................................................................................61
Issuer............................................................................................................1
Issuer Delinquency Ratio.........................................................................................45
Issuer Delinquency Trigger Ratio.................................................................................45
Issuer Restricting Event.........................................................................................45
Lessee............................................................................................................8
Lockbox Account...................................................................................................9
Lockbox Agreement................................................................................................37
Lockbox Bank.....................................................................................................37
Majority Holders.................................................................................................53
Modeling Assumption..............................................................................................55
Monthly 90 Day Delinquent Aggregate Discounted Contract Principal Balance........................................45
Monthly Aggregate Discounted Contract Principal Balance..........................................................45
Monthly Gross Defaults...........................................................................................45
Moody's..........................................................................................................19
New Contracts.....................................................................................................2
New Equipment.....................................................................................................2
New Transferred Property..........................................................................................2
New Transferred Property Funding Account.........................................................................37
Notice...........................................................................................................58
OID..............................................................................................................63
Owner............................................................................................................58
Parties in Interest..............................................................................................65
Partnership Regulations..........................................................................................63
Payment Date......................................................................................................1
Payment Deficiency...............................................................................................22
Percentage Interest..............................................................................................15
Plan Asset Regulation............................................................................................65
Plans............................................................................................................65
Pool Factor......................................................................................................48
Pooling and Servicing Agreement...................................................................................1
Preference Amount................................................................................................59
Premium Amount...................................................................................................45
Premium Rate......................................................................................................7
Prepayment.......................................................................................................45
Prepayment Amount................................................................................................45
Prepayments......................................................................................................45
Private Label Program............................................................................................20
Prospectus........................................................................................................2
Rating Agency....................................................................................................19
Receivables.......................................................................................................1
Receivables Transfer Agreement....................................................................................4
Reconveyance Amount..............................................................................................22




Record Date.......................................................................................................4
Reimbursement Amount.............................................................................................46
Required Amortization Event......................................................................................46
Residual Receipts................................................................................................46
Restricting Event................................................................................................46
S&P..............................................................................................................19
Sale and Contribution Agreement...................................................................................2
SAP..............................................................................................................60
Scheduled Payments...............................................................................................46
Securities Act...................................................................................................67
Security Deposit.................................................................................................37
Security Deposit Account.........................................................................................37
Seller............................................................................................................2
Servicer..........................................................................................................1
Servicer Advance.................................................................................................16
Servicer Fee.....................................................................................................15
Servicer's Certificate...........................................................................................38
Servicing Charges................................................................................................16
Servicing Fee Rate...............................................................................................15
Servicing Officer ...............................................................................................50
Servicing Standard...............................................................................................23
Source............................................................................................................4
Source Agreement..................................................................................................4
Subordinate Certificates..........................................................................................5
Subordinated Percentage..........................................................................................47
Subsidiary........................................................................................................4
Substitute Contract..............................................................................................22
Substitute Contract Cut-Off Date..................................................................................3
Supplementary Report.............................................................................................50
Tax Counsel......................................................................................................61
Three-Month Average Aggregate Discounted Contract Principal Balance..............................................47
Transaction Documents.............................................................................................7
Transfer Agreements...............................................................................................4
Transfer Date....................................................................................................35
Transferred Property..............................................................................................4
Trust.............................................................................................................1
Trust Assets......................................................................................................5
Trust Certificate Principal Balance..............................................................................47
Trust Operating Expenses.........................................................................................10
Trust's Certificate Principal Balance............................................................................47
Trustee...........................................................................................................1
Trustee Expenses.................................................................................................54
Trustee Fee......................................................................................................54
UCC..............................................................................................................18
Underwriters.....................................................................................................67
Underwriting Agreement...........................................................................................67
United States person.............................................................................................64
Warehouse Lender..................................................................................................4
Weighted average life............................................................................................54


PROSPECTUS

                   Lease Backed Securities Issuable in Series

                       FIRST SIERRA RECEIVABLES II, INC.
                                    Company

                          First Sierra Financial Inc.,
                                    Servicer

         This Prospectus describes certain Equipment Lease Backed Notes (the "Notes") and Equipment Lease Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") that may be sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (each, a "Prospectus Supplement"). Each series of Securities may include one or more classes of Notes and one or more classes of Certificates. Each Series will be issued either by First Sierra Receivables II, Inc. (the "Company"), or by a trust to be formed by the Company for the purpose of issuing one or more series of such Securities (each, a "Trust"). The Company or a Trust (which may be an owner trust), as appropriate, issuing Securities as described in this Prospectus and the related Prospectus Supplement shall be referred to herein as the "Issuer."

         Each class of Securities of any series will evidence beneficial ownership in a segregated pool of assets segregated from the general assets of the Company or a segregated pool of assets owned by a Trust (each, an "Asset Pool") (such Securities, "Certificates") or will represent indebtedness of the Issuer secured by the Asset Pool (such Securities, "Notes"), as described herein and in the related Prospectus Supplement. Each Asset Pool may consist of any combination of operating leases, finance leases or participation interests in one or more pools of operating and/or finance leases, together with all monies received relating thereto (the "Contracts"). Each Asset Pool may also include the underlying equipment and property relating thereto, together with the proceeds thereof (the "Equipment" together with the Contracts, the "Receivables"). If and to the extent specified in the related Prospectus Supplement, credit enhancement with respect to an Asset Pool or any class of Securities may include any one or more of the following: a financial guaranty insurance policy (a "Policy") issued by an insurer specified in the related Prospectus Supplement, a reserve account, letters of credit, credit or liquidity facilities, third party payments or other support, cash deposits or other arrangements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination, cross-support among the Receivables or over-collateralization. See "Description of the Trust Agreements -- Credit Enhancements." The Receivables in the Asset Pool for a series will have been originated by First Sierra Financial, Inc. (the "Seller" or "First Sierra") or acquired by First Sierra from other entities generally in the business of originating or acquiring Receivables. Except to the extent provided herein and in the related Prospectus Supplement, the Company will acquire the Receivables from the Seller on or prior to the date of issuance of the related Securities, as described herein and in the related Prospectus Supplement. Each series of Securities will include one or more classes (each, a "Class"). A series may include one or more Classes of Securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. The rights of one or more Classes of Securities of any series may be senior or subordinate to the rights of one or more of the other Classes of Securities. A series may include two or more Classes of Securities which differ as to the timing, sequential order, priority of payment, interest rate or amount of distributions of principal or interest or both. Information regarding each Class of Securities of a series, together with certain characteristics of the related Receivables, will be set forth in the related Prospectus Supplement. The rate of payment in respect of principal of the Securities of any Class will depend on the priority of payment of such a Class and the rate and timing of payments (including prepayments, defaults, liquidations or repurchases of Receivables) on the related Receivables. A rate of payment lower or higher than that anticipated may affect the weighted average life of each Class of Securities in the manner described herein and in the related Prospectus Supplement. See "Description of the Securities."

         PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" ON PAGE HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT.

THE NOTES OF A GIVEN SERIES REPRESENT OBLIGATIONS OF THE ISSUER ONLY AND DO NOT REPRESENT INTERESTS OF FIRST SIERRA, ANY SERVICER, ANY SUBSERVICER, ANY LESSOR OR ANY OF THEIR RESPECTIVE AFFILIATES. THE CERTIFICATES OF A GIVEN SERIES REPRESENT BENEFICIAL INTERESTS IN THE RELATED TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE COMPANY, FIRST SIERRA, ANY SERVICER, ANY SUBSERVICER, ANY LESSOR OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE SECURITIES NOR THE UNDERLYING RECEIVABLES WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY FIRST SIERRA, THE COMPANY, ANY SERVICER, ANY LESSOR, ANY TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT. SEE ALSO "RISK FACTORS."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 Offers of the Securities may be made through one or more different methods, including offerings through underwriters as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement. Prior to issuance, there will have been no market for the Securities of any series, and there can be no assurance that a secondary market for the Securities will develop, or if it does develop, it will continue.

                 RETAIN THIS PROSPECTUS FOR FUTURE REFERENCE. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

                 The date of this Prospectus is April 18, 1996.

                             PROSPECTUS SUPPLEMENT

         The Prospectus Supplement relating to a series of Securities to be offered hereunder, among other things, will set forth with respect to such series of Securities: (i) a description of the Class or Classes of such Securities, (ii) the rate of interest, the "Pass-Through Rate" or "Interest Rate" or other applicable rate (or the manner of determining such rate) and authorized denominations of such Class of such Securities; (iii) certain information concerning the Receivables and insurance polices, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees or other forms of credit enhancement, if any, relating to one or more pools of Receivables or all or part of the related Securities; (iv) the specified interest, if any, of each Class of Securities in, and manner and priority of, the distributions from the Asset Pool; (v) information as to the nature and extent of subordination with respect to such series of Securities, if any; (vi) the payment date to Securityholders; (vii) information regarding the Servicer; (viii) the circumstances, if any, under which each Asset Pool may be subject to early termination; (ix) information regarding tax considerations; and (x) additional information with respect to the method of distribution of such Securities.

                             AVAILABLE INFORMATION

         The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at Northwest Atrium Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

         No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby, nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

         This Prospectus, together with the Prospectus Supplement for each Series or Class of Securities will contain a summary of the material liens of the applicable exhibits to the Registration Statement and the documents referred to herein and therein. Copies of such exhibits are on file at the offices of the Commission in Washington, D.C., and may be obtained at rates prescribed by the Commission upon request and may be inspected, without charge, at the Commission's offices.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents subsequently filed by the Company, either on its own behalf or on behalf of a Trust, relating to any series of Securities referred to in the accompanying Prospectus Supplement, with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of any offering of the Securities issued by the Company or a Trust, shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                           REPORTS TO SECURITYHOLDERS

         Periodic and annual reports concerning any Security and the related Asset Pool will be provided to the Securityholders. See "Description of the Securities -- Reports to Securityholders." If the Securities of a series are to be issued in book-entry form, such reports will be provided to the Securityholder of record and beneficial owners of such Securities will have to rely on the procedures described herein under "Description of Securities - Book-Entry Registration."

         The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to: First Sierra Financial Inc., Texas Commerce Tower, 70th Floor, 600 Travis Street, Houston, Texas 77002, Attention: Sandy Ho, Chief Financial Officer, (713) 221-8822.

                                SUMMARY OF TERMS

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities of any series contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Securities. Certain capitalized terms used in the summary are defined elsewhere in the Prospectus on the pages indicated in the "Index of Terms."

Issuers . . . . . . . . . .       With respect to each series of Securities,
                                  either the Company or a trust (each, a
                                  "Trust") to be formed by the Company.  The
                                  Company or a Trust issuing Securities
                                  pursuant to this Prospectus and the related
                                  Prospectus Supplement shall be referred to herein as the "Issuer" with respect to the related Securities. Each class of Securities will be issued by the Company or a Trust and will either evidence a beneficial ownership in or indebtedness secured by a segregated pool of assets segregated from the general assets of the Company or a segregated pool of assets owned by a Trust (such pool of assets, a "Asset Pool"). No Series will be secured by more than one Asset Pool, except to the extent that more than one Asset Pool receives the benefit of a common form of credit enhancement. See "The Issuers."

Company   . . . . . . . . .       First Sierra Receivables II, Inc., a Delaware
                                  corporation, (the "Company"). The principal office of the Company is located at 218 South
                                  U.S. Highway 1, Suite 303, Tequesta, Florida
                                  33469, and its telephone number is
                                  (407)-745-9292.  The Company is a
                                  wholly-owned subsidiary of the Servicer.  See
                                  "The Company."

Servicer  . . . . . . . . .       First Sierra Financial, Inc., a Delaware
                                  corporation (the "Servicer" or "First
                                  Sierra").  The principal office of First
                                  Sierra is Texas Commerce Tower, 600 Travis
                                  Street, 70th Floor, Houston, Texas 77002, and its telephone number is (713) 221-8822. See
                                  "The Servicer."

Seller  . . . . . . . . . .       The Company will acquire the Receivables from
                                  First Sierra or an affiliate (collectively the "Seller"). The Receivables will be acquired by the Seller either (a) as the result of the acquisition of equipment lease portfolios from small ticket lessors (the
                                  "Portfolio Acquisition Program") or (b) as the result of the ongoing acquisition of equipment leases which comply with certain underwriting criteria specified by First
                                  Sierra from certain lessors as such leases are originated (the "Private Label Program").
                                  A "small-ticket" lessor, is a lessor who leases equipment having original equipment costs which are generally less than $1 million. For a more complete description of the Portfolio Acquisition Program and the Private Label Program please see the descriptions under the caption "The
                                  Receivables" herein and in the related
                                  Prospectus Supplement.

Trustee . . . . . . . . . .       The Trustee for each series of Securities
                                  will be specified in the related Prospectus
                                  Supplement.

The Securities  . . . . . .       Each Class of Securities of any series will
                                  evidence beneficial ownership in an Asset
                                  Pool) (such Securities, "Certificates") or will represent indebtedness of the Issuer secured by the Asset Pool (such Securities,
                                  "Notes"), as described herein and in the related Prospectus Supplement. Each Asset
                                  Pool may consist of any combination of
                                  operating leases, finance leases, or
                                  participation interests in one or more pools of operating and/or finance leases, together with all monies received relating thereto
                                  (the "Contracts"). The characteristics of a particular Asset Pool will be more fully described in the related Prospectus
                                  Supplement. To the extent any Asset Pool includes participation interests in previously issued lease-backed securities, such securities: (a) either will have (i) been previously registered under the
                                  Securities Act, or (ii) held for at least the Rule 144(k) holding period; and (b) will have been acquired in a bona fide secondary market transaction not from the issuer of such securities or an affiliate thereof. In addition, (x) the inclusion of such participation interests must not require the issuer of such participation interests to register such participation interests with the Commission because such issuer would be considered a "co-issuer" of the securities backed in part by such participation interests and (y) following the inclusion of such participation interests, the Issuer must continue to satisfy the requirements to be an offering of "asset-backed securities" as such term is defined in the instructions to the Registration Statement on Form S-3. Each
                                  Asset Pool also may include the underlying equipment and property relating thereto, together with the proceeds thereof (the
                                  "Equipment" and together with the Contracts, the "Receivables"). If and to the extent specified in the related Prospectus
                                  Supplement, credit enhancement with respect to an Asset Pool or any class of Securities may include any one or more of the following:
                                  a financial guaranty insurance policy (a
                                  "Policy") issued by an insurer specified in the related Prospectus Supplement, a reserve account, letters of credit, credit or liquidity facilities, third party payments or other support, cash deposits or other arrangements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination, cross-support among the Receivables or over-collateralization. The Company will acquire the Receivables from the Seller on or prior to the date of issuance of the related
                                  Securities, as described herein and in the related Prospectus Supplement.

                                  With respect to Securities issued by a Trust, each Trust will be established pursuant to an agreement (each, a "Pooling Agreement") by and between the Company and the Trustee named therein. Each Pooling Agreement will describe the related pool of Receivables held by the Trust.

                                  With respect to Securities that represent debt issued by the Issuer, the Issuer will enter into an indenture (each, an "Indenture") by and between the Issuer and the trustee named on such Indenture (the "Indenture Trustee"). Each Indenture will describe the related pool of Receivables comprising the Asset Pool and securing the debt issued by the related Issuer.

                                  The Receivables comprising each Asset Pool will be serviced by the Servicer pursuant to a servicing agreement (each, a "Servicing Agreement") by and between the Servicer and the related Issuer. In addition, the lessors from whom the Receivables were acquired (each, a "Lessor") may be required to perform certain monitoring and collection functions with respect to the Receivables on behalf of the Seller and its assignee pursuant to the purchase agreement between the First Sierra and such Lessor (each, a "Purchase Agreement") Such Purchase Agreements will be assigned to the Asset Pool.

                                  In the case of any individual Asset Pool, the contractual arrangements relating to the establishment of a Trust, if any, the servicing of the related Receivables and the issuance of the related Securities may be contained in a single agreement, or in several agreements which combine certain aspects of the Pooling Agreement, the Servicing Agreement and the Indenture described above (for example, a pooling and servicing agreement, or a servicing and collateral management agreement). For purposes of this Prospectus, the term "Trust Agreement" as used with respect to an Asset Pool means, collectively, and except as otherwise described in the related Prospectus Supplement, any and all agreements relating to the establishment of a Trust, if any, the servicing of the related Receivables and the issuance of the related Securities. The term "Trustee" means any and all persons acting as a trustee pursuant to a Trust Agreement.

                          Securities Will Be Non-Recourse to the Seller.

                                  The Securities will not be obligations,
                                  either recourse or non-recourse (except for certain non-recourse debt described under "Certain Tax Considerations" in the related Prospectus Supplement), of the Servicer, the Seller or any person other than the related Issuer. The Notes of a given series represent obligations of the Issuer, and the Certificates of a given series represent beneficial interests in the related Trust only and do not represent interests in or obligations of the Company, the Seller or any of their respective affiliates other than the related Trust. In the case of Securities that represent beneficial ownership interest in the related Trust, such Securities will represent the beneficial ownership interests in such Trust and the sole source of payment will be the assets of such Trust. In the case of Securities that represent debt issued by the related Issuer, such Securities will be secured by assets in the related Asset Pool. Notwithstanding the foregoing, and as to be described in the related Prospectus Supplement, certain types of credit enhancement, such as a letter of credit, financial guaranty insurance policy or reserve fund may constitute a full recourse obligation of the issuer of such credit enhancement.

                          General Nature of the Securities as Investments.

                                  All of the Securities offered pursuant to this Prospectus and the related Prospectus Supplement will be rated in one of the four highest rating categories by one or more Rating Agencies (as defined herein).

                                  Additionally, the Securities offered pursuant to this Prospectus and the related Prospectus Supplement generally will be of the fixed-income type having a principal balance (or certificate balance) and a specified interest rate ("Interest Rate"). Securities may either represent beneficial ownership interests in the related Receivables held by the related Trust or debt secured by certain assets of the related Issuer.

                                  Each series or Class of Securities offered pursuant to this Prospectus may have a different Interest Rate, which may be a fixed or adjustable Interest Rate. The related Prospectus Supplement will specify the Interest Rate for each series or Class of Securities described therein, or the initial Interest Rate and the method for determining subsequent changes to the Interest Rate.

                                  A series may include one or more Classes of Securities ("Strip Securities") entitled (i) to principal distributions, with disproportionate, nominal or no interest distributions, or (ii) to interest distributions, with disproportionate, nominal or no principal distributions. In addition, a Series of Securities may include two or more Classes of Securities that differ as to timing, sequential order, priority of payment, Interest Rate or amount of distribution of principal or interest or both, or as to which distributions of principal or interest or both on any Class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the related pool of Receivables. Any such series may include one or more Classes of Securities ("Accrual Securities"), as to which certain accrued interest will not be distributed but rather will be added to the principal balance (or nominal balance, in the case of Accrual Securities which are also Strip Securities) thereof on each Payment Date, as hereinafter defined, or in the manner described in the related Prospectus Supplement.

                                  If so provided in the related Prospectus
                                  Supplement, a series may include one or more other Classes of Securities (collectively, the "Senior Securities") that are senior to one or more other Classes of Securities (collectively, the "Subordinate Securities") in respect of certain distributions of principal and interest and allocations of losses on Receivables.

                                  In addition, certain Classes of Senior (or
                                  Subordinate) Securities may be senior to other Classes of Senior (or Subordinate) Securities in respect of such distributions or losses.

                          General Payment Terms of Securities.

                                  As provided in the related Trust Agreement and as described in the related Prospectus Supplement, the holders of the Securities ("Securityholders") will be entitled to receive payments on their Securities on specified dates (each, a "Payment Date"). Payment Dates with respect to Securities will occur monthly, quarterly or semi-annually, as described in the related Prospectus Supplement.

                                  The related Prospectus Supplement will
                                  describe a date (the "Record Date") preceding such Payment Date, as of which the Trustee or its paying agent will fix the identity of the Securityholders for the purpose of receiving payments on the next succeeding Payment Date. As described in the related Prospectus Supplement, the Payment Date will be a specified day of each month, commonly the tenth, fifteenth or twenty-fifth day of each month (or, in the case of quarterly-pay Securities, the tenth, fifteenth or twenty-fifth day of every third month; and in the case of semi-annual pay Securities, the tenth, fifteenth or twenty-fifth day of every sixth month) and the Record Date will be the close of business as of the last day of the calendar month that precedes the calendar month in which such Payment Date occurs.

                                  As more fully described in the related
                                  Prospectus Supplement, each Trust Agreement will describe a period (each, a "Remittance Period") preceding each Payment Date (for example, in the case of monthly-pay Securities, the calendar month preceding the month in which a Payment Date occurs). As more fully described in the related Prospectus Supplement, collections received on or with respect to the related Receivables constituting an Asset Pool during a Remittance Period will be required to be remitted by the Servicer to the related Trustee prior to the related Payment Date and will be used to fund payments to Securityholders on such Payment Date. As may be described in the related Prospectus Supplement, the related Trust Agreement may provide that all or a portion of the payments collected on or with respect to the related Receivables may be applied by the related Trustee to the acquisition of additional Receivables during a specified period (rather than be used to fund payments of principal to Securityholders during such period), with the result that the related Securities will possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.

                                  In addition, and as may be described in the related Prospectus Supplement, the related Trust Agreement may provide that all or a portion of such collected payments may be retained by the Trustee (and held in certain temporary investments, including Receivables satisfying the criteria more fully described in the related Prospectus Supplement) for a specified period prior to being used to fund payments of principal to Securityholders. Such retention and temporary investment by the Trustee of such collected payments may be required by the related Trust Agreement for the purpose of (a) slowing the amortization rate of the related Securities relative to the rent payment schedule of the related Receivables, or (b) attempting to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related Prospectus Supplement, resulting in distributions to the specified Securityholders and an acceleration of the amortization of such Securities.

                                  As more fully specified in the related
                                  Prospectus Supplement, neither the Securities nor the underlying Receivables will be guaranteed or insured by any governmental agency or instrumentality or the Company, First Sierra, the Servicer, any Lessor, any Trustee, or any of their affiliates.

No Investment Companies . .       Neither the Company nor any Trust will
                                  register as an "investment company" under the Investment Company Act of 1940, as amended
                                  (the "Investment Company Act").

The Company's Interest  . .       With respect to each Trust, the "Company's
                                  Interest" at any time represents the rights to the related Asset Pool in excess of the Securityholders' interest of all series then outstanding that were issued by such Trust.
                                  The Company's Interest in any Asset Pool will fluctuate as the aggregate Discounted
                                  Contract Balance of such Asset Pool changes from time to time. A portion of the Company's interest may be sold separately in one or more public or private transactions.

The Asset Pools . . . . . .       As specified in the related Prospectus
                                  Supplement, each Asset Pool will consist of the related Contracts, and may include the related Equipment. If and to the extent specified in the related Prospectus
                                  Supplement, credit enhancement with respect to an Asset Pool or any class of Securities may include any one or more of the following:
                                  a Policy issued by an insurer specified in the related Prospectus Supplement, a reserve account, letters of credit, credit or liquidity facilities, repurchase obligations, third party payments or other support, cash deposits or other arrangements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination, cross-support among the
                                  Receivables or over-collateralization.  See
                                  "Description of the Trust

                                  Agreements -- Credit Enhancements."  The
                                  Contracts are obligations for the lease (a
                                  "Lease") or purchase of the Equipment, or evidence borrowings used to acquire the Equipment, entitling the obligor thereunder (the "Lessor") to payments of rent and related payments and to either the return of the Equipment at the termination of the related Contract or, with respect to certain of the Contracts, the payment of a purchase price for the Equipment at the election of the obligee thereunder (the "Lessee").

                                  The Leases will be of two general types, operating leases and finance leases. "Operating Leases" usually have a term of three years or less, whereas "Finance Leases" usually have a term greater than three years. In a Finance Lease, the Lessor transfers substantially all benefits and risks of ownership to the Lessee. In accordance with Statement of Financial Accounting Standards No. 13 ("FASB 13"), a Lease is classified as a Finance Lease if the collectibility of lease payments are reasonably certain and it meets one of the following criteria: (1) the Lease transfers title and ownership of the Equipment to the Lessee by the end of the Lease term; (2) the Lease contains a bargain purchase option; (3) the Lease term at inception is at least 75% of the estimated life of the Equipment; or (4) the present value of the minimum Lease payments is at least 90% of the fair market value of the Equipment at inception of the Lease. All Leases which do not meet the criteria of Finance Leases are classified, in accordance with FASB 13, as Operating Leases. The related Prospectus Supplement will describe the type and characteristics of the Contracts included in each Asset Pool relating to the Securities offered pursuant to this Prospectus and the related Prospectus Supplement.

                                  The Receivables comprising an Asset Pool shall be either (i) originated by the Seller,
                                  (ii) originated by Lessors and acquired by the Seller or (iii) acquired by the Seller from other originators or owners of Receivables. See "The Receivables."

                                  With respect to the Receivables comprising each Asset Pool, the Company will receive the related Receivables from the Seller pursuant to a Contribution and Sale Agreement as defined herein. The Company will either transfer such Receivables to a Trust pursuant to a Pooling Agreement or pledge the Company's right, title and interest in and to such Receivables to a Trustee on behalf of Securityholders pursuant to an Indenture.
                                  The Contracts transferred to a Trust or
                                  pledged to a Trustee shall have a Discounted
                                  Contract Balance (as defined below) specified in the related Prospectus Supplement. The rights and benefits of the Company under such Contribution and Sale Agreement will be assigned to the Trustee on behalf of the related Securityholders. The obligations of the Company and the Servicer under such Trust Agreements include those specified below and in the related Prospectus Supplement.

                                  The "Discounted Contract Balance" of a
                                  Contract as of any Cut-Off Date is the
                                  present value of all of the remaining
                                  payments scheduled to be made with respect to such Contract, discounted at a rate specified in the related Prospectus Supplement and the Trust Agreement.

Pre-Funding Account . . . .       If so specified in the related Prospectus
                                  Supplement, a portion of the issuance
                                  proceeds of the Securities of a particular series (such amount, (the "Pre-Funded
                                  Amount") will be deposited in an account (the
                                  "Pre-Funding Account") to be established with the Trustee, which will be used to acquire
                                  Additional Receivables from time to time during time period specified in the related
                                  Prospectus Supplement.  Prior to the
                                  investment of the Pre-Funded Amount in
                                  Additional Receivables, such Pre-Funded
                                  Amount will be invested in one or more
                                  Eligible Investments.  An "Eligible
                                  Investment" is any of the following, in each case as determined at the time of the investment or contractual commitment to invest therein (to the extent such investments would not require registration of the Trust as an investment company pursuant to the Investment Company Act): (a) negotiable instruments or securities represented by instruments in bearer or registered or book-entry form which evidence:
                                  (i) obligations which have the benefit of the full faith and credit of the United States of America, including depository receipts issued by a bank as custodian with respect to any such instrument or security held by the custodian for the benefit of the holder of such depository receipt, (ii) demand deposits or time deposits in, or bankers' acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided that at the time of the Trustee's investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits (if any) or long-term unsecured debt obligations (other than such obligations whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company has a credit rating in highest rating category from each Rating Agency, (iii) certificates of deposit having a rating in the highest rating category by the Rating Agencies, or (iv) investments in money market funds which are (or which are composed of instruments or other investments which are) rated in the highest rating category by the Rating
                                  Agencies; (b) demand deposits in the name of the Trustee in any depositary institution or trust company referred to in clause (a)(ii) above; (c) commercial paper (having original or remaining maturities of no more than 270 days) having a credit rating in the highest rating category by the Rating Agencies; (d)
                                  Eurodollar time deposits that are obligations of institutions whose time deposits carry a credit rating in the highest rating category by the Rating Agencies; (e) repurchase agreements involving any Eligible Investment described in any of clauses (a)(i), (a)(iii) or (d) above, so long as the other party to the repurchase agreement has its long-term unsecured debt obligations rated in the highest rating category by the Rating
                                  Agencies; and (f) any other investment with respect to which the Rating Agencies rating such Securities indicate will not result in the reduction or withdrawal of its then-existing rating of the Securities.Any
                                  Eligible Investment must mature no later than the Business Day prior to the next Payment
                                  Date.

                                  During any Pre-Funding Period, the Company will be obligated (subject only to the availability thereof) to acquire from the Seller and to either transfer to a Trust or pledge to a Trustee on behalf of Securityholders, additional Receivables (the "Additional Receivables") from time to time during such Pre-Funding Period. Such Additional Receivables be required to satisfy certain eligibility criteria more fully set forth in the related Prospectus Supplement which eligibility criteria will be consistent with the eligibility criteria of the Receivables included in the Trust Estate as of the issuance date subject to such exceptions as are expressly stated in such Prospectus Supplement.

                                  Although the specific parameters of the
                                  Pre-Funding Account with respect to any
                                  issuance of Securities will be specified in the related Prospectus Supplement, it is anticipated that: (a) the Pre-Funding Period will not exceed 120 days from the related Closing Date, (b) that the Additional Leases to be acquired during the Pre-Funding Period will be subject to the same representations and warranties as the Leases included in the related Asset Pool on the Closing Date (although additional criteria may also be required to be satisfied, as described in the related Prospectus Supplement) and (c) that the Pre-Funded Amount will not exceed 25% of the principal amount of the Securities issued pursuant to a particular offering.


Registration of Securities        Securities may be represented by global
                                  securities registered in the name of Cede &
                                  Co. ("Cede"), as nominee of The Depository
                                  Trust Company ("DTC"), or another nominee.
                                  In such case, Securityholders will not be entitled to receive definitive securities representing such Securityholders' interests, except in certain circumstances described in the related Prospectus Supplement. See
                                  "Description of the Securities -- Book Entry
                                  Registration" herein.

Credit Enhancement  . . . .       If and to the extent specified in the related
                                  Prospectus Supplement, credit enhancement with respect to an Asset Pool or any class of Securities may include any one or more of the following: a Policy issued by an insurer specified in the related Prospectus
                                  Supplement (a "Security Insurer"), a reserve account, letters of credit, credit or liquidity facilities, third party payments or other support, cash deposits or other arrangements. Any form of credit enhancement will have certain limitations and exclusions from coverage thereunder, which will be described in the related Prospectus
                                  Supplement.  See "Description of the Trust
                                  Agreements -- Credit Enhancements." To the extent that shortfalls in the proceeds of the Contracts occur which exceed the amount covered by the credit enhancement or which are not covered by the credit enhancement available to a particular Series or Class, Certificateholders will bear their allocable share of any deficiencies. See "Risk Factors
                                  - Limited Assets" herein, and to the extent applicable, in the related Prospectus
                                  Supplement.

                                  Any form of credit enhancement will have certain limitations and exclusions from coverage thereunder, which will be described in the related Prospectus Settlement. See "Description of the Trust Agreements - Credit Enhancements."

Cross-Collateralization   .       As described in the related Trust Agreement
                                  and the related Prospectus Supplement, the source of payment for Securities of each series will be the assets of the related
                                  Asset Pool only.

                                  However, as may be described in the related
                                  Prospectus Supplement, a series or class of Securities may include the right to receive moneys from a common pool of credit enhancement which may be available for more than one series of Securities, such as a master reserve account, master insurance policy or a master collateral pool consisting of similar Receivables. Notwithstanding the foregoing, and as described in the related Prospectus Supplement, no payment received on any Receivable held by any Trust may be applied to the payment of Securities issued by any other Trust (except to the limited extent that certain collections in excess of the amounts needed to pay the related Securities may be deposited in a common master reserve account or an overcollateralization account that provides credit enhancement for more than one series of Securities issued pursuant to the related Trust Agreement).

Mandatory Repurchase
of Certain Contracts  . . .       As more fully described in the related
                                  Prospectus Supplement, the Company will be obligated to acquire from the related Asset
                                  Pool any Receivable transferred pursuant to a Pooling Agreement or pledged pursuant to an Indenture if the interest of the Securityholders therein is materially adversely affected by a breach of any representation or warranty made by the Company or the Seller with respect to such Receivable, which breach has not been cured.
                                  The Seller will be obligated to acquire any such Receivable from the Company pursuant to the related Contribution and Sale Agreement contemporaneously with the Company's acquisition of any such Receivable from the applicable Asset Pool. The obligation of the Company to acquire any such Receivable with respect to which the Seller has breached a representation or warranty is subject to the Seller's acquisition of such Receivable from the Company. In addition, if so specified in the related Prospectus
                                  Supplement, the Company may from time to time reacquire certain Receivables or substitute other Receivables for such Receivable held by an Asset Pool, subject to specified conditions set forth in the related Trust
                                  Agreement and Conveyance Agreement.

Servicer's Compensation . .       The Servicer shall be entitled to receive a
                                  fee for servicing the Contracts of each Asset
                                  Pool equal to a specified percentage of the Discounted Contract Balance of such
                                  Contracts, as set forth in the related
                                  Prospectus Supplement. See "Description of the Trust Agreements--Servicing Compensation" herein and in the related Prospectus
                                  Supplement.

Certain Legal Aspects
of the Contracts  . . . . .       With respect to the transfer of the Contracts
                                  to the related Trust pursuant to a Pooling
                                  Agreement or the pledge of the Company's right, title and interest in and to such Contracts on behalf of Securityholders pursuant to an Indenture, the Company will warrant, in each case, that the transfer by it is either a valid transfer and assignment of the Contracts to the Trust or the grant of a security interest in the Contracts. Each
                                  Prospectus Supplement will specify whether the Company will be required to take such action as is required to perfect either the Trust's or the Securityholders' security interest in the Contracts. The Company may also warrant that, if the transfer or pledge by it to the Trust or to the Securityholders is deemed to be a grant to the Trust or to the Securityholders of a security interest in the Contracts, then the Trust or the Securityholders will have a first priority perfected security interest therein, except for certain liens which have priority over previously perfected security interests by operation of law, and, with certain exceptions, in the proceeds thereof. Similar security interest and priority representations and warranties, as described in the related Prospectus Supplement, may also be made by the Company with respect to the Equipment.

                                  Each Prospectus Supplement will specify if the Seller or the Company has filed or will be required to file UCC (as herein defined) financing statements identifying the Equipment as collateral pledged in favor of the related Trust or Trustee on behalf of the Securityholders. In the absence of such filings any security interest in the Equipment will not be perfected in favor of the related Trust or Trustee. See "Risk Factors."

Optional Termination  . . .       The Servicer, the Company, or, if specified
                                  in the related Prospectus Supplement, certain other entities may, at their respective options, effect early retirement of a series of Securities under the circumstances and in the manner set forth herein under "The Trust
                                  Agreement - Termination; Retirement of
                                  Securities" and in the related Prospectus
                                  Supplement.

Mandatory Termination . . .       The Trustee, the Servicer or certain other
                                  entities specified in the related Prospectus
                                  Supplement may be required to effect early retirement of all or any portion of a series of Securities by soliciting competitive bids for the purchase of the related Asset Pool or otherwise, under other circumstances and in the manner specified in "The Trust Agreement
                                  - Termination; Retirement of Securities" and in the related Prospectus Supplement.

Tax Considerations  . . . .       Securities of each series offered hereby
                                  will, for federal income tax purposes,
                                  constitute either (i) interests in a Trust treated as a grantor trust under applicable provisions of the Code ("Grantor Trust
                                  Securities"), (ii) debt issued by a Trust or by the Company ("Debt Securities") or (iii) interests in a Trust which is treated as a partnership ("Partnership Interests"). See
                                  "Certain Tax Considerations."

                                  The Prospectus Supplement for each series of Securities will summarize, subject to the limitations stated therein, federal income tax considerations relevant to the purchase, ownership and disposition of such Securities.

                                  Investors are advised to consult their tax advisors and to review "Certain Federal and State Income Tax Consequences" herein and in the related Prospectus Supplement.

ERISA Considerations  . . .       The Prospectus Supplement for each series of
                                  Securities will summarize, subject to the limitations discussed therein, considerations under the Employee Retirement Income Security
                                  Act of 1974, as amended ("ERISA"), relevant to the purchase of such Securities by employee benefit plans and individual retirement accounts. See "ERISA
                                  Considerations" in the related Prospectus
                                  Supplement.

Ratings . . . . . . . . . .       Each Class of Securities offered pursuant to
                                  this Prospectus and the related Prospectus
                                  Supplement will be rated in one of the four highest rating categories by one or more
                                  "national statistical rating organizations", as defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and commonly referred to as "Rating Agencies".
                                  Such ratings will address, in the opinion of such Rating Agencies, the likelihood that the Issuer will be able to make timely payment of all amounts due on the related Securities in accordance with the terms thereof. Such ratings will neither address any prepayment or yield considerations applicable to any Securities nor constitute a recommendation to buy, sell or hold any Securities.

                                  The ratings expected to be received with respect to any Securities will be set forth in the related Prospectus Supplement.

                                  RISK FACTORS

         Prospective investors should consider, among other things, the following factors in connection with the purchase of the Securities:

         LIMITED LIQUIDITY. There can be no assurance that a secondary market for the Securities of any Series or Class will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or that it will continue for the life of such Securities. The Prospectus Supplement for any series of Securities may indicate that an underwriter specified therein intends to establish and maintain a secondary market in such Securities; however, no underwriter will be obligated to do so. The Securities will not be listed on any securities exchange.

         LIMITED ASSETS. Each Asset Pool will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the related Receivables and, to the extent provided in the related Prospectus Supplement, the related reserve account(s) and any other credit enhancement.
The Certificates will represent beneficial interests in the related Trust only and will not represent interests in or obligations of the Company, the Servicer, the Seller or any of their respective affiliates other than the related Trust. The sole source of payment with respect to any Certificate will be the assets of the related Trust. The Notes will represent obligations of the related Issuer only and will not represent interests in or obligations of the Company (unless the Company is the Issuer), the Servicer, the Seller or any of their respective affiliates other than the related Issuer. The Notes will be secured by the assets of the related Asset Pool, and the sole source of payment with respect to any Note will be the assets of the related Asset Pool. No Securities will be insured or guaranteed by the Seller, the Company, the Servicer or the applicable Trustee(s), except as set forth in the related Prospectus Supplement. Consequently, holders of Securities must rely for repayment primarily upon payments on the related Receivables and, if and to the extent available, amounts on deposit in the reserve account(s), if any, and any other credit enhancement, all as specified in the related Prospectus Supplement.


         SUBORDINATION. To the extent specified in the related Prospectus Supplement, distributions of interest and principal on one Class or Series of Securities may be subordinated in priority of payment to interest and principal due on other Classes or Series of Securities. Such Class or Series of Securities could experience delays and or reductions in the payment of principal and/or interest to the extent that collections and other amounts available to make distributions to the senior Class, Classes or Series of Securities are insufficient to cover the required amount to be distributed to such senior Class, Classes or Series. The particular terms of any subordination will be more fully set forth in the related Prospectus Supplement.

         RISK OF LOSS OR IMPAIRMENT OF SECURITY OR OWNERSHIP INTEREST IN THE CONTRACTS AND THE EQUIPMENT. In connection with the issuance of each Series, the Seller will transfer Contracts to the Company. The Seller will warrant in a Contribution and Sale Agreement that the transfer of the Contracts by it to the Company is a valid assignment, transfer and conveyance of such Contracts. The Company will warrant in a Trust Agreement (a) if the Company retains title to the Contracts, that it has granted to the Trustee for the benefit of Securityholders a valid security interest in such Contracts, or (b) if the Company transfers such Contracts to a Trust, that the transfer of the Contracts by it to such Trust is either a valid assignment, transfer and conveyance of the Contracts to the Trust or it has granted to the Trustee on behalf of the Securityholders a valid security interest in such Contracts. Pursuant to each Trust Agreement, the Trustee will be required to maintain possession of the original copies of all Contracts that constitute chattel paper; provided that the Servicer may take possession of such original copies as necessary for the enforcement of any Contract. In certain circumstances, and as specified in the related Prospectus Supplement, a portion of the Contracts may remain in the possession of a Lessor or the Seller, subject to specific trigger events that will require delivery to the Trustee. If the Company, the

Servicer, the Trustee, a Lessor or other third party, while in possession of the Contracts, sells or pledges and delivers such Contracts to another party, in violation of the Contribution and Sale Agreement or the Trust Agreement, there is a risk that such other party could acquire an interest in such Contracts having a priority over the Issuer's interest. Furthermore, if the Servicer, a Lessor or a third party, while in possession of the Contracts, is rendered insolvent, such event of insolvency may result in competing claims to ownership or security interests in the Contracts. Such an attempt, even if unsuccessful, could result in delays in payments on the Securities. If successful such attempt could result in losses to the Securityholders or an acceleration of the repayment of the Securities. The Seller and the Company will make certain representations and warranties with respect to the ownership of the Contracts as of the date of the transfer to the Company and the Trust, if any, respectively. The Seller will be obligated to acquire any Contract from the related Asset Pool if there is a breach of such representations and warranties that materially adversely affects the interests of the Company or the Trust in such Contract and such breach has not been cured.

         The Seller will also sell and/or contribute all of its right, title and interest in and to the Equipment to the Company. If title to the Equipment is transferred, the Contribution and Sale Agreement shall require the Seller to make certain representations and warranties with respect to the transfer of title and perfection and priority of a security interest, if any, in the Equipment. The Company may also transfer the Equipment to a Trust or may pledge all of its right, title and interest in and to such Equipment to the Trust. Pursuant to a Trust Agreement, the Company may warrant (a) if the Company transfers such Equipment to a Trust, that such transfer is either a valid assignment, transfer and conveyance of such Equipment to the Trust or it has granted to the Trust a security interest in such Equipment, or (b) if the Company retains title, that it has granted to the Trustee for the benefit of Securityholders a valid security interest in such Equipment.

         As specified herein and related Prospectus Supplement, because of the administrative burden and expense that would be entailed in so doing, neither the Seller nor the Company will have filed, or necessarily would be required to file, UCC financing statements identifying the Equipment as collateral pledged in favor of the related Trust or Trustee on behalf of the Securityholders. In the absence of such filings any security interest in the Equipment will not be perfected in favor of the related Trust or Trustee. As a result the Trust or Trustee could lose priority of its security interest in such Equipment.
Neither the Seller nor the Company will have any obligation to reacquire Equipment as to which such aforementioned occurrence results in the loss of lien priority after the date the Company or the Trust receives an interest in such Equipment unless otherwise obligated in the related Prospectus Supplement.

         MATURITY AND PREPAYMENT CONSIDERATIONS. Because the rate of payment of principal on the Securities will depend, among other things, on the rate of payment on the Contracts, the rate of payment of principal on the Securities cannot be predicted. Payments on the Contracts will include scheduled payments as well as partial and full prepayments (to the extent not replaced with substitute Contracts), payments upon the liquidation of Defaulted Contracts, payments upon acquisitions by the Company of Contracts from the related Asset Pool on account of a breach of certain representations and warranties in the related Trust Agreement, payments upon an optional acquisition by the Company of Contracts from the related Asset Pool (any such voluntary or involuntary prepayment or other early payment of a Contract, a "Prepayment"), and residual payments. The rate of early terminations of Contracts due to Prepayments and defaults may be influenced by a variety of economic and other factors, including, among others, obsolescence, then current economic conditions and tax considerations. The risk of reinvesting distributions of the principal of the Securities will be borne by the Securityholders. The yield to maturity on Strip Securities or Securities purchased at premiums or discounts to par will be extremely sensitive to the rate of Prepayments on the related Receivables. In addition, the yield to maturity on certain other types of classes of Securities, including Strip Securities, Accrual Securities or certain other

Classes in a series including more than one Class of Securities, may be relatively more sensitive to the rate of prepayment of the related Contracts than other Classes of Securities.

         The Company does not have available to it any statistics as to prepayment rates historically experienced in the equipment leasing industry and the Seller does not accumulate information related to Prepayments with respect to its portfolio. As a matter of practice, the Seller does not originate Contracts which permit Prepayments. Further, in the ordinary course of dealings, the Seller does not permit Prepayments at the request of a Lessee. Additionally, to the extent that one or more Contracts having large Discounted Contract Balances are prepaid, the prepayment experience of the Seller's portfolio would not necessarily be indicative of the actual rate of Prepayments experienced by any particular Asset Pool. The rate of Prepayments of Contracts cannot be predicted and is influenced by a wide variety of economic, social, and other factors, including prevailing interest rates, the availability of alternate financing and local and regional economic conditions. Therefore, no assurance can be given as to the level of Prepayments that an Asset Pool will experience.

         Securityholders should consider, in the case of Securities purchased at a discount, the risk that a slower than anticipated rate of Prepayments on the Receivables could result in an actual yield that is less than the anticipated yield and, in the case of any Securities purchased at a premium, the risk that a faster than anticipated rate of Prepayments on the Receivables could result in an actual yield that is less than the anticipated yield.

         EFFECT OF RESTRICTIONS ON RECOVERIES IN AMOUNTS AVAILABLE TO SECURITYHOLDERS. The Contracts provide that the obligations of the Lessees thereunder are absolute and unconditional, regardless of any defense, set-off or abatement which the Lessee may have against the Seller or any other person or entity whatsoever unless otherwise described in the related Prospectus Supplement,. The Seller will warrant that no claims or defenses have been asserted or threatened with respect to the Contracts and that all requirements of applicable law with respect to the Contracts have been satisfied.

         In the event that the Company or the Trustee must rely on repossession and disposition of Equipment to recover scheduled payments due on Defaulted Contracts, the Issuer may not realize the full amount due on a Contract (or may not realize the full amount on a timely basis). Other factors that may affect the ability of the Issuer to realize the full amount due on a Contract include whether financing statements to perfect the security interest in the Equipment had been filed, depreciation, obsolescence, damage or loss of any item of Equipment, and the application of Federal and state bankruptcy and insolvency laws. As a result, the Securityholders may be subject to delays in receiving payments and suffer loss of their investment in the Securities.

         RISKS RELATED TO INSOLVENCY AND BANKRUPTCY MATTERS. The Company has taken steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by the Seller under the United States Bankruptcy Code or similar applicable state laws ("Insolvency Laws") will not result in consolidation of the assets and liabilities of the Company with those of the Seller. These steps include the creation of the Company as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the Company's business and a restriction on the Company's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all of its directors). However, there can be no assurance that the activities of the Company would not result in a court's concluding that the assets and liabilities of the Company should be consolidated with those of the Seller in a proceeding under any Insolvency Law.

         In addition, while the Seller is the Servicer, cash collections held by the Seller may, subject to certain conditions, be commingled and used for the benefit of the Seller prior to each Payment Date and, in the event of the bankruptcy of the Seller, the Company, a Trust or Trustee may not have a perfected interest in such collections.

         The Seller believes that the transfer of the Receivables by Seller to the Company should be treated as a valid assignment, transfer and conveyance of the Receivables. However, in the event of an insolvency of the Seller, a court, among other remedies, could attempt to recharacterize the transfer of the Receivables by the Seller to the Company as a borrowing by the Seller from the Company or the related Securityholders, secured by a pledge of such Receivables. Such an attempt, even if unsuccessful, could result in delays in payments on the Securities. If such an attempt were successful, a court, among other remedies, could elect to accelerate payment of the Securities and liquidate the Receivables, with the Securityholders entitled to the then outstanding principal amount thereof and interest thereon at the applicable Security Interest Rate to the date of payment. Thus, the Securityholders could lose the right to future payments of interest and might incur reinvestment losses. As more fully described in the related Prospectus Supplement, in the event the Company is rendered insolvent, the Trustee for a Trust, in accordance with the Trust Agreement, will promptly sell, dispose of or otherwise liquidate the related Receivables in a commercially reasonable manner on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of such Receivables will be treated as collections on such Receivables. If the proceeds from the liquidation of the Receivables and any amount available from any credit enhancement, if any, are not sufficient to pay Securities of the related series in full, the amount of principal returned to such Securityholders will be reduced and such Securityholders will incur a loss.

         Lessees of the Equipment may be entitled to assert against the Seller, the Company, or the Trust, if any, claims and defenses which they have against the Seller with respect to the Receivables. The Seller will warrant that no such claims or defenses have been asserted or threatened with respect to the Receivables and that all requirements of applicable law with respect to the Receivables have been satisfied.

         RISKS ASSOCIATED WITH EQUIPMENT OBSOLESCENCE. In the event a Contract becomes a Defaulted Contract and the Lessee (and any guarantor) has insufficient assets available to pay the Contract payments on the scheduled payment dates, the only other source of moneys (other than the applicable credit enhancements, if any) for such amounts will be the income and proceeds from the disposition of the related Equipment. Because the market value of equipment generally declines with age and may be subject to sudden, significant declines in value because of technological advances, in the event of a repossession and sale of Equipment subject to a Defaulted Contract, the Issuer may not recover the entire amount due on such Contract. As a result, the Securityholders may be subject to delays in receiving payments and suffer loss of their investment in the Securities.

         FUTURE LEVELS OF DELINQUENCIES UNCERTAIN. There can be no assurance that the levels of delinquencies and losses experienced in recent years by the Seller on its equipment lease portfolio are indicative of the performance of the Contracts included in any Asset Pool or that such levels will continue in the future. Delinquencies and losses could increase significantly for various reasons, including changes in the federal income tax laws, changes in the local, regional or national economies or due to other events.

         CERTAIN CONSIDERATIONS RELATING TO BOOK-ENTRY REGISTRATION. Issuance of the Securities in book-entry form may reduce the liquidity of such Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain definitive physical securities representing such Securityholders' interests, except in certain circumstances described in the related Prospectus Supplement.

         Since transactions in Securities will, in most cases, be able to be effected only through DTC, direct or indirect participants in DTC's book-entry system ("Direct Participants" or "Indirect Participants") or certain banks, the ability of a Securityholder to pledge a Security to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect to such Securities, may be limited due to lack of a physical security representing the Securities.

         Securityholders may experience some delay in their receipt of distributions of interest on and principal of the Securities since distributions may be required to be forwarded by the Trustee to DTC and, in such case, DTC will be required to credit such distributions to the accounts of its Participants which thereafter will be required to credit them to the accounts of the applicable class of Securityholders either directly or indirectly through Indirect Participants. See "Description of the Securities -- Book Entry Registration."

         RATING OF SECURITIES SUBJECT TO CHANGE. The rating of Securities credit enhanced by a letter of credit, financial guaranty insurance policy, reserve fund, credit or liquidity facilities, cash deposits or other forms of credit enhancement (collectively "Credit Enhancement") will depend primarily on the creditworthiness of the issuer of such external Credit Enhancement device (a "Credit Enhancer"). Any reduction in the rating assigned to the claims-paying ability of the related Credit Enhancer to honor its obligations pursuant to any such Credit Enhancement below the rating initially given to the Securities would likely result in a reduction in the rating of the Securities.

         RISKS RESULTING FROM FAILURE TO COMPLY WITH CERTAIN CONSUMER PROTECTION LAWS. Numerous federal and state consumer protection laws, including the Consumer Leasing Act of 1976 and Regulation M promulgated by the Board of Governors of the Federal Reserve System impose requirements on leases such as the Leases. These laws apply to the Seller as the original lessor and may also apply to each Issuer as assignee of the Leases or to the Trustee if it acts to enforce its security interest in the Leases. The failure by the Seller to comply with such requirements may give rise to liabilities on the part of the Seller, the Issuer and the Trustee, and claims by such parties may be subject to set-off as a result of such noncompliance. The Seller will warrant in the related Contribution and Sale Agreement (which warranties will be assigned to the related Trust, if any) that the Leases are not subject to any right of recession, set-off, counterclaim or defense and that the Leases did not, at the time the Leases were made, violate state or federal law. The Seller will be obligated to repurchase any Leases as to which such warranty has been breached which breach has a material adverse effect on the interests of the Securityholders in the affected Leases. See "Description of the Trust Agreements."

         CERTAIN CONSIDERATIONS RELATING TO CONTRACTS RELATED TO SOFTWARE AND SERVICES. Certain Contracts, as described in the related Prospectus Supplement, will relate to software and services that are not owned by the Seller and in which no related interest will be transferred to the Issuer. Instead, the Issuer will receive the right to receive payments under the Contract. Accordingly, if any such Contract becomes a Defaulted Contract, the Issuer will not realize any proceeds from the related software and services from which to satisfy any unpaid payments under such Contracts.

         TRANSFER OF SERVICING MAY DELAY PAYMENTS. If the Seller were to cease acting as Servicer, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to the Securityholders.

         RISKS ASSOCIATED WITH INABILITY OF SELLER TO TRANSFER ADDITIONAL RECEIVABLES TO COMPANY. In connection with the transfer of Receivables by the Seller to the Company, the Seller will make representations and warranties with respect to certain matters relating to such Receivables. In certain circumstances, the Company and the Seller will be required to acquire Receivables from the related Asset Pool with respect to which such representations and warranties have been breached. In the event that the Seller is incapable of complying with its reacquire obligations and no other party is obligated to perform or satisfy such obligations, Securityholders may be subject to delays in receiving payments and suffer loss of their investment in the Securities.

         CERTAIN RISKS ASSOCIATED WITH GEOGRAPHIC OR OTHER CONCENTRATIONS OF CONTRACTS. As more fully set forth in the related Prospectus Supplement, the Contracts constituting a particular Asset Pool may be concentrated such that lessees in a particular geographic region, a particular type of equipment or a particular lessee constitutes a significant portion of the Asset Pool. To the extent Adverse economic conditions were particularly severe in such geographic region or industry or in the event a lessee under a large amount of Contracts were to experience financial difficulties the delinquency and default experience of the Asset Pool could be adversely impacted.

         CERTAIN RISKS ASSOCIATED WITH PRE-FUNDING ACCOUNT. In the event the Company is unable to transfer Contracts with an Aggregate Discounted Contract Balance equal to the Pre-Funded Amount prior to the expiration of the Pre-Funding Period, Securityholders will experience a prepayment equal to their allocable share (as more fully described in the related Prospectus Supplement) of the uninvested Pre-Funded Amount. Such prepayment may reduce the expected yield to investors. In addition, due to market fluctuations, investors may be unable to reinvest such prepayment amounts in similarly yielding investments.

         CERTAIN RISKS RELATING TO DIFFERING UNDERWRITING CRITERIA. The Leases included in a particular Asset Pool may have been purchased by First Sierra from one or more lessors pursuant to its Portfolio Acquisition Program. To the extent described in the related Prospectus Supplement, certain Leases included in a particular Asset Pool may have been originated using underwriting criteria different from that of First Sierra's. However, the Leases included in a particular Asset Pool will satisfy the criteria set forth in the related Prospectus Supplement.

         WAIVER OF RIGHT TO INSTITUTE PROCEEDING AGAINST COMPANY. Each Securityholder by its purchase of Securities are deemed by their purchase of such Securities to have covenanted that they will not at any time institute against the Company any bankruptcy, reorganization or other proceeding under any Insolvency Law.


                                USE OF PROCEEDS

         The proceeds from the sale of the Securities of a given series will be applied by the related Issuer to the acquisition of the related Receivables or may be transferred to the Seller in connection with the conveyance of the Receivables. The Company expects that it will make additional sales of securities similar to the Securities from time to time, but the timing and amount of any such additional offering will be dependent upon a number of factors, including the volume of Contracts acquired by the Company, prevailing interest rates, availability of funds and general market conditions.

                                  THE ISSUERS

         The Securities offered hereby will be issued either by (i) the Company or (ii) a Trust (which may be an owner trust or a trust) established by the Company pursuant to a Pooling Agreement or a Trust Agreement. For purposes of this Prospectus and the related Prospectus Supplement, the Company or the Trust issuing the related Securities shall be referred to as the "Issuer" with respect to such Securities. Each Trust may issue Certificates and, if it is an owner trust, Notes. The Company may issue and sell only Notes hereunder. The Asset Pool related to each Trust will be formed and transferred to such Trust pursuant to the related Pooling Agreement and, in the case of Notes issued by Company, the related Asset Pool will be formed and pledged to the related Trustee pursuant to the related Indenture.

         To the extent that a Trust in an owner trust (an "Owner Trust"), it will be organized as a business trust to be formed in accordance with the laws of the State of Delaware, pursuant to a Trust Agreement, solely for the purpose of effectuating the transactions described herein and in the related Prospectus Supplements. Prior to formation, each such Trust will have had no assets or obligations and no operating history. Upon formation, each such Trust will not engage in any business activity other than (a) acquiring, managing and holding the related Leases, (b) issuing the related Securities, (c) making distributions and payments thereon and (d) engaging in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. Such Owner Trust may issue Certificates pursuant to a Pooling Agreement or issue Notes pursuant to an Indenture. The terms of any such issuance are more fully described herein and may be fully in the related Prospectus Supplement.


                                THE ASSET POOLS

         Each Asset Pool will include, as specified in the related Prospectus Supplement, (i) a pool of Leases which may include operating leases, finance leases or participation interests therein and the Receivables related thereto,
(ii) all moneys (including accrued interest) due or to become due thereunder on or after the applicable Cut-off Date, (iii) such amounts as from time to time may be held in one or more accounts established and maintained by the Servicer pursuant to the related Trust Agreement, as described below and in the related Prospectus Supplement, (iv) the security interests, if any, in the Equipment relating to such pool of Receivables, (v) the right to proceeds from claims on physical damage policies, if any, covering such Equipment or the related Lessees, as the case may be, (vi) the Equipment or a security interest therein and the proceeds of any repossessed Equipment related to such pool of Receivables, (vii) the rights of the Seller under the related Contribution and Sale Agreement and (viii) interest earned on short-term investments made by such Trust. The Asset Pool will also include, if so specified in the related Prospectus Supplement, monies on deposit in a Pre-Funding Account, which will be used by the Trustee to acquire or receive a security interest in Additional Receivables from the Company from time to time during the Pre-Funding Period specified in the related Prospectus Supplement. In addition, to the extent specified in the related Prospectus Supplement, some combination of Credit Enhancements may be issued to or held by the Trustee on behalf of the related Securityholders for the benefit of the holders of one or more classes of Securities.

         The Receivables and related items in each Asset Pool will be acquired by the Company from the Seller pursuant to a contribution and sale agreement between the Seller and the Company (each, a "Contribution and Sale Agreement"). The Receivables included in each Asset Pool will be selected from those Receivables held by the Seller based on the criteria specified in the applicable Trust Agreement and described in the related Prospectus Supplement. The Company will form each Asset Pool by either (i) transferring the related Receivables to a Trust pursuant to a Pooling Agreement or (i) with respect to Notes issued by the Company, entering into an Indenture with an Indenture Trustee.

         Information with respect to the Receivables in each Asset Pool will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the distribution of such Receivables by equipment type, remaining lease term, original lease term, Discounted Lease Balance and/or Discounted Lease and Residual Balance, lessee industry and geographic distribution, in each case, as of the applicable Cut-Off Date.


                               THE RECEIVABLES
GENERAL

         The Leases are full payout leases with an average original equipment cost of approximately $30,000, generally range in size from $10,000 to $200,000, and have an average term of nearly 60 months. The equipment currently consists of medical and business equipment; although additional equipment types as more fully described in the related Prospectus Supplement, may be included as the result of the inclusion of additional Participants in the Seller's Private Label Program and Portfolio Acquisition Program.

         The Leases were acquired by the Company from First Sierra or an affiliate. As more fully described in the related Prospectus Supplement, the Leases were either (a) originated by a lessor and acquired by First Sierra pursuant to First Sierra's Portfolio Acquisition Program or (b) acquired by First Sierra because such Leases comply with First Sierra's underwriting criteria for the Private Label Program.

         As more fully described in the related Prospectus Supplement, the Equipment subject to the Leases is expected to include furniture, dentist operatories, diagnostic equipment (including, X-ray machines and blood diagnostic equipment), copiers, telephone systems, computers and facsimile machines and general office equipment.

PORTFOLIO ACQUISITION PROGRAM

General

         First Sierra's Portfolio Acquisition Program focuses on acquisition of leases from independent lease financing companies, captive equipment lease finance companies, and bank leasing companies. In general, First Sierra seeks to acquire the portfolios of equipment lease finance companies being sold by parent companies exiting the business, independent companies seeking a financial partner, or companies with businesses complimentary to that of First Sierra. It is anticipated that such transactions will generally range in size from $20 million to $100 million.

Underwriting Procedures

                 Prior to the acquisition of a portfolio of leases under its Portfolio Acquisition Program, First Sierra typically reviews all or a portion of the lease files included in such portfolio, the loss and delinquency experience of such portfolio and such other factors as may be appropriate to the particular lessor. To the extent that the leases acquired from a particular Lessor constitute a material portion of any Asset Pool, the underwriting procedures with respect to such acquisition will be described in greater detail in the related Prospectus Supplement.

PRIVATE LABEL PROGRAM

General

         The Private Label Program was designed to provide financing to small ticket lessors which were typically financed by local commercial banks. Each Private Label transaction generally contains one or more of the following types of loss protection (a) recourse to the lessor which requires the lessor to repurchase leases that are typically 90 days past due up to an aggregate amount that is 10% to 20% of the total purchase price of the leases acquired from such lessor, (b) remarketing of the equipment that is subject to a defaulted lease and (c) maintenance of a reserve fund funded by holdbacks of a portion of the purchase price owing to the lessor, such reserve funds typically range from 1% to 10% of the purchase price of the related leases. However, some Private Label transactions contain none of the foregoing protections and are non-recourse to the Lessor (although such Lessors are obligated to repurchase leases as to which a breach of representation or warranty occurs.

         The Private Label Program utilizes three separate forms of agreements that utilize the above types of loss protection. Under the first, First Sierra has recourse to the lessor in an amount ranging from 10% to 20% of the aggregate purchase price of the leases acquired from such lessor for defaulted leases. Under the second form of agreement, in addition to the aforementioned recourse to the lessor, First Sierra has the benefit of a funded cash reserve account which generally ranges from 1% to 10% of the total purchase price of the leases acquired from such lessor. Such amount is funded by the retention of a specified percentage of the purchase price for each lease as a reserve. Under the third option, First Sierra has recourse only to the cash reserve account for credit losses.

Underwriting Procedures.

         In order to qualify for participation in the Private Label Program, a lessor must satisfy certain criteria, which generally require that the majority of the lessor's business be small ticket leases ($5,000 - $250,000), generate a minimum volume of leases, have been in business a minimum of five years, have established a track record in business and personal credit, and have sufficient staff and financial resources. The specific lessor requirements vary depending upon such things as transaction size, and type and location of equipment leased.

         First Sierra's underwriting guidelines with respect to lessees contain specific requirements which vary according to the nature of the lessee's business, the size of the transaction, and the type of program under which the lessor is seeking approval. In underwriting the lessee, First Sierra considers, among other things, time in business, bank, credit and trade references, credit bureau reports on all officers, Dun & Bradstreet reports, confirmation of ownership, complete financial package, personal guarantees, maximum exposure per lessee, verification of a personal medical license, where applicable, and historical financial statements or tax returns for exposures exceeding $50,000.

         The Private Label lessor typically closes the lease transaction prior to sale to First Sierra. The lessor will have performed all the necessary credit inquiries and documentation, and will submit this information to First Sierra for review. Each lease submitted for funding from any approved lessor is individually underwritten and approved by First Sierra. Individual lease underwriting procedures generally include review of credit bureau reports and verification of bank references, trade references, and licenses. For transactions over $50,000, First Sierra reviews personal financial statements, business financial statements, and tax returns with an emphasis on cash flow and the ability to service the lease payments and debt. For each lease application First

Sierra receives, the credit department reviews all documentation and credit reviews. First Sierra performs periodic verification on all acquired leases on a random basis.

         Additional underwriting procedures will be described in the related Prospectus Supplement.

RECEIVABLES POOLS

         Information with respect to the Receivables in each Asset Pool will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the composition of such Receivables and the distribution of such Receivables by equipment type, payment frequency and current principal balance as of the applicable Cut-off Date.


DELINQUENCIES, REPOSSESSIONS, AND NET LOSSES

         Certain information relating to the Seller's delinquency, repossession and net loss experience with respect to Contracts it has originated or acquired will be set forth in each Prospectus Supplement. This information may include, among other things, the experience with respect to all Contracts in the Seller's portfolio during certain specified periods, including Contracts which may not meet the criteria for selection as a Receivable for any particular Asset Pool. There can be no assurance that the delinquency, repossession and net loss experience on any Asset Pool will be comparable to the Seller's prior experience.


                     MATURITY AND PREPAYMENT CONSIDERATIONS

         Generally, none of the Seller's originated Contracts are prepayable at any time. As more fully described in the related Prospectus Supplement, if a Contract permits a Prepayment such payment or upon a default that results in such payment, will shorten the weighted average life of the related pool of Receivables and the weighted average life of the related Securities. The rate of Prepayments on the Receivables may be influenced by a variety of economic, financial and other factors. In addition, under certain circumstances, the Company or the Seller will be obligated to acquire Receivables from the related Asset Pool pursuant to the applicable Trust Agreement or Contribution and Sale Agreement as a result of breaches of representations and warranties. Any reinvestment risks resulting from a faster or slower amortization of the related Securities which results from Prepayments will be borne entirely by the related Securityholders.

         The related Prospectus Supplement will set forth certain additional information with respect to the maturity and prepayment considerations applicable to a particular pool of Receivables and the related series of Securities.


                                  POOL FACTORS

         The "Pool Factor" for each Class of Securities will be a seven-digit decimal, which the Servicer will compute prior to each distribution with respect to such Class of Securities, indicating the remaining outstanding principal balance of such Class of Securities as of the applicable Payment Date, as a fraction of the initial outstanding principal balance of such Class of Securities. Each Pool Factor will be initially 1.0000000, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable Class of Securities. A Securityholder's portion of the aggregate outstanding principal balance of the related Class of Securities is the product of (i) the original aggregate purchase price of such Securityholder's Securities and (ii) the applicable Pool Factor.

                                  THE COMPANY

         First Sierra Receivables II, Inc. (the "Company") is a limited purpose corporation organized under the laws of the State of Delaware in October, 1995. The Company's principal executive offices are located at 218 South U.S. Highway, Suite 303, Tequesta, Florida 33469.

         The Company does not intend to engage in any business or investment activities other than acquiring, owning, leasing, transferring, receiving or pledging the assets transferred to the Company. The Company's certificate of incorporation (the "Certificate of Incorporation") limits the Company's business and investment activities to the above purposes and to any activities necessary, suitable or convenient to accomplish the foregoing or incidental thereto. Pursuant to the Company's Certificate of Incorporation, the limitations so imposed on the Company's business may only be altered upon unanimous affirmative vote of all of the Company's directors, including the Independent Director. The Company's Certificate of Incorporation requires the Company, at all times, to have at least one Independent Director. An "Independent Director" is not permitted to be a director, officer or employee of any direct or ultimate parent or affiliate of the Seller, provided, however, that such Independent Director may serve in similar capacities for other limited purpose corporations which are affiliated with the Originator. The Company's Certificate of Incorporation further prohibits the Company, without the unanimous affirmative vote of the directors, including the Independent Director, from (1) instituting or consenting to the institution of bankruptcy or insolvency proceedings, (2) merging or consolidating with another corporation, (3) incurring, assuming or guaranteeing any indebtedness other than as otherwise provided in the Certificate of Incorporation, or (4) engaging in certain other actions that would have a negative impact upon whether the separate legal identities of the Company and the Seller will be respected.

         The Company has taken steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary petition for relief by the Originator under any Insolvency Law will not result in consolidation of the assets and liabilities of the Company with those of the Seller. These steps include the creation of the Company as a separate, limited purpose corporation having a restrictive Certificate of Incorporation as described above.

         In addition, with respect to each Trust, the related Trustee will covenant that they will not at any time institute against the Company any bankruptcy, reorganization or other proceeding under any Insolvency Law. In addition, each Securityholder, by his or her purchase of the related Securities will be deemed to have covenanted that he or she will not at any time institute against the Company any bankruptcy, reorganization or other proceeding under any Insolvency Law.

         The Company will not acquire any assets other than the Receivables and other assets transferred by the Seller pursuant to the Contribution and Sale Agreements. Because the Company does not have any operating history and will not engage in any business activity other than as described above, there has not been included herein any historical or current financial information with respect to the Company.

         The Seller will warrant to the Company in each Contribution and Sale Agreement that the transfer of the related Receivables by it to the Company is a valid transfer of the Receivables to the Company. In addition, the Seller and the Company will treat the transactions described herein and in the related Prospectus Supplement as a transfer of the Receivables to the Company, and the Company will take all actions that are required to perfect the Company's ownership interest in the Receivables. Notwithstanding the foregoing, if the Seller were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the transfer of the Receivables to the Company should be recharacterized as a pledge of such Receivables to secure a borrowing of such debtor, then delays in payments of collections of Receivables to the Company could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amount of such payments could result. If the transfer of Receivables to the Company is recharacterized as a pledge, then a tax or government lien on the property of the Seller arising before the transfer of Receivables to the Company may have priority over the Company's interest in such Receivables. If the transfer of Receivables to the Company is treated as a sale, the Receivables would not be part of the Seller's bankruptcy estate and would not be available to the Seller's creditors.


                                  THE SERVICER

GENERAL

         First Sierra Financial, Inc., a Delaware corporation ("First Sierra"), was founded in June 1994. Its principal office is located at 600 Travis Street, Suite 7050, Houston, Texas 77002. Since its incorporation, First Sierra has acquired over $70 million of equipment finance leases. The common stock of First Sierra is privately held.

         As of September 30, 1995, First Sierra had 13 full time employees, of which 5 were engaged in credit and collection activities, 7 were engaged in servicing and general administration activities and 1 was engaged in marketing activities.

         First Sierra is engaged in two principal business activities. The first is the acquisition of equipment lease portfolios (the "Portfolio Acquisition Program"). The second is the acquisition of small ticket leases and a security interest in the related equipment from small independent equipment leasing companies on an on-going basis, generally as such leases are originated (the "Private Label Program"). See "The Receivables."


SERVICING

         The Leases included in each Asset Pool will be serviced by First Sierra, as the Servicer, pursuant to and in accordance with the related Servicing Agreement.

DELINQUENCY AND DEFAULT EXPERIENCE

                 As of December 31, 1995, First Sierra Financial, Inc. had not experienced any losses on the portfolio of leases originated since its inception. First Sierra has recovered the full value of defaulted lease receivables in its Private Label Program under the recourse and reserve provisions the program agreements established with sources from which First Sierra purchased the lease receivables.

         DELINQUENCY PERFORMANCE:

% of Leases Past Due                   September 30,    December 31,     March 31,      June 30,     September 30,    December 31,
                                           1994            1995            1995           1995           1995            1995
Remaining Lease Receivables              $376,233       $5,917,426      $14,741,890    $35,104,025    $63,713,023     $83,892,400

31 - 60 Days Delinquent                      0.00%            0.00%            3.60%          2.10%          1.30%           2.51%
61 - 90 Days Delinquent                      0.00%            0.00%            0.10%          0.20%          0.50%           0.45%
Over 90 Days Delinquent                      0.00%            0.00%            0.00%          0.50%          0.50%           0.08%

Total                                        0.00%            0.00%            3.70%          2.80%          2.3%            3.04%

                 Updated information with respect to delinquency and default experience will be incorporated by Reference by a filing of Form 8-K and, to the extent so filed, will be included in each subsequent Prospectus Supplement.

COLLECTION POLICIES

         On a day-to-day basis, the billing and collection process is handled by First Sierra's automated billing system. Day-to-day collections are processed through Texas Commerce Bank's cash management operations, which utilizes optical code reading technology to scan the invoices and earmark payments to a given pool, depending upon the lease funding method.

         Generally, First Sierra relies on the Lessors to undertake the initial collection efforts with respect to the lessees. First Sierra monitors lease receipts and aging results on a daily basis. If a lease payment is not received within 30 days of its schedule due date, First Sierra will send a delinquency report to the lessor, which continues to subservice the leases.
The lessor in turn is obligated to take action to prevent the delinquency from worsening. After 60 days, First Sierra contacts the lessor directly to notify it that it has 30 days to bring the account current. After 90 days, First Sierra notifies the lessor that it has 60 days to repurchase the lease, if it was purchased pursuant to a recourse program, or to re-market the equipment. After 150 days, First Sierra charges off the account.




                                  THE TRUSTEES

         The Trustee for each series of Securities will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of such Trustee set forth in the related Trust Agreement.

         With respect to each series of Securities, no resignation or removal of the Trustee and no appointment of a successor Trustee shall become effective until the acceptance of appointment by the successor Trustee. The Trustee may resign for cause at any time by giving written notice thereof to the Company and by mailing notice of resignation by first-class mail, postage prepaid, to the Securityholders of such series at their addresses appearing on the Security Register. The Trustee may be removed at any time by written notice of the holders of Securities evidencing more than 50% of the voting rights with respect to such series, delivered to the Trustee and the Company. If the Trustee shall resign, be removed, or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company shall promptly appoint a successor Trustee. If no successor Trustee shall have been so appointed by the Company or the Securityholders, or if no successor Trustee shall have accepted appointment within 30 days after any such resignation or removal, existence of incapability, or occurrence of such vacancy, the

Trustee or any Securityholder may petition any court of competent jurisdiction for the appointment of a successor Trustee.


                         DESCRIPTION OF THE SECURITIES

GENERAL

         The Securities will be issued in series. Each series of Securities (or, in certain instances, two or more series of Securities) will be issued pursuant to a Trust Agreement. The following summaries (together with additional summaries under "The Trust Agreement" below) describe all material terms and provisions relating to the Securities common to each Trust Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Trust Agreement for the related Securities and the related Prospectus Supplement.

         All of the Securities offered pursuant to this Prospectus and the related Prospectus Supplement will be rated in one of the four highest rating categories by one or more Rating Agencies.

         The Securities will generally be styled as debt instruments, having a principal balance and a specified Interest Rate. The Securities may either represent beneficial ownership interests in the related Asset Pool held by the related Trust or debt secured by certain assets of the related Issuer. To the extent that the Securities represent debt secured by certain assets of the related Asset Pool, such Securities will not represent beneficial ownership interests in the related Receivables.

         Each series or Class of Securities offered pursuant to this Prospectus may have a different Interest Rate, which may be a fixed or adjustable interest rate. The related Prospectus Supplement will specify the Interest Rate for each series or Class of Securities described therein, or the initial interest rate and the method for determining subsequent changes to the Interest Rate.

         A series may include one or more Classes of Strip Securities entitled
(i) to principal distributions, with disproportionate, nominal or no interest distributions, or (ii) to interest distributions, with disproportionate, nominal or no principal distributions. In addition, a series of Securities may include two or more Classes of Securities that differ as to timing, sequential order, priority of payment, Interest Rate or amount of distribution of principal or interest or both, or as to which distributions of principal or interest or both on any Class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the related pool of Receivables. Any such series may include one or more Classes of Accrual Securities, as to which certain accrued interest will not be distributed but rather will be added to the principal balance (or nominal balance, in the case of Accrual Securities which are also Strip Securities) thereof on each Payment Date, as hereinafter defined, or in the manner described in the related Prospectus Supplement.

         If so provided in the related Prospectus Supplement, a series may include one or more other Classes of Senior Securities that are senior to one or more other Classes of Subordinate Securities in respect of certain distributions of principal and interest and allocations of losses on Receivables.

         In addition, certain Classes of Senior (or Subordinate) Securities may be senior to other Classes of Senior (or Subordinate) Securities in respect of such distributions or losses.

GENERAL PAYMENT TERMS OF SECURITIES

         As provided in the related Trust Agreement and as described in the related Prospectus Supplement, Securityholders will be entitled to receive payments on their Securities on the specified Payment Dates. Payment Dates with respect to the Securities will occur monthly, quarterly or semi-annually, as described in the related Prospectus Supplement.

         The related Prospectus Supplement will describe the Record Date preceding such Payment Date, as of which the Trustee or its paying agent will fix the identity of the Securityholders for the purpose of receiving payments on the next succeeding Payment Date. As more fully described in the related Prospectus Supplement, the Payment Date may be the tenth, fifteenth or twenty-fifth day of each month (or, in the case of quarterly-pay Securities, the tenth, fifteenth or twenty-fifth day of every third month; and in the case of semi-annual pay Securities, the tenth, fifteenth or twenty-fifth day of every sixth month) and the Record Date will be the close of business as of the last day of the calendar month that precedes the calendar month in which such Payment Date occurs.

         As more fully provided in the related Prospectus Supplement, each Trust Agreement will describe a Remittance Period preceding each Payment Date (for example, in the case of monthly-pay Securities, the calendar month preceding the month in which a Payment Date occurs). As more fully provided in the related Prospectus Supplement, collections received on or with respect to the related Receivables held by a Trust during a Remittance Period will be required to be remitted by the Servicer to the related Trustee prior to the related Payment Date and will be used to fund payments to Securityholders on such Payment Date. As may be described in the related Prospectus Supplement, the related Trust Agreement may provide that all or a portion of the payments collected on or with respect to the related Receivables may be applied by the related Trustee to the acquisition of additional Receivables during a specified period (rather than be used to fund payments of principal to Securityholders during such period) with the result that the related Securities will possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities. The revolving period is one of structural features related to the conclusion that under certain structures the Securities are considered debt of the particular issuer for federal income tax considerations. The duration of the revolving period and the requirements to be satisfied by additional Receivables will be specified in the related Prospectus Supplement. Any direct or indirect costs to investors associated with a revolving period will be discussed in the related Prospectus Supplement.

         In addition, and as may be described in the related Prospectus Supplement, the related Trust Agreement may provide that all or a portion of such collected payments may be retained by the Trustee (and held in certain temporary investments, including Receivables) for a specified period prior to being used to fund payments of principal to Securityholders.

         Such retention and temporary investment by the Trustee of such collected payments may be required by the related Trust Agreement for the purposes of (a) slowing the amortization rate of the related Securities relative to the rent payment schedule of the related Receivables, or (b) attempting to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related Prospectus Supplement, resulting in distributions to the specified Securityholders and an acceleration of the amortization of such Securities.

         Neither the Securities nor the underlying Receivables will be guaranteed or insured by any governmental agency or instrumentality or the Company, First Sierra, the Servicer, any Seller, any Trustee or any of their affiliates unless specifically set forth in the related Prospectus Supplement.

         As may be described in the related Prospectus Supplement, Securities of each series covered by a particular Trust Agreement will either evidence specified beneficial ownership interest in a separate Asset Pool created pursuant to such Trust Agreement or represent debt secured by the related Asset Pool. To the extent that any Asset Pool includes certificates of interest or participations in Receivables, the related Prospectus Supplement will describe the material terms and conditions of such certificates or participations.


BOOK-ENTRY REGISTRATION

         As may be described in the related Prospectus Supplement, Securityholders of a given series may hold their Securities through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

         Cede, as nominee for DTC, will hold the global Securities in respect of a given series. CEDEL and Euroclear will hold omnibus positions on behalf of the CEDEL Participants (as defined below) and the Euroclear Participants (as defined below) (collectively, the "Participants"), respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

         DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of notes or certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

         Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

         Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

         The Securityholders of a given series that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities of such series may do so only through Participants and Indirect Participants. In addition, Securityholders of a given series will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, Securityholders of a given series may experience some delay in their receipt of payments, since such payments will be forwarded by the applicable Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or such Securityholders. It is anticipated that the only "Securityholder" in respect of any series will be Cede, as nominee of DTC. Securityholder of a given series will not be recognized as Securityholders of such series, and such Securityholders will be permitted to exercise the rights of Securityholders of such series only indirectly through DTC and its Participants.

         Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Securities of a given series among Participants on whose behalf it acts with respect to such Securities and to receive and transmit distributions of principal of, and interest on, such Securities. Participants and Indirect Participants with which the Securityholders of a given series have accounts with respect to such Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders of such series. Accordingly, although such Securityholders will not possess Securities, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

         Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder of a given series to pledge Securities of such series to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.

         DTC will advise the Trustee in respect of each Series that it will take any action permitted to be taken by a Securityholder of the related series only at the direction of one or more Participants to whose accounts with DTC the Securities of such series are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

         CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 28 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the "Euroclear Operator" (as defined below), and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The "Euroclear Operator" is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of relationship with persons holding through Euroclear Participants.

         Except as required by law, the Trustee in respect of a series will not have any liability for any aspect of the records relating to or payments made or account of beneficial ownership interests of the related Securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE NOTES

         As may be described in the related Prospectus Supplement, the Securities will be issued in fully registered, certificated form ("Definitive Securities") to the Securityholders of a given series or their nominees, rather than to DTC or its nominee, only if (i) the Trustee in respect of the related series advises in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Securities and such Trustee is unable to locate a qualified successor, (ii) such Trustee, at its option, elects to terminate the book-entry-system through DTC or (iii) after the occurrence of an "Event of Default" under the related Indenture or a default by the Servicer under the related Trust Agreements, Securityholders representing at least a majority of the outstanding principal amount of such Securities advise the applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in such Securityholders' best interest.

         Upon the occurrence of any event described in the immediately preceding paragraph, the applicable Trustee will be required to notify all such Securityholders through Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing such Securities and receipt of instructions for re-registration, the applicable Trustee will reissue such Securities as Definitive Securities to such Securityholders.

         Distributions of principal of, and interest on, such Securities will thereafter be made by the applicable Trustee in accordance with the procedures set forth in the related Indenture or Trust Agreement directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable Record Date specified for such Securities in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the applicable Trustee. The final payment on any such Security, however, will be made only upon presentation and surrender of such Security at the office or agency specified in the notice of final distribution to the applicable Securityholders.

         Definitive Securities in respect of a given series of Securities will be transferable and exchangeable at the offices of the applicable Trustee or of a certificate registrar named in a notice delivered to holders of such Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

REPORTS TO SECURITYHOLDERS

         With respect to each series of Securities, on or prior to each Payment Date for such series, the Servicer, Company or Trustee will forward or cause to be forwarded to each holder of record of such class of Securities a statement or statements with respect to the related Asset Pool setting forth the information specifically described in the related Trust Agreement which generally will include the following information:

                 (i) the amount of the distribution with respect to each class of Securities;

                 (ii)    the amount of such distribution allocable to principal;

                 (iii)   the amount of such distribution allocable to interest;

                 (iv) the Pool Balance, if applicable, as of the close of business on the last day of the related Remittance Period;

                 (v) the aggregate outstanding principal balance and the Pool Factor for each Class of Securities after giving effect to all payments reported under (ii) above on such Payment Date;

                 (vi) the amount paid to the Servicer, if any, with respect to the related Remittance Period;

                (vii) the amount of the aggregate purchase amounts for Receivables that have been reacquired, if any, for such Remittance Period; and

                 (viii) the amount of coverage under any letter of credit, financial guaranty insurance policy, reserve account or other form of credit enhancement covering default risk as of the close of business on the applicable Payment Date and a description of any Credit Enhancement substituted therefor.

         Each amount set forth pursuant to subclauses (i), (ii), (iii) and (v) with respect to the Securities of any series will be expressed as a dollar amount per $1,000 of the initial principal balance of such Securities, as applicable.

         Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the applicable Trustee will provide to the Securityholders a statement containing the amounts described in (ii) and (iii) above for that calendar year and any other information required by applicable tax laws, for the purpose of the Securityholders' preparation of federal income tax returns.


                      DESCRIPTION OF THE TRUST AGREEMENTS

         The following summary describes certain terms of each Trust Agreement pursuant to which an Asset Pool will be created and the related Securities in respect of such Asset Pool will be issued. For purposes of this Prospectus, the term "Trust Agreement" as used with respect to a Trust means, collectively, and except as otherwise specified, any and all agreements relating to the establishment of the related Trust, the servicing of the related Receivables and the issuance of the related Securities, including without limitation the Indenture, (i.e. pursuant to which any Notes shall be issued). Forms of the Trust Agreement have been filed as exhibits to the Registration Statement of which the Prospectus forms a part. The summary does not purport to be complete. It is qualified in its entirety by reference to the provisions of the Trust Agreements.


ASSIGNMENT OF THE RECEIVABLES

         On the Closing Date specified with respect to any given series of Securities (the "Closing Date"), the Company will receive the related Receivables from the Seller pursuant to a Contribution and Sale Agreement. The Company will either transfer such Receivables to a Trust pursuant to a Pooling Agreement, or will pledge the Company's right, title and interests in and to such Receivables to a Trustee on behalf of Securityholders pursuant to an Indenture. The rights and benefits of the Company under such Contribution and Sale Agreement will be assigned to the Trustee on behalf of Securityholders as collateral for the Securities of the related series issued by a Trust or pursuant to an Indenture. The obligations of the Company and the Servicer under such Trust Agreements include those specified below and in the related Prospectus Supplement.

         In each Contribution and Sale Agreement, the Seller will agree, and in each Trust Agreement, the Servicer will agree, to indicate in its computer records that the Receivables included in the related Asset Pool have been sold to the Company, and, as appropriate, transferred to the related Trust and/or pledged under the related Indenture. As specified in the related Trust Agreement, a custodian, as may be specified therein (the "Custodian") or the Trustee will have possession of that portion of the related Lease Files representing the original lease documentation, including, any lease documentation constituting "chattel paper" under the UCC.

         With respect to each Asset Pool, First Sierra, as Seller, will file UCC financing statements with respect to the sale, contribution, transfer and assignment of the related Receivables to the Company. If the Issuer is a Trust, the Company will file UCC financing statements with respect to the sale, transfer and assignment of such Receivables to such Trust. In addition, if applicable, the Issuer will file UCC financing statements with respect to the security interest in its assets granted to the Indenture Trustee under the related Indenture. Since the Lease Files will remain in First Sierra's possession, as Servicer, and will not be stamped or otherwise marked to reflect the sale, contribution, transfer and assignment of the related Receivables to the Company, the Trust and/or the Trustee, as applicable, if a subsequent purchaser were able to take possession of the related Lease for new value in the ordinary course of its business without actual knowledge of the assignments, the Company's, the Trust's and/or the Trustees, as applicable, interests in such Receivables could be defeated. See "Certain Legal Aspects of the Receivables."

         Any Receivables to be included in an Asset Pool in substitution for other Receivables will also be acquired by the Company from the Seller under the related Contribution and Sale Agreement. Any substitute lease would be required to satisfy criteria set forth in the relevant transaction documents and described in the related prospectus supplement. Any additional costs, direct or indirect associated with the substitution of Leases will be discussed in the related Prospectus Supplement.

REPRESENTATIONS AND WARRANTIES

         With respect to each Asset Pool, the Seller will make certain representation and warranties pursuant to the Contribution and Sale Agreement with respect to the related Receivables. In the related Pooling Agreement (or, if the Issuer is the Company, in the related Indenture), the Company will assign such representations and warranties to the related Trust (or the related Trustee) and will represent and warrant that the Company has taken no action to which would cause such representations and warranties of the Seller to be false in any material respect. Under the related Trust Agreement, in the event the Servicer or the related Trustee discovers or by written notice is informed that any such representation or warranty of the Seller or Company is untrue, the Servicer and such Trustee will be obligated to use reasonable efforts to enforce the obligation of the Seller or Company set forth in the related Contribution and Sale Agreement or the related Pooling Agreement to purchase any Receivable included in the related Asset Pool materially and adversely affected by such untruth. The Seller or Company will be obligated to purchase each such Receivable on or prior to the thirtieth day after such discovery or notice (or such later date as the Seller or Company and such Trustee shall agree); provided, that the Seller or Company will not be required to purchase any such Receivable if such untruth has been cured in all material aspects or if such Receivable is replaced with a substitute Receivable (if and to the extent substitution is permitted in the related Trust Agreement). Any such repurchase shall be the sole remedy for any such breach. The purchase price for any Receivable so purchased (the "Warranty Purchase Price") will be based on the then Discounted Lease Balance or Discounted Lease and Residual Balance of such Receivable as further described in the related Prospectus Supplement. All such payments will be deposited in the related Collection Account.

         In each Contribution and Sale Agreement, the Seller will also make representations and warranties to the Company to the effect that, among other things, as of the closing date for the issuance of any related Securities: (a) the Seller is duly formed as a corporation and in good standing under the laws of the State of Delaware, it has the requisite power and authority to consummate the transactions contemplated thereby and such Contribution and Sale Agreement constitutes a legal, valid and binding obligation of the Seller and
(b) the contribution and sale of the related Receivables thereunder constitute a valid contribution, sale, transfer and assignment to the Company of all right, title and interest of the Seller therein (subject, in the case of Leased Vehicles, to applicable titling statutes), and such Receivables will be held by the Company free and clear of any lien of any person claiming through or under the Seller, except for liens created by or permitted under the related Trust Agreement.

         In each Trust Agreement, the Company will make representations and warranties to the effect that, among other things, as of the closing date for the issuance of any related Securities: (a) the Company is duly incorporated and in good standing under the laws of the State of Delaware, it has the corporate power and authority to consummate the transactions contemplated thereby and such Trust Agreement constitutes a legal, valid and binding agreement of the Company; and (b) if the Issuer is a Trust, the transfer of the Receivables pursuant to such Trust Agreement constitutes a valid sale, transfer and assignment to such Trust of all right, title and interest of the Company in such Receivables, and such Receivables will be held by such Trust free and clear of any lien of any person claiming through the Company, except for liens created or permitted by the such Trust Agreement. In the related Indenture, if any, the Issuer will represent and warrant to the related Indenture Trustee that (a) no interest in any Receivable conveyed by such Issuer to such Indenture Trustee thereunder has been sold, transferred or pledged by such Issuer to any other person, (b) upon execution and delivery of such Indenture by such Issuer, such Indenture Trustee shall have all of the right, title and interest of the Issuer in such Receivables, free of any lien, and (c) all UCC filings have been made to give such Indenture Trustee, a first priority perfected security interest in the Issuer's interest in such Lease and the related Equipment (if such Equipment is located in a state in which a UCC filing was made), subject to liens permitted by the related Trust Agreement and liens which have priority by operation of law.

         In each Contribution and Sale Agreement, the Seller will agree to do nothing to impair the rights of the Company in the Receivables included in the related Asset Pool, except as it is expressly permitted to do in its capacity as the Servicer under the related Trust Agreement. In each Trust Agreement, the Company will covenant that, except for the sale and conveyances pursuant thereto, and the interests created under, such Trust Agreement or as otherwise permitted therein, the Company will not sell, pledge, assign or transfer any interest in any Receivables included in the related Asset Pool.

ACCOUNTS

         With respect to each series of Securities issued by a Trust, the Servicer will establish and maintain with the applicable Trustee one or more accounts, in the name of such Trustee on behalf of the related Securityholders, into which all payments made on or with respect to the related Receivables will be deposited (the "Collection Account"). The Servicer will also establish and maintain with such Trustee separate accounts, in the name of such Trustee on behalf of such Securityholders, in which amounts released from the Collection Account and the reserve account or other Credit Enhancement, if any, and to the extent provided, for distribution to such Securityholders will be deposited and from which distributions to such Securityholders will be made (the "Distribution Account").

         Any other accounts to be established with respect to a Trust, including any reserve account, will be described in the related Prospectus Supplement.

         For any series of Securities, funds in the Collection Account, the Distribution Account, any reserve account and other accounts identified as such in the related Prospectus Supplement (collectively, the "Trust Accounts") shall be invested as provided in the related Trust Agreement in Eligible Investments. Subject to certain conditions, Eligible Investments may include securities issued by the Company or its affiliates or other trusts created by the Company or its affiliates. Except as described below or in the related Prospectus Supplement, Eligible Investments are limited to obligations or securities that mature not later than the business day immediately preceding the next distribution. However, subject to certain conditions, funds in the reserve account may be invested in securities that will not mature prior to the date of the next distribution and will not be sold to meet any shortfalls. Thus, the amount of cash in any reserve account at any time may be less than the balance of such reserve account. If the amount required to be withdrawn from any reserve account to cover shortfalls in collections on the related Receivables exceeds the amount of cash in such reserve account a temporary shortfall in the amounts distributed to the related Securityholders could result, which could, in turn, increase the average life of the Securities of such series. Except as otherwise specified in the related Prospectus Supplement, investment earnings on funds deposited in the applicable Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), shall be deposited in the applicable Collection Account on each Payment Date and shall be treated as collections of interest on the related Receivables.

         The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution has a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or the related Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which (i) (A) has either (w) a long-term unsecured debt rating acceptable to the Rating Agencies or (x) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies or (B) the parent corporation of which has either (y) a long-term unsecured debt rating acceptable to the Rating Agencies or (z) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.

         To the extent that the Seller's unsecured debt ratings are acceptable to the Rating Agencies, amounts deposited to any Trust Account may be commingled with the Seller's general account moneys. Any rights to so commingle moneys will be described in the related Prospectus Supplement.

PRE-FUNDING ACCOUNT

         In accordance with the provisions that may be set forth in the related Prospectus Supplement, a portion of the issuance proceeds of the Securities of a particular series (such amount, the "Pre-Funded Amount") will be deposited in an account (the "Pre-Funding Account") to be established with the Trustee, which will be used to acquire Additional Receivables from time to time during time period specified in the related Prospectus Supplement. Prior to the investment of the Pre-Funded Amount in Additional Receivables, such Pre-Funded Amount will be invested in certain temporary investments satisfying certain eligibility criteria more fully described in the related Prospectus Supplement. Although the specific criteria with respect to such temporary investments will be specified in the related Prospectus Supplement, such temporary investments will be highly rated, short-term securities.

         During any Pre-Funding Period, the Company will be obligated (subject only to the availability thereof) to acquire from the Seller and to either transfer to a Trust or pledge to a Trustee on behalf of Securityholders, Additional Receivables from time to time during such Pre-Funding Period. Such Additional Receivables will be required to satisfy certain eligibility criteria more fully set forth in the related Prospectus Supplement.

         Although the specific parameters of the Pre-Funding Account with respect to any issuance of Securities will be specified in the related Prospectus Supplement, it is anticipated that: (a) the Pre-Funding Period will not exceed 120 days from the related Closing Date, (b) that the Additional Leases to be acquired during the Pre-Funding Period will be subject to the same representations and warranties as the Leases included in the related Asset Pool on the Closing Date (although additional criteria may also be required to be satisfied, as described in the related Prospectus Supplement) and (c) that the Pre-Funded Amount will not exceed 25% of the principal amount of the Securities issued pursuant to a particular offering.


SUBSTITUTION

         Subject to the limitations set forth in the related Prospectus Supplement, pursuant to the related Trust Agreement, the Company may have the ability to substitute a comparable Lease, together with an interest in the related Equipment, for and replace any Lease that defaults, terminates prior to its scheduled termination date or becomes subject to purchase by the Seller, the Company or the Servicer as a result of the breach of the representations, warranties or covenants by the Seller, the Company or the Servicer, as applicable, with respect to such Lease. The related Prospectus Supplement will describe the limitations, if any, on the ability of the Company to substitute Receivables with respect to any Asset Pool and the criteria to be satisfied with respect to any Receivable to be added to an Asset Pool in substitution of another Receivable. The Company will acquire all such Receivables under the related Contribution and Sale Agreement.

         The Company will also have the right to substitute Equipment under any Lease for comparable Equipment so long as there is no change in the amount, number or timing of the scheduled payments with respect to such Lease and the Residual Value of the substitute Equipment is not less than the Residual Value of the original Equipment, and, to the extent provided in the related Prospectus Supplement, the Company may also have the right to permit add-ons and upgrades with respect to any Lease.

         Upon the replacement of a Lease and/or Equipment with a substitute Lease and/or Equipment as described above, the interest of the related Trustee in such replaced Lease and/or Equipment shall be terminated and, if it has been transferred to the related Trust, such replaced Lease and/or Equipment shall be transferred to the Company.


SERVICING PROCEDURES

         In accordance with the Servicer's procedures set forth under "Underwriting Procedures" herein, with respect to each series of Securities, the Servicer will make reasonable efforts to collect all payments due with respect to the Receivables held in the related Asset Pool and, in a manner consistent with the related Trust Agreement, will continue such collection procedures as the Servicer follows with respect to the particular type of Receivable in the particular pool it services for itself and others.
Consistent with its normal procedures, the Servicer may, in its discretion and on a case-by-case basis, arrange with the Lessee on a Receivable to extend or modify the payment schedule. Some of such arrangements (including, without limitation any extension of the payment schedule beyond the final scheduled Payment Date for the related Securities may result in the Servicer acquiring such Receivable if such Contract becomes a Defaulted Contract. The Servicer may sell the Equipment securing the respective Defaulted Contract, if any, at a public or private sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables".

PAYMENTS ON RECEIVABLES

         With respect to each series of Securities, the Servicer will deposit all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected within two (2) business days of receipt thereof in the related collection facility (a "Lockbox"). As specified in the related Prospectus Supplement, the Servicer will be required to deposit payments on the related Receivables (from whatever source) collected during each collection period (each, a "Collection Period") into the related Collection Account on a specified day each month. Pending deposit into the related Collection Account, collections in the Lockbox may be invested by the Servicer at its own risk and for its own benefit, and will not be segregated from funds of the Servicer.


SERVICING COMPENSATION

         As may be described in the related Prospectus Supplement with respect to any series of securities issued by a Trust, the Servicer will be entitled to receive a servicing fee for each Collection Period (the "Servicing Fee") in an amount equal to a specified percentage per annum (as set forth in the related Prospectus Supplement, the "Servicing Fee Rate") of the Pool Balance as of the first day of such Collection Period. Each Prospectus Supplement and Servicing Agreement will specify the priority of distributions with respect to the Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates), such Servicing Fee may be paid prior to any distribution to the related Securityholders.

         The Servicer will also collect and retain any late fees, the penalty portion of interest paid on past due amounts and other administrative fees or similar charges allowed by applicable law with respect to the Receivables, and will be entitled to reimbursement from each Trust for certain expenses to the extent provided in the related Servicing Agreement or Pooling Agreement, as the case may be. Payments by or on behalf of Lessees will be allocated to scheduled payments and late fees and other charges in accordance with the Servicer's normal practices and procedures.

         The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of similar types of receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Lessees on the Receivables, investigating delinquencies, sending payment coupons to Lessees, paying costs of collection and disposition of defaults, and policing the collateral. The Servicing Fee also will compensate the Servicer for administering the Receivables, accounting for collections and furnishing statements to the applicable Trustee and the applicable Indenture Trustee, if any, with respect to distributions. The Servicing Fee also will reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Receivables.


DISTRIBUTIONS

         With respect to each series of Securities, beginning on the Payment Date specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each Class of such Securities entitled thereto will be made by the applicable Indenture Trustee to the Noteholders and by the applicable Trustee to the Certificateholders of such series. The timing, calculation, allocation, order, source, priorities of and requirements for each class of Noteholders and all distributions to each class of Certificateholders of such series will be set forth in the related Prospectus Supplement.

         With respect to each series of Securities, on each Payment Date collections on the related Receivables will be transferred from the Collection Account to the Distribution Account for distribution to Securityholders, respectively, to the extent provided in the related Prospectus Supplement. Credit Enhancement, such as a reserve account, may be available to cover any shortfalls in the amount available for distribution on such date, to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, and unless otherwise specified therein, distributions in respect of principal of a Class of Securities of a given series will be subordinate to distributions in respect of interest on such Class, and distributions in respect of the Certificates of such series may be subordinate to payments in respect of the Notes of such series.


CREDIT ENHANCEMENTS

         The amounts and types of Credit Enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each class of Securities of a given series will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit enhancement may be in the form of a Policy, subordination of one or more Classes of Securities, reserve accounts, overcollateralization, letters of credit, credit or liquidity facilities, third party payments or other support, surety bonds, guaranteed cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, Credit Enhancement for a Class of Securities may cover one or more other Classes of Securities of the same series, and Credit Enhancement for a series of Securities may cover one or more other series of Securities.

         The presence of Credit Enhancement for the benefit of any Class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders or such Class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. As more specifically provided in the related Prospectus Supplement, the credit enhancement for a Class or series of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any Credit Enhancement or which are not covered by any Credit Enhancement, Securityholders of any Class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of Credit Enhancement covers more than one series of Securities, Securityholders of any such series will be subject to the risk that such Credit Enhancement will be exhausted by the claims of Securityholders of other series.


STATEMENTS TO INDENTURE TRUSTEES AND TRUSTEES

         Prior to each Payment Date with respect to each series of Securities, the Servicer will provide to the applicable Indenture Trustee and/or the applicable Trustee and Credit Enhancer as of the close of business on the last day of the preceding related Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such series described under "Description of the Securities--Reports to Securityholders".

EVIDENCE AS TO COMPLIANCE

         Each Trust Agreement will provide that a firm of independent public accountants will furnish to the related Trust and/or the applicable Indenture Trustee and Credit Enhancer, annually, a statement as to compliance by the Servicer during the preceding twelve months (or, in the case of the first such certificate, the period from the applicable Closing Date) with certain standards relating to the servicing of the Receivables.

         Each Trust Agreement will also provide for delivery to the related Trust and/or the applicable Indenture Trustee of a certificate signed by an officer of the Servicer stating that the Servicer either has fulfilled its obligations under such Trust Agreement in all material respects throughout the preceding 12 months (or, in the case of the first such certificate, the period from the applicable Closing Date) or, if there has been a default in the fulfillment of any such obligation in any material respect, describing each such default. The Servicer also will agree to give each Indenture Trustee and each Trustee notice of certain "Servicer Defaults" (as defined below) under the related Trust Agreement.

         Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the applicable Indenture Trustee or the applicable Trustee.


CERTAIN MATTERS REGARDING THE SERVICER

         With respect to each series of Securities issued by a Trust, each Trust Agreement will provide that First Sierra may not resign from its obligations and duties as Servicer thereunder, except upon determination that First Sierra's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Trustee or a successor servicer has assumed First Sierra's servicing obligations and duties under the Trust Agreement.

         Except as otherwise provided in the related Prospectus Supplement, each Trust Agreement will further provide that neither the Servicer nor any of its respective directors, officers, employees, or agents shall be under any liability to the related Issuer or the related Securityholders for taking any action or for refraining from taking any action pursuant to such Trust Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, such Trust Agreement will provide that the Servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under such Trust Agreement and that, in its opinion, may cause it to incur any expense or liability.

         Under the circumstances specified in any such Trust Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer or, with respect to its obligations as Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under such Trust Agreement.


SERVICER DEFAULT

         Except as otherwise provided in the related Prospectus Supplement, "Servicer Default" under a Trust Agreement will include (i) any failure by the Servicer to deliver to the applicable Trustee for deposit in any of the related Trust Accounts any required payment or to direct such Trustee to make any required distributions therefrom, which failure continues unremedied for greater than three (3) Business Days after written notice from such Trustee is received by the Servicer or after discovery by the Servicer; (ii) any failure by the Servicer or the Company, as the case may be, duly to observe or perform in any material respect any other covenant or agreement in such Trust Agreement, which failure materially and adversely affects the rights of the related Securityholders and which continues unremedied for greater than ninety (90) days after the giving of written notice of such failure (1) to the Servicer or the Company, as the case may be, by the applicable Trustee or (2) to the Servicer or the Company, as the case may be, and to the applicable Trustee by holders of the related Securities, as applicable, evidencing not less than 25% of the voting rights of such outstanding Securities; and (iii) any Insolvency Event. An "Insolvency Event" shall mean financial insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the Servicer or the Company and certain actions by the Servicer or the Company indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations.


RIGHTS UPON SERVICER DEFAULT

         As more fully described in the related Prospectus Supplement, as long as a Servicer Default under a Trust Agreement remains unremedied, the applicable Trustee, Credit Enhancer or holders of Securities of the related series evidencing not less than 25% of the voting rights of such then outstanding Securities may terminate all the rights and obligations of the Servicer, if any, under such Trust Agreement, whereupon a successor servicer appointed by such Trustee or such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Trust Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such bankruptcy trustee or official may have the power to prevent the applicable Trustee or such Securityholders from effecting a transfer of servicing. In the event that the Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $25,000,000 and whose regular business includes the servicing of a similar type of receivables. Such Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation payable to the Servicer under the related Trust Agreement.


WAIVER OF PAST DEFAULTS

         With respect to each Asset Pool, unless otherwise provided in the related Prospectus Supplement and subject to the approval of any Credit Enhancer, the holders of Notes evidencing at least a majority of the voting rights of such then outstanding Securities may, on behalf of all Securityholders of the related Securities, waive any default by the Servicer, or by the Company, in the performance of its obligations under the related Trust Agreement and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with such Trust Agreement. No such waiver shall impair the Securityholders' rights with respect to subsequent defaults.


AMENDMENT

         As more fully described in the related Prospectus Supplement, each of the Trust Agreements may be amended by the parties thereto, without the consent of the related Securityholders, for the purpose of (a) adding any provisions to or changing in any manner or eliminating any of the provisions of such Trust Agreements or (b) modifying in any manner the rights of such Securityholders; provided that such action will not, in the opinion of counsel satisfactory to the applicable Trustee, materially and adversely affect the interests of any such Securityholder and, to the extent provided in the related Prospectus Supplement, to which the related Credit Enhancer may consent. As may be described in the related Prospectus Supplement, the Trust Agreements may also be amended by the Company, the Servicer, and the applicable Trustee with the consent of the holders of Securities evidencing at least a majority of the voting rights of such then outstanding Securities for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Trust Agreements or of modifying in any manner the rights of such Securityholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of such Securityholders or (ii) reduce the aforesaid percentage of the Securities of such series which are required to consent to any such amendment, without the consent of the Securityholders of such series.


INSOLVENCY EVENT

         As described in the related Prospectus Supplement, if an Insolvency Event occurs with respect to the Company, the Receivables held in each Asset Pool will be liquidated and each Trust will be terminated 90 days after the date of such Insolvency Event, unless, before the end of such 90-day period, the Trustee of such Trust shall have received written instructions from each of the related Securityholders (other than the Company) and/or Credit Enhancer to the effect that such party disapproves of the liquidation of such Receivables and termination of such Trust. Promptly after the occurrence of any Insolvency Event with respect to the Company, notice thereof is required to be given to such Securityholders and/or Credit Enhancer; provided, however, that any failure to give such required notice will not prevent or delay termination of any Trust. Upon termination of any Trust, the applicable Trustee shall direct that the assets of such Trust be promptly sold (other than the related Trust Accounts) in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of such Receivables will be treated as collections on such Receivables and deposited in the related Collection Account. If the proceeds from the liquidation of such Receivables and any amounts on deposit in the Reserve Account, if any, and the related Distribution Account are not sufficient to pay the Securities of the related series in full, and no additional Credit Enhancement is available, the amount of principal returned to Securityholders will be reduced and some or all of such Securityholders will incur a loss.

         Each Trust Agreement will provide that the applicable Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to any related Trust without the unanimous prior approval of all Certificateholders (including the Company, if applicable) of such Trust and the delivery to such Trustee by each such Certificateholder of a certificate certifying that such Certificateholder reasonably believes that such Trust is insolvent.


TERMINATION

         With respect to each Trust formed by the Company to issue Securities, the obligations of the Servicer, the Company and the applicable Trustee pursuant to the related Trust Agreements will terminate upon the earlier to occur of (i) the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any such remaining Receivables and (ii) the payment to Securityholders of the related series of all amounts required to be paid to them pursuant to such Trust Agreement. As more fully described in the related

Prospectus Supplement, in order to avoid excessive administrative expense, the Servicer will be permitted in respect of the applicable Asset Pool, unless otherwise specified in the related Prospectus Supplement, at its option to purchase from such Asset Pool, as of the end of any Collection Period immediately preceding a Payment Date, if the Discounted Contract Balance of the related Contracts is less than a specified percentage (set forth in the related Prospectus Supplement) of the initial Pool Balance in respect of such Asset Pool, all such remaining Receivables at a price equal to the Aggregate Discounted Contract Balance of the related Securities will be redeemed following such purchase. Unless otherwise provided in the related Prospectus Supplement, the Trustee shall not be required to solicit bids from third parties.

         If and to the extent provided in the related Prospectus Supplement with respect to an Asset Pool, the applicable Trustee will, within ten days following a Payment Date as of which the Pool Balance is equal to or less than the percentage of the initial Pool Balance specified in the related Prospectus Supplement, solicit bids for the purchase of the Receivables remaining in such Trust, in the manner and subject to the terms and conditions set forth in such Prospectus Supplement. If such Trustee receives satisfactory bids as described in such Prospectus Supplement, then the Receivables remaining in such Asset Pool will be sold to the highest bidder.

         As more fully described in the related Prospectus Supplement, any outstanding Notes of the related series will be redeemed concurrently with either of the events specified above and the subsequent distribution to the related Certificateholders of all amounts required to be distributed to them pursuant to the applicable Trust Agreement may effect the prepayment of the Certificates of such series.


                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

GENERAL

         To the extent provided in the related Prospectus Supplement, the Contracts that comprise the Receivables are "chattel paper" as defined in the Uniform Commercial Code in effect in the State of Texas; the governing laws chosen in the First Sierra forms of lease contract. The governing law of the lease contracts acquired by the Seller pursuant to its Portfolio Acquisition Program may vary as specified in the related Prospectus Supplement. Pursuant to the UCC for most purposes, a sale of chattel paper is treated in a manner similar to a transaction creating a security interest in chattel paper. To the extent provided in the related Prospectus Supplement, First Sierra and the Company will cause the filing of appropriate UCC-1 financing statements to be made with the appropriate governmental authorities. Under the Trust Agreement, the Servicer will be obligated from time to time to take such actions as are necessary to protect and perfect the Trust's or the Trustee's interests in the Contracts and their proceeds.

THE EQUIPMENT

         The Seller will convey the Seller's interest in the Equipment to the Company. UCC financing statements will not be filed to perfect any security interest in the Equipment unless otherwise specified in the related Prospectus Supplement. Moreover, in the event of the repossession and resale of Equipment, it may be subject to a superior lien. In such case, the senior lienholder may be entitled to be paid the full amount of the indebtedness owed to it out of the sale proceeds before such proceeds could be applied to the payment of claims of the Servicer on behalf of the Trust.

         In the event of a default by the Lessee, the Servicer on behalf of the related Trustee may take action to enforce such Defaulted Contract by repossession and resale of the leased Equipment.

Under the UCC in most states, a creditor can, without prior notice to the debtor, repossess assets securing a defaulted contract by the Lessee's voluntary surrender of such assets or by "self-help" repossession that does not involve a breach of the peace and by judicial process.

         In the event of a default by the Lessee, some jurisdictions require that the Lessee be notified of the default and be given a time period within which it may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

         The UCC and other state laws place restrictions on repossession sales, including requirements that the secured party provide the Lessee with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held and that any such sale be conducted in a commercially reasonable manner. Each Trust Agreement may require the Servicer to sell promptly any repossessed item of Equipment, reacquire such Equipment from the Asset Pool, re-lease such Equipment for the benefit of the Securityholders or take such other action as specified in the related Prospectus Supplement.

         Under most state laws, a Lessee has the right to redeem collateral for its obligations prior to actual sale by paying the secured party the unpaid balance of the obligation plus reasonable expenses for repossession, holding and preparing the collateral for disposition and arranging for its sale, plus, to the extent provided for in the written agreement of the parties, reasonable attorneys' fees.

         In addition, because the market value of the equipment of the type financed pursuant to the Receivables generally declines with age and because of obsolescence, the net disposition proceeds of leased Equipment at any time during the term of the lease may be less than the outstanding balance on the Contract principal balance which it secures. Because of this, and because other creditors may have rights in the related leased Equipment superior to those of the related Trustee, the Servicer may not be able to recover the entire amount due on a Defaulted Contract in the event that the Servicer elects to repossess and sell such leased Equipment at any time.

         Under the UCC and laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a Lessee for any deficiency on repossession and resale of the asset securing the unpaid balance of such Lessee's contract. However, some states impose prohibitions or limitations on deficiency judgments. In most jurisdictions the courts, in interpreting the UCC, would impose upon a creditor an obligation to repossess the equipment in a commercially reasonable manner and to "mitigate damages" in the event of a Lessee's failure to cure a default. The creditor would be required to exercise reasonable judgment and follow acceptable commercial practice in seizing and disposing of the equipment and to offset the net proceeds of such disposition against its claim. In addition, a Lessee may successfully invoke an election of remedies defense to a deficiency claim in the event that the Servicer's repossession and sale of the leased Equipment is found to be a retention discharging the Lessee from all further obligations under UCC Section 9-505(2). If a deficiency judgment were granted, the judgment would be a personal judgment against the Lessee for the shortfall, but a defaulting Lessee may have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

         Certain statutory provisions, including federal and state bankruptcy and insolvency laws, may also limit the ability of the Servicer to repossess and resell collateral or obtain a deficiency judgment. In the event of the bankruptcy or reorganization of a Lessee, various provisions of the Bankruptcy Code of 1978 (the "Bankruptcy Code") and related laws may interfere with or eliminate the ability of the Servicer or the Trustee to enforce its rights under the Receivables. If bankruptcy proceedings were instituted in respect of a Lessee, the Trustee could be prevented from continuing to collect payments due from or on behalf of such Lessee or exercising any remedies assigned to such Trustee without the approval of the bankruptcy court, and the bankruptcy court could permit the Lessee to use or dispose of the leased Equipment and provide the Trustee with a lien on substitute collateral, so long as such substitute collateral constituted "adequate protection" as defined under the Bankruptcy Code.

         In addition, certain of the Receivables may be leased by the Seller to governmental entities. Payment by governmental authorities of amounts due under such Contracts may be contingent upon legislative approval. Accordingly, payment delays and collection difficulties as described in the related Prospectus Supplement may limit collections with respect to certain governmental Contracts.

         These UCC and bankruptcy provisions, in addition to the possible decrease in value of a repossessed item of Equipment (equipment leased pursuant to a Finance Lease or an Operating Lease), may limit the amount realized on the sale of the collateral to less than the amount due on the related Receivable.


                           CERTAIN TAX CONSIDERATIONS

         The Prospectus Supplement for each series of Securities will summarize, subject to the limitations stated therein, federal income tax considerations relevant to the purchase, ownership and disposition of such Securities.

         The following is a general discussion of the anticipated Federal income tax consequences to the holders of Securities. The tax aspects of each Series will be reflected in the related Prospectus Supplement, and the Company will file an additional tax opinion with respect thereto by Form 8-K.

CERTIFICATES

GENERAL

                 The following is a general discussion of the material anticipated federal income tax consequences to investors of the purchase, ownership and disposition of the Certificates offered hereby. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Investor Certificates.

                 The following discussion addresses certificates of two general types: (i) certificates ("Grantor Trust Certificates") representing interests in a trust estate (a "Grantor Trust Estate"); and (ii) certificates ("Debt Certificates") that are intended to be treated for federal income tax purposes as indebtedness secured by the Equipment and Leases. For purposes of this discussion, references to a "Holder" are to the beneficial owner of an Certificate.

GRANTOR TRUST CERTIFICATES

                 With respect to each Series of Grantor Trust Certificates, Dewey Ballantine, special tax counsel to the Seller ("Special Counsel"), will deliver its opinion to the Seller that (unless otherwise limited in the applicable Prospectus Supplement) the related Grantor Trust Estate will be classified as a grantor trust and not as a partnership or an association taxable as a corporation. Accordingly, each Holder of a Grantor Trust Certificate will generally be treated as the owner of an interest in the Equipment and Leases included in the Grantor Trust Estate.

                 For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the Equipment and Leases constituting the related Grantor Trust Estate, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Certificate."

                 In certain cases in which the Leases in the Grantor Trust Estate consist entirely of Finance Leases, a Grantor Trust Certificate may be issued representing ownership of all or a portion of the difference between the interest component of the payments on the Finance Leases constituting the related Grantor Trust Estate and interest paid to the Holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Estate. Such an Certificate will be referred to as a "Grantor Trust Strip Certificate."

                 TAXATION OF HOLDERS OF GRANTOR TRUST CERTIFICATES. Holders of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their respective shares of the income from the Leases (including amounts used to pay reasonable servicing fees and other expenses but excluding amounts payable to Holders of any corresponding Grantor Trust Strip Certificates) and, subject to the limitations described below, will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. If all of the Leases in the Grantor Trust Estate consist of Finance Leases, the income from the Leases will be limited to the interest component of the payment thereon. Payments of principal generally will be treated as nontaxable recoveries of the Holder's investment. In such a case, if a Holder acquires a Grantor Trust Fractional Interest Certificate for an amount that differs from its outstanding principal amount or from the aggregate outstanding principal amount of the underlying Finance Leases, the amount includible in income on a Grantor Trust Fractional Interest Certificate may differ from the amount of interest distributable thereon. See "-- Discount and Premium," below.

                 To the extent that a Grantor Trust Certificate represents an interest in True Leases, an Certificateholder will be required to include in gross income its pro rata share of all of the payments on the True Leases and will be allowed an offsetting deduction for a portion of its basis in the Certificates. If the Certificateholder is treated as owning an undivided interest in the Equipment as well as in the Leases, the Certificateholder will be entitled to recover its basis in the form of cost recovery deductions on the Equipment. If the Certificateholder is not so treated, the method for amortizing basis over the life of the Certificates is unclear. It is possible that the Internal Revenue Service (the "IRS") may take the position that basis must be recovered in the same manner as if the Grantor Trust Certificates were debt instruments, which generally will result in a slower recovery of basis than under other methods.

                 Individuals holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such Holder's miscellaneous itemized deductions exceeds two percent of such Holder's adjusted gross income. Further, Holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining alternative minimum taxable income.

                 Holders of Grantor Trust Strip Certificates generally will be required to treat such Certificates as "stripped coupons" under section 1286 of the Internal Revenue Code of 1986 (the "Code"). Accordingly, such a Holder will be required to treat the excess of the total amount of payments on such an Certificate over the amount paid for such Certificate as original issue discount and to include such discount in income as it accrues over the life of such Certificate. See "-- Discount and Premium," below.

                 Grantor Trust Fractional Interest Certificates may also be subject to the coupon stripping rules if a class of Grantor Trust Strip Certificates is issued as part of the same series of Certificates. The consequences of the application of the coupon stripping rules would appear to be that any discount arising upon the purchase of such a Certificate (and perhaps all stated interest thereon) would be classified as original issue discount and includible in the Holder's income as it accrues (regardless of the Holder's method of accounting), as described below under "-- Discount and Premium." The coupon stripping rules will not apply, however, if (i) the pass-through rate is no more than 100 basis points lower than the gross rate of interest on the Leases and (ii) the difference between the outstanding principal balance on the Certificate and the amount paid for such Certificate is less than 0.25 percent of such principal balance times the weighted average remaining maturity of the Certificate.

                 SALES OF GRANTOR TRUST CERTIFICATES. Any gain or loss recognized on the sale of a Grantor Trust Certificate (equal to the difference between the amount realized on the sale and the adjusted basis of such Grantor Trust Certificate) will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and in the case of banks and other financial institutions except as provided under section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate will generally equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions on the Certificates.

                 GRANTOR TRUST REPORTING. The Trustee will furnish to each Holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the Leases and to interest thereon at the related Certificate Rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the Servicer, the Trustee will furnish to each Holder during such year such customary factual information as the Servicer deems necessary or desirable to enable Holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required to do so by law.

DEBT CERTIFICATES

                 With respect to each Series of Debt Certificates, Special Counsel will deliver its opinion to the Seller (unless otherwise limited in the applicable Prospectus Supplement) that the Certificates will be classified as debt of the Seller secured by the Equipment and Leases. Consequently, the Debt Certificates will not be treated as ownership interests in the Equipment and Leases or the Trust. Holders will be required to report income received with respect to the Debt Certificates in accordance with their normal method of accounting. For additional tax consequences relating to Debt Certificates purchased at a discount or with premium, see "-- Discount and Premium," below.

                 SALE OR EXCHANGE OF DEBT CERTIFICATES. If a Holder of a Debt Certificate sells or exchanges such Certificate, the Holder will recognize gain or loss equal to the difference, if any, between the amount received and the Holder's adjusted basis in the Certificate. The adjusted basis in the Certificate generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Certificate and reduced by the payments previously received on the Certificate, other than payments of qualified stated interest, and by any amortized premium.

                 In general (except as described in "-- Discount and Premium -- Market Discount," below, and except for certain financial institutions subject to section 582(c) of the Code), any gain or loss on the sale or exchange of a Debt Certificate recognized by an investor who holds the Certificate as a capital asset (within the meaning of section 1221 of the Code), will be capital gain or loss and will be long-term or short-term depending on whether the Certificate has been held for more than one year.

POSSIBLE CLASSIFICATION OF THE CERTIFICATES AS INTERESTS IN A PARTNERSHIP OR ASSOCIATION

                 Although, as described above, it is the opinion of Special Counsel that the Certificates will properly be characterized either as ownership interests in a grantor trust or as debt for Federal income tax purposes, such opinion is not binding on the IRS and thus no assurance can be given that such a characterization will prevail. If the IRS were to contend successfully that the Certificates were not interests in a grantor trust or debt obligations for Federal income tax purposes, the arrangement between the Seller and the Certificateholders might be classified as a partnership for Federal income tax purposes, as an association taxable as a corporation or as a "publicly traded partnership" taxable as a corporation.

                 If the Certificates were treated as interests in a partnership, each item of income, gain, loss, deduction and credit generated through the ownership of the Equipment and the Leases by the partnership would be passed through to the partners in such a partnership (including the Certificateholders) according to their respective interests therein. Under current law, the income reportable by the Certificateholders as partners in such a partnership could differ from the income reportable by the Certificateholders as holders of debt or of interests in a grantor trust. Except as discussed below, it is not expected that such differences would be materially adverse to Certificateholders unless the proposed legislation, discussed in the following paragraph, is enacted. If the Certificateholders were treated as partners, a cash basis Certificateholder might be required to report income when it accrues to the partnership rather than when it is received by the Certificateholder. Moreover, if Debt Certificates were treated as interests in a partnership, an individual Certificateholder's share of expenses of the partnership (such as Servicing Fees) would be miscellaneous itemized deductions that in the aggregate are allowed only to the extent they exceed two percent of the holder's adjusted gross income, meaning that the holder might be taxed on a greater amount of income than the stated interest on his Debt Certificate. Finally, if the partnership is a "publicly traded partnership" not taxable as a corporation, any taxable income allocated to an Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account), that portion of its distributive share of income from such partnership would constitute "unrelated business taxable income" to the extent such income constitutes unrelated business taxable income. Thus, whether a tax-exempt entity's share of income from a partnership is treated as unrelated business taxable income would depend on the underlying character of the income.

                 If, alternatively, the Certificates were treated as interests in an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, the resulting entity would be subject to Federal income tax at corporate tax rates on its taxable income generated by ownership of the Leases. Moreover, distributions by the entity on the Certificates probably would not be deductible in computing the entity's taxable income and all or part of distributions to Certificateholders would probably be treated as dividend income to such Certificateholders. Such an entity-level tax could result in a reduced amount of cash available for distributions to Certificateholders.

                 Since the Seller will treat the Grantor Trust Certificates as ownership interests in a grantor trust and Debt Certificates as indebtedness for Federal income tax purposes, the Trustee (and Participants and Indirect Participants) will not attempt to satisfy the tax reporting requirements that would apply under these alternative characterizations of the Certificates. Further, If the IRS were to contend successfully that the Certificates are interests in a partnership or an association taxable as a corporation, additional tax consequences would apply to Foreign Holders. Investors should consult their own tax advisors with regard to the potential application of such provisions.

DISCOUNT AND PREMIUM

                 A Debt Certificate purchased at original issue for an amount other than its outstanding principal amount generally will be subject to the rules governing original issue discount or premium. A Grantor Trust Certificate purchased for an amount other than the aggregate outstanding principal amount of the Leases in the Grantor Trust Estate generally will be subject to the rules governing market discount or premium. In addition, all Grantor Trust Strip Certificates and certain Grantor Trust Fractional Interest Certificates will be treated as having original issue discount by virtue of the coupon stripping rules in section 1286 of the Code. In general terms, (i) original issue discount is treated as a form of interest and must be included in a Holder's income as it accrues (regardless of the Holder's regular method of accounting) using a constant yield method; (ii) market discount is treated as ordinary income and must be included in a Holder's income as principal payments are made on the Certificate (or upon a sale of a Certificate); and
(iii) if a Holder so elects, premium may be amortized over the life of the Certificate and offset against inclusions of interest income. These tax consequences are discussed in greater detail below.

                 ORIGINAL ISSUE DISCOUNT. In general, an Certificate will be considered to be issued with original issue discount equal to the excess, if any, of its "stated redemption price at maturity" over its "issue price." The issue price of an Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the Certificates was sold. The issue price also includes any accrued interest attributable to the period prior to the Series Issuance Date. The stated redemption price at maturity of an Certificate is equal to the sum of all distributions to be made under such Certificate other than amounts of "qualified stated interest." Qualified stated interest is stated interest that is unconditionally payable at least annually at a single fixed rate or, unless otherwise stated in an applicable Prospectus Supplement, at one or more variable rates. The stated redemption price at maturity of any Certificate will include an amount equal to the excess (if any) of the interest payable on the first Distribution Date over the interest that accrues for the period from the Series Issuance Date to the first Distribution Date.

                 Notwithstanding the general definition, original issue discount will be treated as zero if such discount is less than 0.25 percent of the stated redemption price at maturity multiplied by its weighted average life. The weighted average life of an Certificate is apparently computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity, of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the Series Issuance Date until the date on which each such distribution is expected to be made under the assumption that the Leases prepay at a specified rate (the "Prepayment Assumption") by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the Certificate's stated redemption price at maturity. If original issue discount is treated as zero under this rule, the actual amount of original issue discount must be allocated to the principal distributions on the Certificate and, when each such distribution is received, gain equal to the discount allocated to such distribution will be recognized.

                 Section 1272(a)(6) of the Code contains special original issue discount rules directly applicable to Debt Certificates and applicable by analogy to Grantor Trust Certificates. Investors in Grantor Trust Strip Certificates should be aware that there can be no assurance that the rules described below will be applied to such Certificates. Under these rules (described in greater detail below), (i) the amount and rate of accrual of original issue discount on each Series of Certificates will be based on (x) the Prepayment Assumption, and (y) in the case of an Certificate calling for a variable rate of interest, an assumption that the value of the index upon which such variable rate is based remains equal to the value of that rate on the Series Issuance Date, and (ii) adjustments will be made in the amount of discount accruing in each taxable year in which the actual prepayment rate differs from the Prepayment Assumption.

                 Section 1272(a)(6)(B)(iii) of the Code requires that the prepayment assumption used to calculate original issue discount be determined in the manner prescribed in Treasury regulations. To date, no such regulations have been promulgated. The legislative history of this Code provision indicates that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The Seller anticipates that the Prepayment Assumption for each Series of Certificates will be consistent with this standard. The Seller makes no representation, however, that the Leases for a given Series will prepay at the rate reflected in the Prepayment Assumption for that Series or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the Certificates.

                 Each Holder must include in gross income the sum of the "daily portions" of original issue discount on its Certificate for each day during its taxable year on which it held such Certificate. For this purpose, in the case of an original Holder, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each "accrual period." The Trustee will supply, at the time and in the manner required by the IRS, to Holders, brokers and middlemen information with respect to the original issue discount accruing on the Certificates. Unless otherwise disclosed in the applicable Prospectus Supplement, the Trustee will report original issue discount based on accrual periods of one month, each beginning on a payment date (or, in the case of the first such period, the Series Issuance Date) and ending on the day before the next payment date.

                 Under section 1272(a)(6) of the Code, the portion of original issue discount treated as accruing for any accrual period will equal the excess, if any, of (i) the sum of (A) the present values of all the distributions remaining to be made on the Certificate, if any, as of the end of the accrual period and (B) the distribution made on such Certificate during the accrual period of amounts included in the stated redemption price at maturity, over (ii) the adjusted issue price of such Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated based on (i) the yield to maturity of the Certificate, calculated as of the Series Issuance Date, giving effect to the Prepayment Assumption, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, (iii) the Prepayment Assumption, and (iv) in the case of an Certificate calling for a variable rate of interest, an assumption that the value of the index upon which such variable rate is based remains the same as its value on the Series Issuance Date over the entire life of such Certificate. The adjusted issue price of an Certificate at any time will equal the issue price of such Certificate, increased by the aggregate amount of previously accrued original issue discount with respect to such Certificate, and reduced by the amount of any distributions made on such Certificate as of that time of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.

                 In the case of Grantor Trust Strip Certificates, the calculation described in the preceding paragraph may produce a negative amount of original issue discount for one or more accrual periods. No definitive guidance has been issued regarding the treatment of such negative amounts. The legislative history to section 1272(a)(6) indicates that such negative amounts may be used to offset subsequent positive accruals but may not offset prior accruals and may not be allowed as a deduction item in a taxable year in which negative accruals exceed positive accruals. Holders of such Certificates should consult their own tax advisors concerning the treatment of such negative accruals.

                 A subsequent purchaser of an Certificate that purchases such Certificate at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day on which it holds such Certificate, the daily portion of original issue discount with respect to such Certificate (but reduced, if the cost of such Certificate to such purchaser exceeds its adjusted issue price, by an amount equal to the product of (i) such daily portion and (ii) a constant fraction, the numerator of which is such excess and the denominator of which is the sum of the daily portions of original issue discount on such Certificate for all days on or after the day of purchase).

                 MARKET DISCOUNT. A Holder that purchases an Certificate at a market discount, that is, at a purchase price less than the remaining stated redemption price at maturity of such Certificate (or, in the case of an Certificate with original issue discount, its adjusted issue price), will be required to allocate each principal distribution first to accrued market discount on the Certificate, and recognize ordinary income to the extent such distribution does not exceed the aggregate amount of accrued market discount on such Certificate not previously included in income. With respect to Certificates that have unaccrued original issue discount, such market discount must be included in income in addition to any original issue discount. A Holder that incurs or continues indebtedness to acquire an Certificate at a market discount may also be required to defer the deduction of all or a portion of the interest on such indebtedness until the corresponding amount of market discount is included in income. In general terms, market discount on an Certificate may be treated as accruing either (i) under a constant yield method or (ii) in proportion to remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest on the Certificate, in any case taking into account the Prepayment Assumption. The Trustee will make available, as required by the IRS, to Holders of Certificates information necessary to compute the accrual of market discount.

                 Notwithstanding the above rules, market discount on an Certificate will be considered to be zero if such discount is less than 0.25 percent of the remaining stated redemption price at maturity of such Certificate multiplied by its weighted average remaining life. Weighted average remaining life presumably would be calculated in a manner similar to weighted average life, taking into account payments (including prepayments) prior to the date of acquisition of the Certificate by the subsequent purchaser. If market discount on an Certificate is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the Certificate and, when each such distribution is received, gain equal to the discount allocated to such distribution will be recognized.

                 CERTIFICATES PURCHASED AT A PREMIUM. A purchaser of an Certificate that purchases such Certificate at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such Certificate (a "Premium Certificate") at a premium. Such a purchaser need not include in income any remaining original issue discount and may elect, under section 171(c)(2) of the Code, to treat such premium as "amortizable bond premium." If a Holder makes such an election, the amount of any interest payment that must be included in such Holder's income for each period ending on a Distribution Date will be reduced by the portion of the premium allocable to such period based on the Premium Certificate's yield to maturity. The legislative history of the Tax Reform Act of 1986 states that such premium amortization should be made under principles analogous to those governing the accrual of market discount (as discussed above under "Market Discount"). If such election is made by the Holder, the election will also apply to all bonds the interest on which is not excludible from gross income ("fully taxable bonds") held by the Holder at the beginning of the first taxable year to which the election applies and to all such fully taxable bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If such an election is not made, (i) such a Holder must include the full amount of each interest payment in income as it accrues, and (ii) the premium must be allocated to the principal distributions on the Premium Certificate and, when each such distribution is received, a loss equal to the premium allocated to such distribution will be recognized. Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the Premium Certificate.

                 Because the interest rate on a Grantor Trust Certificate generally will be lower than the implicit interest rate on the Finance Leases that comprise the Grantor Trust Estate, the principal amount of such Certificates may be higher than the aggregate outstanding principal amount of the Finance Leases. The IRS may take the position that the existence of market discount or premium on Grantor Trust Certificates should be measured with reference to the aggregate outstanding principal balance of the Leases, rather than the Certificates. Accordingly, Holders of Grantor Trust Certificates should consult with their own advisors regarding the advisability of making a protective election to treat any premium on such Certificates as amortizable bond premium.

                 SPECIAL ELECTION. A Holder may elect to include in gross income all "interest" that accrues on the Certificate by using a constant yield method. For purposes of the election, the term "interest" includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest as adjusted by any amortizable bond premium or acquisition premium. A Holder should consult its own tax advisor regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

BACKUP WITHHOLDING

                 Distributions of interest and principal, as well as distributions of proceeds from the sale of Certificates, may be subject to the "backup withholding tax" under section 3406 of the Code at a rate of 31 percent if recipients of such distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

FOREIGN INVESTORS

                 Distributions made on a Grantor Trust Certificate or a Debt Certificate to, or on behalf of, a Holder that is not a U.S. Person generally will be exempt from U.S. federal income and withholding taxes. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income. This exemption is applicable provided (a) the Holder is not subject to U.S. tax as a result of a connection to the United States other than ownership of the Certificate, (b) the Holder signs a statement under penalties of perjury that certifies that such Holder is not a U.S. Person, and provides the name and address of such Holder, and (c) the last U.S. Person in the chain of payment to the Holder receives such statement from such Holder or a financial institution holding on its behalf and does not have actual knowledge that such statement is false. Holders should be aware that the IRS might take the position that this exemption does not apply to a Holder that also owns 10 percent or more of the total combined voting power of all classes of stock of the Seller entitled to vote, or to a Holder that is a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code.

STATE AND LOCAL TAX CONSEQUENCES

                 General. State tax consequences to each Certificateholder will depend upon the provisions of the state tax laws to which the Certificateholder is subject. Because each state's tax law varies, it is impossible to predict the tax consequences to the Certificateholders in all of the state taxing jurisdictions in which they are already subject to tax. Certificateholders are urged to consult their own tax advisors with respect to state taxes.

                 New York. New York Tax Law imposes a New York State franchise tax and a New York City general corporation tax on corporations doing business in New York State and City, respectively, measured by their net income allocated and apportioned to the state and city and the municipality. This discussion is based upon present provisions of New York law and regulations, and applicable judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from any New York agency.

                 Assuming the Certificates are treated as ownership interests in a grantor trust or as indebtedness for Federal income tax purposes, this treatment will also apply for New York tax purposes. Pursuant to this treatment, Certificateholders not otherwise subject to New York tax would not become subject to such tax solely because of their ownership of the Certificates. Certificateholders already subject to taxation in New York, however, would be required to pay tax on the income generated from ownership of these Certificates.

                 In the alternative, if the Certificates are treated as interests in a partnership (not taxable as a corporation) for Federal income tax purposes, the same treatment should also apply for New York tax purposes. In such case, New York could view the partnership as doing business in New York, and an Certificateholder not otherwise subject to taxation in New York could become subject to New York State and New York City income, franchise or withholding taxes as a result of its mere ownership of Certificates.

                 If the Certificates are instead treated as ownership interests in an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, then the entity could be subject to New York State franchise tax and New York City general corporation tax. Such taxes could result in reduced distributions to Certificateholders. An Certificateholder not otherwise subject to tax in New York would not become subject to New York taxes as a result of its mere ownership of such an interest.

NOTES

         It is intended that each Series of Notes to be issued will be treated as indebtedness of the Issuer for federal income tax purposes and not as an ownership interest in the Leases or an equity interest in the Issuer. The terms of each Indenture will require the Issuer and each Noteholder to treat each Series of Notes as indebtedness of the Issuer for federal, state, local and foreign income and other tax purposes. It is expected, however, that no regulations, published rulings or judicial decisions confirming the characterization for such tax purposes of securities with terms substantially the same as the Notes.

         If properly characterized as indebtedness, interest on the Notes will be taxable as ordinary income when received by a Noteholder on the cash method of accounting and when accrued by Noteholders on the accrual method of accounting.

         If for any reason the Notes were treated as an ownership interest in the Leases, a proportionate share of income on such Leases would be income to the holders of the Notes, and related fees and expenses would generally be deductible (subject to certain limitations on the deductibility of miscellaneous itemized deductions by individuals) and certain market discount and premium provisions of the Internal Revenue Code of 1986, as amended (the "Code") might apply to a purchaser of the Notes.

         If, alternatively, the Notes were treated as an equity interest in the Issuer, distributions on the Notes probably would not be deductible in computing the taxable income of the Issuer and all or a part of distributions to the holders of the Notes probably would be treated as dividend income to those holders. Such an Issuer-level tax could result in a reduced amount of cash available for distributions to the holders of the Notes.

         Potential Noteholders are encouraged to consult their own tax advisors with regard to the federal, state and local tax consequences of their ownership of the Notes.


STATE AND LOCAL TAX CONSEQUENCES

         State tax consequences to each Securityholder will depend upon the provisions of the state tax laws to which the Certificateholder is subject. Most states modify or adjust the taxpayer's Federal taxable income to arrive at the amount of income potentially subject to state tax. Resident individuals generally pay state tax on 100% of such state-modified income, while corporations and other taxpayers generally pay state tax only on that portion of state-modified income assigned to the taxing state under the state's own apportionment and allocation rules. Because each state's tax law varies, it is impossible to predict the tax consequences to the Securityholders in all the state taxing jurisdictions in which they are already subject to tax. Securityholders are urged to consult their own tax advisors with respect to state taxes.


                              ERISA CONSIDERATIONS

         The Prospectus Supplement for each series of Securities will summarize, subject to the limitations discussed therein, considerations under ERISA relevant to the purchase of such Securities by employee benefit plans and individual retirement accounts.


                             METHOD OF DISTRIBUTION

         The Securities offered hereby and by the related Prospectus Supplement will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the public offering or purchase price of such series and the net proceeds to the Company from such sale.

         The Company intends that Securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of Securities may be made through a combination of two or more of these methods. Such methods are as follows:

                 1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

                 2. By placements by the Company with institutional investors through dealers;

                 3. By direct placements by the Company with institutional investors; and

                 4.  By competitive bid.

         In addition, if specified in the related Prospectus Supplement, a series of Securities may be offered in whole or in part in exchange for the Receivables (and other assets, if applicable) that would comprise the Asset Pool in respect of such Securities.

         If underwriters are used in a sale of any Securities (other than in connection with an underwriting on a best efforts basis), such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The Securities will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

         In connection with the sale of the Securities, underwriters may receive compensation from the Company or from purchasers of the Securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Securities may be deemed to be underwriters in connection with such Securities, and any discounts or commissions received by them from the Company and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Prospectus Supplement will describe any such compensation paid by the Company.

         It is anticipated that the underwriting agreement pertaining to the sale of any series of Securities will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Securities if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Company will indemnify the several underwriters and the underwriters will indemnify the Company against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

         The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Company and purchasers of Securities of such series.

         Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Securities. Holders of Securities should consult with their legal advisors in this regard prior to any such reoffer or sale.


                                 LEGAL OPINIONS

         Certain legal matters relating to the issuance of the Securities of any series, including certain federal and state income tax consequences with respect thereto, will be passed upon by Dewey Ballantine, New York, New York.

                             FINANCIAL INFORMATION

         A new Asset Pool will be formed with respect to each Series of Securities and no Asset Pool will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities. The Company's activities will be limited solely to the activities of Asset Pools to be formed with respect to each Series of Securities. Accordingly, no financial statements with respect to any Asset Pool will be included in this Prospectus or in the related Prospectus Supplement.

         A Prospectus Supplement may contain the financial statements of the related Credit Enhancer, if any.


                             ADDITIONAL INFORMATION

         This Prospectus, together with the Prospectus Supplement for each series of Securities, contains a summary of the material terms of the applicable exhibits to the Registration Statement and the documents referred to herein and therein. Copies of such exhibits are on file at the offices of the Securities and Exchange Commission in Washington, D.C., and may be obtained at rates prescribed by the Commission upon request to the Commission and may be inspected, without charge, at the Commission's offices.

                                 INDEX OF TERMS


         Set forth below is a list of the defined terms used in this Prospectus and the pages on which the definitions of such terms may be found herein.

Accrual Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Additional Receivables  . . . . . . . . . . . . . . . . . . . . . . . .  12, 38
Bankruptcy Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
Cede  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
CEDEL Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Certificate of Incorporation  . . . . . . . . . . . . . . . . . . . . . . .  26
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 5
Class . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
Collection Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
Collection Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4, 26
Company's Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Cooperative . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Credit Enhancement  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Credit Enhancer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Custodian . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
Debt Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
Debt Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Definitive Securities . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Depositaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Direct Participants . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Discounted Contract Balance . . . . . . . . . . . . . . . . . . . . . . . .  11
Distribution Account  . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
DTC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Eligible Deposit Account  . . . . . . . . . . . . . . . . . . . . . . . . .  38
Eligible Institution  . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
Eligible Investment . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Equipment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Euroclear Operator  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Euroclear Participants  . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2, 15
FASB 13 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Finance Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
First Sierra  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Grantor Trust Certificates  . . . . . . . . . . . . . . . . . . . . . . . .  47
Grantor Trust Estate  . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
Grantor Trust Fractional Interest Certificate . . . . . . . . . . . . . . .  48
Grantor Trust Securities  . . . . . . . . . . . . . . . . . . . . . . . . .  15
Grantor Trust Strip Certificate . . . . . . . . . . . . . . . . . . . . . .  48
Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Indenture Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Indirect Participants . . . . . . . . . . . . . . . . . . . . . . . . .  20, 31

Insolvency Event  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
Insolvency Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Interest Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2, 7
Investment Company Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Investment Earnings . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
IRS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
Issuer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Lessee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Lessor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6, 10
Lockbox . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Operating Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Originator  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Owner Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Partnership Interests . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Pass-Through Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Payment Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Policy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 5
Pool Factor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Pooling Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Pre-Funding Account . . . . . . . . . . . . . . . . . . . . . . . . . .  11, 38
Prepayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Prospectus Supplement . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Purchase Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 5
Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Registration Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Remittance Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Rules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Securities Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Security Insurer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Securityholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Senior Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Servicer Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
Servicing Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Servicing Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
Servicing Fee Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
Special Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
Strip Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Subordinate Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Terms and Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 4
Trust Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
Trust Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Trust Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1, 5
Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

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  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR THE UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                 ---------------------

                   TABLE OF CONTENTS

                                                  PAGE
                                                  ----
                PROSPECTUS SUPPLEMENT
Available Information...........................  S-2
Reports to Certificateholders...................  S-2
Summary of Terms................................  S-3
Risk Factors....................................  S-20
The Receivables.................................  S-20
The Servicer....................................  S-29
The Trust.......................................  S-29
Description of the Certificates.................  S-30
The Trustee.....................................  S-53
Prepayment and Yield Considerations.............  S-54
The Certificate Insurance Policy and the
  Certificate Insurer...........................  S-57
Certain Federal and State Income Tax
  Considerations................................  S-61
ERISA Considerations............................  S-65
Ratings.........................................  S-66
Method of Distribution..........................  S-67
Report of Experts...............................  S-67
Legal Matters...................................  S-67
Index of Principal Defined Terms................    i
                      PROSPECTUS
Prospectus Supplement...........................    2
Available Information...........................    2
Incorporation of Certain Documents by
  Reference.....................................    2
Reports to Securityholders......................    3
Summary of Terms................................    4
Risk Factors....................................   16
Use of Proceeds.................................   21
The Issuers.....................................   22
The Asset Pools.................................   22
The Receivables.................................   23
Maturity and Prepayment Considerations..........   25
Pool Factors....................................   25
The Company.....................................   26
The Servicer....................................   27
The Trustees....................................   28
Description of the Securities...................   29
Description of the Trust Agreements.............   35
Certain Legal Aspects of the Receivables........   45
Certain Tax Considerations......................   47
ERISA Considerations............................   56
Method of Distribution..........................   56
Legal Opinions..................................   57
Financial Information...........................   58
Additional Information..........................   58
Index of Terms..................................   59

                             ---------------------

  UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CLASS A CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
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                       FIRST SIERRA RECEIVABLES II, INC.

                                  $63,381,510

                                6.29% EQUIPMENT
                                  LEASE-BACKED
                             CERTIFICATES, CLASS A
                             FIRST SIERRA EQUIPMENT
                               LEASE TRUST 1996-2
                            ------------------------
                                   PROSPECTUS
                                   SUPPLEMENT
                            ------------------------
                                  FIRST UNION
                             CAPITAL MARKETS CORP.
                                NOVEMBER 8, 1996
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